SHOPPING CENTER LEASE

between

8000 SUNSET, LTD.,

a California Limited Partnership,

Landlord

and

SCOTT MEDNICK & ASSOCIATES, INC.,
a California corporation,
doing business as
THINK NEW IDEAS, INC.,

Tenant

TABLE OF CONTENTS

ARTICLES	PAGE

I.	BASIC LEASE PROVISIONS

1.1	Definitions and Basic Lease Provisions	32
1.2	Construction of Definitions	33

II.	PREMISES

2.1	Grant of Premises	33
2.2	Floor Area	33

III.	TERM AND COMMENCEMENT DATE

3.1	Commencement Date	34
3.2	Lease Term	34

IV.	MINIMUM RENT

4.1	Payment of Rent Generally	34
4.2	Minimum Rent: Definitions and Calculations	34
4.3	Payment of Minimum Rent	35

V.	COMMON AREAS

5.1	Definition	36
5.2	Use	36
5.3	Control by Landlord	36
5.4	Common Area Costs	38
5.5	Proportionate Payment	39

VI.	USE AND CARE OF PREMISES

6.1	Operation of Business	40
6.2	Care of Premises	41

VII.	MAINTENANCE AND REPAIR OF PREMISES

7.1	Landlord's Maintenance Obligations	42
7.2	Tenant's Maintenance Obligations	42

VIII.	ALTERATIONS

8.1	Interior Alterations, Additions or Improvements	43
8.2	Exterior Alterations	43
8.3	Performance of Work: Indemnity	43
8.4	Roof Alterations	44
8.5	Mechanic's Liens	44

IX.	LANDLORD'S RIGHT OF ACCESS; USE OF ROOF

9.1	Landlord's Right of Access	44
9.2	Use of Roof	45

X.	SIGNS; STORE FRONTS

10.1	Storefront, Signs, Displays	45
10.2	Exterior Signage	45
10.3	Awnings	45

XI.	UTILITIES

11.1	Utilities Provided	45
11.2	Payment	46
11.3	No Liability	46

XII.	INDENINITY, EXCULPATION, PUBLIC LIABILITY INSURANCE AND FIRE AND EXTENDED COVERAGE INSURANCE

12.1	Tenant's Indemnity of Landlord	46
12.2	Landlord's Indemnity of Tenant	46
12.3	Consequential Damages	47
12.4	Waiver of Liability	47
12.5	Tenant's Insurance	47
12.6	Landlord's Insurance	48
12.7	Allocation of Insured Risks/Subrogation	48

XIII.	NON-LIABILITY FOR CERTAIN DAMAGES

XIV.	DAMAGE BY CASUALTY

14.1	Notice	49
14.2	Reconstruction of Premises
14.3	Extent of Reconstruction Obligation	50
14.4	Abatement of Rent	50
14.5	Waiver of Civil Code Provisions	50

XV.	EMINENT DOMAIN

15.1	Substantial Taking	50
15.2	Partial Taking	50
15.3	Taking of Common Areas	51
15.4	Proceeds	51
15.5	Waiver of California Code of Civil Procedure Section 1265.130	51

XVI.	ASSIGNMENT AND SUBLETTING

16.1	No Assignment or Subletting Without Consent	51
16.2	Request for Assignment or Sublease	51
16.3	Landlord's Response	52
16.4	Landlord's Consent	52
16.5	Profit Recapture	53
16.6	General Provisions	53

XVII.	PROPERTY TAXES

17.1	Definition of Taxes	55
17.2	Personal Property Taxes	55
17.3	Payment; Audit	56

XVIII	DEFAULT BY TENANT AND REMEDIES

18.1	Events of Default	56
18.2	Landlord's Remedies	58
18.3	Liquidated Damages	59
18.4	Form of Payments	59
18.5	Landlord Default	59
18.6	Landlord's Right to Fixtures, Furniture and Equipment	60
18.7	Landlord's Rights to Cure Tenant's Defaults	60

XIX.	LEASE GUARANTY

19.1	Execution of Guaranty	60
19.2	Tenant as Guarantor's Agent for Service of Process	61

XX.	LETTER OF CREDIT

20.1	Letter of Credit	61

XXI	SECURITY INTEREST

21.1	Grant of Security Interest	63
21.2	Other Action	63
21.3	Landlord Rights	64

XXII.	HAZARDOUS MATERIAL

22.1	No Hazardous Material	64
22.2	Landlord's Inspection Rights	64
22.3	Indemnification	64
22.4	Right of Entry	65
22.5	Definition of Hazardous Material	65

XXIII.	SURRENDER OF POSSESSION

XXIV.	SUBORDINATION; NON-DISTURBANCE

XXV.	OPTION FOR RENEWAL

25.1	Definition	66
25.2	Option for Renewal	66
25.3	Options Personal	66
25.4	Effect of Default on Option	67
25.5	Notice of Exercise of Option	67
25.6	Virgin Right of First Refusal	67
25.7	Expansion Option	67
25.8	First Right to Negotiate Option Space	68

XXVI	NOTICES

26.1	Written Notice	68
26.2	Joint Execution	68

XXVII.	LATE PAYMENT

XXVIII.	TENANT'S ESTOPPEL STATEMENT

XXIX.	MISCELLANEOUS

29.1	Interpretation; Use of Pronouns	69
29.2	Captions	69
29.3	Waivers	69
29.4	Force Majeure	70
29.5	Quiet Enjoyment	70
29.6	Entire Agreement	70
29.7	Brokers	70
29.8	Governing Law	70
29.9	Waiver of Jury Trial	70
29.10	Venue and Jurisdiction	71
29.11	Successors and Assigns	71
29.12	Time	71
29.13	No Effect on Indemnification	71
29.14	No Accord and Satisfaction	71
29.15	Remedies Cumulative	71
29.16	Enforceability	72
29.17	No Discrimination	72
29.18	Joint and Several Liability	72
29.19	Recordation	72
29.20	Litigation	72
29.21	No Offer	72
29.22	Landlord's Liability	72
29.23	Rules and Regulations	73
29.24	Authority	73

EXHIBITS

EXHIBIT A	Legal Description of 8000 Sunset
EXHIBIT B	Description of Premises
EXHIBIT C	Work Letter Agreement
EXHIBIT D	Commencement Date Memorandum
EXHIBIT E	Rules and Regulations for the Shopping Center
EXHIBIT F	[Intentionally Omitted]
EXHIBIT G	Guaranty
EXHIBIT H	Subordination and Non-Disturbance Agreement
EXHIBIT I	Estoppel Certificate
EXHIBIT J	Proposition 13 Protection
EXHIBIT K	Option Space

8000 SUNSET BOULEVARD

SHOPPING CENTER LEASE

          THIS LEASE (this “Lease”) is entered into this 1st day of December, 1996, by and between the Landlord and the Tenant hereinafter named.

ARTICLE I
BASIC LEASE PROVISIONS

1.1     Definitions and Basic Lease Provisions.

(a)	Landlord:	8000 SUNSET LTD., A California Limited Partnership

(b)	Landlord's Mailing Address:	8000 Sunset, Ltd. c/o Jones, Lang, Wootton 333 South Grand Avenue, Suite 2450 Los Angeles, CA 90071 Attention: Thomas G. Miller

With a copy to: 8000 Investment Corp. 1045 West Redondo Beach Blvd. Suite 400 Gardena, California 90247 Attention: Yasuo Tanaka

(c)	Tenant:	SCOTT MEDNICK & ASSOCIATES, INC., a California corporation, doing business as THINK NEW IDEAS, INC.

(d)	Tenant's Mailing Address:	Until Tenant commences business operations from the Premises, Tenant's Notice Address shall be:

8522 National Boulevard Culver City, CA 90232-2481 Attention: Scott Mednick Thereafter, Tenant's Notice Address shall be (subject to Article XXVI):

8000 Sunset Blvd. Suite B310 Los Angeles, CA 90046 Attention: Scott Mednick

(e)	Tenant's Address in Shopping Center:	8000 Sunset Blvd., Suite B310 Los Angeles, CA 90046

(f)	Premises:	13,762 useable square feet, such premises
being shown and outlined on the plan
attached hereto as Exhibit “B” and being
part of the 8000 Sunset Boulevard Shopping
Center described on Exhibit “A” (“Shopping
Center”).

(g)	Lease Term:	Ten years as further defined in Article III with one (1) five year option to renew as set out in Article XXV.

(h)	Target Commencement Date:	May 16, 1997

(i)	Initial Minimum Rent:	Three Hundred Thirty Thousand Two Hundred and Eighty-Eight Dollars ($330,288) annually as further defined in Section 4.2.

(j)	[Intentionally Omitted]

(k)	Permitted Use:	General office use, as more fully described in Section 6.1(a).

(l)	Landlord's Broker:	CB Commercial

(m)	Tenant's Broker:	Julien J. Studley, Inc.

(n)	Guarantor:	Think New Ideas, Inc., a Delaware corporation

(o)	Property Manager:	Tom Rau, Jones, Lang, Wootton, or any subsequent property manager designated by the Landlord

          1.2      Construction of Definitions. Each of the foregoing definitions and basic provisions shell be construed in conjunction with and limited by references thereto in other provisions of this Lease.

ARTICLE II
PREMISES

          2.1      Grant of Premises. In consideration of the obligation of Tenant to pay Rent (defined below) as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Premises as described in Article I, Section 1.1(f) TO HAVE AND TO HOLD for the Lease Term specified in Section 1.1(g) above, all upon the terms and conditions set forth in this Lease.

          2.2      Floor Area. “Floor Area” as used in this Lease means, with respect to the Premises and with respect to each store separately leased, the aggregate of (a) the number of square feet of floor space on all floor levels, including mezzanines, measured from the center line of party walls between tenant areas and the exterior face of all other walls, and (b) all outside selling areas used for the sale of merchandise by tenants, if permitted. No deduction or exclusion from Floor Area shall be made by reason of columns, stairs, elevators, escalators or other interior construction or equipment. Landlord may, at any time and from time to time, make changes or additions to the Shopping Center which result in an increase or decrease in the aggregate Floor Area occupied or designed for occupancy by tenants of the Shopping Center; provided, however, that except as provided herein, no such change or addition shall increase or decrease the Floor Area of the Premises without Tenant’s prior consent.

ARTICLE III
TERM AND COMMENCEMENT DATE

           3.1      Commencement Date. The “Commencement Date” shall be the earlier of:

(a)	One Hundred Fifty Eight (158) days following the date of this Lease first above written;

(b)	The date Tenant opens for business; or

(c)	May 16, 1997

          No delay in the occurrence of the Commencement Date shall entitle Tenant to any damages, the right to terminate this Lease or any other remedy. Tenant shall perform all obligations of the Tenant hereunder from and after the date hereof, other than the obligation to pay Minimum Rent, Rent and Taxes. All obligations of Tenant hereunder, without exception, shall be performed by Tenant from and after the Commencement Date. This Lease shall be a binding contractual obligation upon the parties hereto effective upon the execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term (defined below).

          Promptly following the Commencement Date, each of Landlord and Tenant, upon the request of the other to do so, shall execute and deliver a memorandum confirming the Commencement Date (and other related dates) in the form of Exhibit “D” attached hereto.

          3.2      Lease Term. The term of this Lease (the “Lease Term”) shall commence on the Commencement Date and shall continue, unless sooner terminated pursuant to the provisions hereof, for the period specified in Section 1.1(g); provided, however, in the event that the Commencement Date is other than the first day of a calendar month, the Lease Term shall be extended by the number of days remaining in the current calendar month following the Commencement Date (the “Partial Lease Month”) (such that the scheduled expiration date shall be the last day of a calendar month).

ARTICLE IV
MINIMUM RENT

          4.1      Payment of Rent Generally. All forms of Rent (defined below) payable hereunder shall be payable in lawful money of the United States, in advance, without offset or deduction, prior notice or demand to Landlord by delivery to the Property Manager at Suite B301, 8000 Sunset Boulevard, Los Angeles, California 90046-2402 or to such other address as Landlord may specify in writing from time to time to Tenant. As used in this Lease, the term “Rent” shall mean Minimum Rent (defined below), and Additional Rent. The term "Additional Rent" shall mean all amounts payable by Tenant to Landlord under this Lease other than Minimum Rent.

           4.2     Minimum Rent: Definitions and Calculations.

                 (a)      Definitions.

                     (i)      “Minimum Rent” shall mean the Rent payable pursuant to Section 4.3 and calculated pursuant to Section 4.2(b).

                     (ii)      “Initial Minimum Rent” shall mean an amount equal to the sum of Three Hundred Thirty Thousand, Two Hundred and Eighty-Eight Dollars ($330,288) per year.

                     (iii)      “Lease Year” shall mean each twelve (12) month period commencing on (A) the Commencement Date (or the anniversary thereof for the second (2nd) and succeeding Lease Years) if the Commencement Date occurs on the first day of a month, and otherwise (B) on the first day of the calendar month immediately following the Commencement Date, or the anniversary thereof. “Partial Lease Month” shall mean, if the Commencement Date is other than the first day of a calendar month, the period between the Commencement Date and the first day of the calendar month immediately following the Commencement Date. The Partial Lease Month shall be included in the first Lease Year.

                (b)      Calculation of Minimum Rent.

                     (i)      Minimum Rent for the first three (3) Lease Years shall equal the Initial Minimum Rent.

                     (ii)      Minimum Rent for the fourth, fifth and sixth Lease Years shall equal Three Hundred Sixty-Three Thousand, Three Hundred Sixteen Dollars ($363,316) per year.

                     (iii)      Minimum Rent for the seventh, eighth, ninth and tenth Lease Years shall equal Four Hundred Twelve Thousand, Eight Hundred Sixty Dollars ($412,860) per year.

                     (iv)      Minimum Rent for the Option Term (as that term is defined in Article XXV, below) shall equal ninety-five percent (95%) of the fair market rental rate of the higher of retail or office premises located in buildings of similar quality as determined by Landlord, but in no event less than the Minimum Rent for the tenth Lease Year of the initial term.

          4.3      Payment of Minimum Rent.

                (a)      Subject to the provisions of Section 4.2, Tenant agrees to pay:

                     (i)      in the case of the first three (3) Lease Years, the Initial Minimum Rent;

                     (ii)      in the case of the fourth (4th) and all succeeding Lease Years, Minimum Rent calculated for such Lease Year pursuant to Section 4.2(b); and

                     (iii)      in the case of the Partial Lease Month, if any, Nine Hundred Seventeen and 47/100 Dollars ($917.47) multiplied by the number of days contained within the Partial Lease Month.

                (b)      Minimum Rent shall be payable in equal consecutive monthly installments in advance during each Lease Year, commencing on the Commencement Date. The first full monthly installment of Minimum Rent shall be payable upon Tenant’s execution of this Lease. In the event of a Partial Lease Month, the Minimum Rent for such Partial Lease Month shall be payable upon the Commencement Date and the full monthly installment of Minimum Rent paid upon execution of this Lease shall be credited against the Minimum Rent payable for the first full calendar month of the first Lease Year.

ARTICLE V
COMMON AREAS

          5.1      Definition. All areas within the exterior boundaries of the Shopping Center which are not now or hereafter held for exclusive use by Landlord or by other persons entitled to occupy floor space in the Shopping Center, including, without limiting the generality of the foregoing, parking areas and structures, driveways, truckways, delivery passages, elevators and escalators, loading docks, sidewalks, ramps, open and enclosed courts and malls, landscaped and planted areas, exterior stairways, bus stops, retaining walls, management offices, restrooms not located within the premises of any tenant, and other areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, shall be deemed “Common Areas.” Landlord may make changes at any time and from time to time in the size, shape, location, number and extent of the Common Areas, or any of them, and no such change shall entitle Tenant to any abatement of Rent.

          5.2      Use. Tenant and its employees and invitees shall be entitled to use the Common Areas during the Lease Term in common with Landlord, and with other persons authorized by Landlord from time to time to use such areas, subject to such reasonable rules and regulations relating to such use as Landlord may from time to time establish.

          5.3      Control by Landlord.

                (a)      Landlord shall operate, manage, equip, police, light, repair, clean and maintain the Common Areas in a first class condition, consistent with the standards of similar first class shopping centers in the West Hollywood and Los Angeles areas. Landlord may (without creating any liability to or remedy for Tenant) temporarily close any Common Area for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein or for any other reason deemed sufficient by Landlord; so long as such closure does not prevent access to the Premises or the parking garage for an unreasonable period of time.

                (b)      Landlord shall at all times during the term of this Lease have the sole and exclusive control of the automobile parking areas, driveways, entrances and exits and the sidewalks and pedestrian passageways and other Common Areas, and may at any time and from time to time during the Lease Term restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Landlord from time to time. The rights of Tenant in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants of Landlord to use the same in common with Tenant, and Tenant shall keep said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation. If, in the opinion of Landlord, unauthorized persons are using any of said areas by reason of the presence of Tenant in the Shopping Center, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from the Common Areas or to prohibit the use of any of said areas by unauthorized persons.

                (c)      Tenant shall be permitted to have not more than fifty (50) of its employees utilize parking spaces provided within the Shopping Center or any adjacent facility designated by Landlord. Four (4) non-tandem parking spaces shall be reserved for Tenant’s employees on the P1 level of the parking garage during normal business hours (9:00 a.m. to 6:00 p.m.) Monday through Friday. The location of the remaining spaces shall be at Landlord’s discretion. Tenant (i) shall not permit more than fifty (50) of its employees to utilize the parking facilities of the Shopping Center for employee parking uses and (ii) shall comply with (and shall cause its employees to comply with) such rules and regulations as Landlord from time to time shall adopt with respect to employee parking issues. Tenant and its employees shall park their vehicles only in such parking areas as are from time to time designated for that purpose by Landlord, and Landlord may change such designated areas to assign particular spaces for use by Tenant and its employees at any time upon written notice to Tenant. Tenant shall furnish Landlord with a list of its and its employees’ vehicle license numbers within fifteen (15) days after the Commencement Date and Tenant shall thereafter notify Landlord of any change in such list within five (5) days after such change occurs. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, Fifty Dollars ($50) per day for each day or partial day each such vehicle is parked in any part of the Common Areas other than those so designated. Tenant acknowledges that Landlord may tow away from the Shopping Center any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, and/or attach violation stickers or notices to such vehicle. All costs of such towing will be charged to the Tenant or the employee who owns the towed vehicle and must be paid prior to the release of the vehicle to its owner. Tenant and its employees shall be solely responsible for locking and the safety of their respective vehicles.

                (d)      In the event Landlord elects or is requited to limit or control parking by customers or invitees of the Shopping Center, whether by validation of parking tickets or any method of assessment, or any program for free or reduced cost transportation, Tenant agrees to participate in such validation, assessment or transportation program under such reasonable rules and regulations as are from time to time established by Landlord with respect thereto. Without limiting the generality of the foregoing:

                     (i)      Landlord and Tenant agree to cooperate and use their best efforts to participate in government mandated and voluntary traffic management programs generally applicable to businesses located in Los Angeles, California or to the Shopping Center and, initially, shall encourage and support van and car pooling by employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by the requirements of Tenant’s business. Neither this nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

                     (ii)      Landlord and Tenant agree to cooperate and use their best efforts to comply with any and all guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

                     (iii)      Any costs, fees, fines or other levies assessed against Landlord as the result of failure of any tenant to comply with this subsection shall be reimbursed by such non-complying tenant to Landlord as Additional Rent.

                (e)      Landlord shall provide parking for the customers of Tenant on a “free of charge” basis for the first two (2) hours of each customer visit; provided, however, that (i) Landlord reserves the right from time to time to institute, maintain, modify and/or eliminate such customer parking systems as Landlord shall desire, including, without limitation, “validations” and/or “valet assist” systems, and to charge for all parking, and (ii) Tenant shall follow and comply with any such system (and rules and regulations for its implementation and enforcement) as Landlord shall adopt.

          5.4      Common Area Costs. Commencing on January 1, 1998, Tenant shall pay to Landlord, as Additional Rent in the manner and at the time provided below, Tenant’s Proportionate Share, as defined below, of all costs and expenses incurred by Landlord in the operation, repair and maintenance of the Common Areas during the term of this Lease, including property taxes assessed against the Shopping Center and Landlord’s expenses pursuant to Section 7.1 (“Operating Expenses”) in excess of the Operating Expenses incurred by Landlord in the calendar year 1997 (the “Base Year”). Operating Expenses shall include, without limiting the generality of the foregoing:

                (a)      Utility costs not separately metered to Tenants (including costs and fees charged to or incurred by Landlord in connection with membership in energy conservation associations).

                (b)      Gardening, landscaping, planting and replacement of plants and landscaping; re-striping and repair and repaving and resurfacing of roads and other paved areas.

                (c)      Premiums paid for public liability, property damage, vandalism, malicious mischief and other insurance maintained by Landlord.

                (d)      Taxes (as defined in Section 17.1), and fees paid by Landlord with respect to the Shopping Center, the improvements thereto and Landlord’s personal property therein; provided, however, that taxes for the Base Year shall be calculated as if the Shopping Center were fully assessed and shall include the Tenant Improvements to be constructed pursuant to the Work Letter Agreement.

                (e)      Repairs.

                (f)      Painting, lighting (including replacements), cleaning, trash removal, depreciation of equipment, security and fire protection and similar items.

                (g)      The cost of purchase, installation and removal of seasonal decorations at the Shopping Center and mall directories.

                (h)      Costs of installation and operation of all security systems for the Shopping Center.

                (i)      The cost of providing management, maintenance, parking and security offices at the Shopping Center and the cost of providing center management and support staff to operate such offices and the Shopping Center.

                (j)      An amount equal to fifteen percent (15%) of Operating Expenses other than those set out in (i) above to cover Landlord’s indirect administrative and overhead expenses.

                Operating Expenses shall not include (i) any allowance for depreciation of Common Area improvements, (ii) debt service, (iii) ground lease rent, (iv) any costs and expenses otherwise reimbursed by Tenant, other tenants, or any insurance carrier, (v) costs and expenses, including capital expenditures, fines, penalties, and interest due to Landlord’s negligence, breach of this Lease or any lease of space in the Shopping Center, or violation of law, (vi) costs and expenses associated with the operations of the business of the partnership or other entity constituting Landlord, as distinguished from costs and expenses of the Shopping Center, (vii) wages and benefits of any employee who does not devote substantially all of his or her employed time to the Shopping Center, unless prorated to reflect actual time spent providing services to the Shopping Center, (viii) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Shopping Center to the extent the same exceed the cost of such services rendered by qualified, first class, unaffiliated third parties on a competitive basis, (ix) costs and expenses for which the Landlord has been compensated by a management fee to the extent that the inclusion of such costs in Operating Expenses would result in a double charge to the Tenant, and (x) any compensation paid to any commercial parking operator to the extent that such compensation is less than the revenue received by Landlord from parking, but shall include all charges, surcharges and other levies of whatsoever nature imposed by, and all costs (whether or not capital in nature) of compliance with the requirements of, any federal, state or local governmental agency regulating the environmental, health and safety aspects of the Shopping Center and all costs, as reasonably amortized by Landlord with interest at the rate actually incurred by Landlord, of any capital repair, compliance cost that is capital in nature or capital improvement which is reasonably calculated to reduce Common Area costs. Operating Expenses shall be adjusted to reflect a ninety-five percent (95%) occupancy of the Shopping Center, notwithstanding actual occupancy, for the Base Year and each succeeding calendar year.

      5.5      Proportionate Payment.

                (a)      Tenant’s Proportionate Share of Operating Expenses shall be that portion thereof which the Floor Area of the Premises bears to the Floor Area of the premises leased and leasable to tenants in the Shopping Center.

                (b)      Prior to January 1 of each Lease Year, commencing with January 1, 1998, landlord shall give Tenant a written estimate of Tenant’s Proportionate Share (defined below) for the ensuing calendar year of Operating Expenses in excess of Operating Expenses for the Base Year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance without deduction or offset. In the event that actual Operating Expenses experienced during any calendar year shall be greater or lesser than the estimates used by Landlord for calculating Tenant’s monthly installments, Landlord may revise its estimates and Tenant’s monthly installments thereof. Any changes to Tenant’s monthly installment payments shall be effective with the first full calendar month following Tenant’s receipt of notice from Landlord setting forth such revisions. Within ninety (90) days after the end of each such calendar year, Landlord shall furnish to Tenant a statement (the “Statement”) showing in reasonable detail the costs and expenses incurred by Landlord for the operation and maintenance of the Common Areas during such calendar year, and the parties shall make any adjustment necessary to place Tenant’s proportionate share on a calendar year basis. Any additional amount due from Tenant shall be paid by Tenant to Landlord within ten (10) days after the date of Tenant’s receipt of Landlord’s invoice therefor. Any amount due Tenant shall be credited against installments next coming due under this Section 5.5 or, if at the end of the Lease Term and Tenant is not in default, shall be refunded to Tenant.

                (c)      Tenant shall have the right, on reasonable advance written notice to Landlord, to audit Landlord’s books with respect to Operating Expenses on no more than one occasion in any calendar year. Tenant may take exception to matters included in the Operating Expenses by sending written notice specifying such exception and the reasons therefor to Landlord no later than thirty (30) days after Landlord makes such records available for examination. Landlord’s Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord’s records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord’s ability to budget and incur expenses depends on the finality of the Statement, and accordingly agrees that time is of the essence of this paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Tenant shall refer the matter to an independent certified public accountant (which certified public accountant shall be a member of an accounting firm recognized as experienced in Shopping Center audits) reasonably approved by Landlord, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of the audit by the independent certified public accountant, unless such audit determines that Tenant was over billed by more than three percent (3%), in which case Landlord shall pay for the entire cost of said audit. Pending resolution of any exceptions in the foregoing manner, Tenant shall continue paying Tenant’s pro rata share of Operating Expenses in the amounts determined by Landlord, subject to adjustment after any exceptions are resolved.

ARTICLE VI
USE AND CARE OF PREMISES

          6.1      Operation of Business.

                (a)      The Premises shall be occupied and used exclusively for the purposes described in Section 1.1(k) and for no other use or purpose whatsoever. Nothing contained in this Lease shall be deemed to give Tenant an express or implied exclusive use in the Shopping Center.

                (b)      Tenant shall not conduct within the Premises any fire, auction or bankruptcy sales or operate within the Premises a “second hand” store or a “military surplus” store. Tenant shall not permit any objectionable or unpleasant odors to emanate from the Premises, nor place or permit any radio, television, loud-speaker or amplifier on the roof or outside the Premises or where the same can be seen or heard from the outside of the Premises or in the Common Areas, nor place an antenna or other projection on the exterior of the Premises; nor solicit business or distribute leaflets or other advertising material in the Common Areas; nor take any other action which in the judgment of Landlord would constitute a nuisance or would disturb or endanger other tenants of the Shopping Center or unreasonably interfere with their use of their respective premises, nor do anything which would injure the reputation of the Shopping Center. Tenant shall not violate any laws, ordinances and regulations applicable to the Shopping Center, any mortgages and deeds of trust encumbering the Shopping Center or any covenants, conditions and restrictions applicable to the Shopping Center, all as they may be amended, modified, replaced or extended from time to time.

                (c)      Tenant shall procure, at its sole cost and expense, any permits and/or licenses required for the transaction of business in the Premises and otherwise comply with all applicable laws, ordinances and/or governmental regulations.

                (d)      Tenant shall not conduct retail sales from the Premises. In no event shall Tenant sell books, tapes, discs, computer or video games, vinyl records, compact discs, video discs, video or audio cassettes (whether blank or pre-recorded, and any other storage device designed to store and/or reproduce music or films) or items of a similar nature on a retail basis from the Premises. Tenant shall not operate a coffee bar or restaurant or sell alcohol from the Premises; provided that Tenant shall be permitted to offer free beverages as a service to its employees and clients. Tenant shall not operate a fitness center or spa on the Premises.

           6.2      Care of Premises.

                (a)      Tenant shall take good care of the Premises and shall keep the Premises neat, clean, and free from dirt, waste, rubbish, insects and pests at all times, and shall store all trash and garbage within the area designated by Landlord for such trash pickup and removal and only in receptacles of the size, design and color from time to time prescribed by Landlord. Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only at the times of day and in the manner and areas as from time to time prescribed by Landlord. Landlord may, at its sole option, arrange for collection of all trash and garbage. Tenant shall not operate an incinerator or burn trash or garbage within the Shopping Center.

                (b)      Tenant shall not, without Landlord’s prior written consent, keep anything within the Premises for any purpose which increases the insurance premium cost or invalidates any insurance policy carried on the Premises or other part of the Shopping Center. Tenant shall pay as Additional Rent, upon demand of Landlord, any such increased premium cost due to Tenant’s use or occupation of the Premises. All property kept, stored or maintained within the Premises by Tenant shall be at Tenant’s sole risk.

                (c)      Tenant shall not maintain any window displays without the express written consent of Landlord. In no event shall Tenant maintain any handwritten window displays. Tenant shall maintain all permitted window displays in a neat, attractive condition, and shall keep all display windows in front of the Premises lighted from dusk until the hour specified by Landlord every day, including Sundays and holidays.

ARTICLE VII
MAINTENANCE AND REPAIR OF PREMISES

          7.1      Landlord’s Maintenance Obligations. Landlord shall keep the foundation, the exterior walls (except storefronts, plate glass windows, doors, door closure devices, window and door frames, moldings, locks and hardware, and painting or other treatment of interior and exterior walls) and the roof of the Premises in good repair, except that Landlord shall not be required to make any repairs occasioned by the acts or negligence of Tenant, its agents, employees, subtenants, licensees and concessionaires, which repairs shall be made by Tenant at its sole cost and expense. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord, and Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after delivery of such written notice. Landlord’s obligation hereunder is limited to repairs specified in this Section 7.1 only, and Landlord shall have no liability for any damage or injury arising out of any condition or occurrence causing a need for such repairs unless such condition or occurrence is due to Landlord’s breach of this Lease. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 and all other similar laws, now or hereafter in effect.

          7.2      Tenant’s Maintenance Obligations.

                (a)      At all times during the Lease Term, Tenant shall keep the Premises in good, clean and first class condition and shall, at its sole cost and expense, perform all needed maintenance, repairs, replacements and renovation, including, without limitation, maintenance and repair of the heating and air conditioning systems and replacement of cracked or broken glass (except for repairs and replacements required to be made by Landlord under the provisions of Section 7.1 and Article XIV, maintenance of all plumbing units, pipes and connections free from obstruction and protected against ice and freezing, and renovation and replacement of carpets, painting and tenant fixtures, where necessary to maintain such first class condition. If any repairs or other acts required of Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord, Landlord may, at its option, make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs, and Tenant shall pay to Landlord immediately upon demand as Additional Rent hereunder the cost of such repairs plus ten percent (10%) of the amount thereof and failure to do so shall constitute an Event of Default under this Lease. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, reasonable wear and tear and loss by fire or other casualty excepted, and shall surrender all keys for the Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises.

                (b)      Tenant shall not be required to make any structural repairs or structural alterations to the Premises which may be required under any laws, ordinances, orders or regulations or by order of any mortgagee or fire rating bureau or board, unless required as a result of Tenant’s particular use of the Premises. Tenant shall be required to make all changes, structural, or otherwise, necessary to conform Tenant’s particular use of the premises to any standards or regulations imposed by the Air Quality Management District or requirements of the Americans with Disabilities Act.

                (c)      Tenant agrees to enter into a regularly scheduled preventative maintenance/service contract (the “Service Contract”) within thirty (30) days of the Commencement Date with a maintenance contractor approved by Landlord, for the servicing of all heating and air-conditioning systems and equipment within the Premises. The Service Contract shall include all scheduled maintenance as recommended by the equipment manufacturer as set forth in the operation/maintenance manual. All guaranties and warranties provided with such heating, air-conditioning or other equipment shall be included within the definition of a Service Contract provided that such guarantees and warranties include coverage of all scheduled maintenance.

                (d)      Tenant shall furnish, maintain and replace all electric light bulbs, ballasts, tubes and tube casings within the Premises, and for Tenant’s signage.

ARTICLE VIII
ALTERATIONS

          8.1      Interior Alterations, Additions or Improvements. Tenant shall not make any interior alterations, additions or improvements to the Premises other than as specifically set forth in the Work Letter without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except for the installation of unattached, moveable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. All alterations, additions, improvements and fixtures (other than unattached, moveable trade fixtures) which may be made or installed by either party in the Premises shall remain upon and be surrendered with the Premises and become the property of Landlord at the termination of this Lease, unless Landlord requests their removal in writing at the time it gives its consent to such alterations, additions or improvements, in which case Tenant shall remove the same and restore the Premises to its original condition as of the Commencement Date at Tenant’s sole cost and expense. Any linoleum, carpeting or other floor covering which may be cemented or otherwise affixed to the floor of the Premises is a permanent fixture and shall become the property of Landlord without credit, offset or compensation to Tenant.

          8.2      Exterior Alterations. No alterations, additions or penetrations shall be made to any store front, demising walls or roof of the Premises, or any other structural elements of the Premises, without the express written consent of Landlord which consent may be granted or withheld in Landlord’s sole and absolute discretion.

          8.3      Performance of Work: Indemnity. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner, by a contractor reasonably approved by Landlord, and in compliance with all Codes (defined in the Work Letter) and the requirements of any contract or deed of trust to which the Landlord may be a party and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Shopping Center. Tenant agrees to indemnify Landlord and defend and hold it harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

          8.4      Roof Alterations. Tenant agrees that all venting, opening, sealing, waterproofing, or any altering of the roof shall be performed by Landlord’s roofing contractor at Tenant’s sole cost and expense, and that when completed, Tenant shall furnish to Landlord a certificate from Landlord’s roofing contractor that all such alterations have been completed in accordance with the plans and specifications therefore approved by Landlord.

          8.5      Mechanic’s Liens. Tenant shall keep the Premises and the Shopping Center free from any and all materialmen’s or mechanics’ liens, or similar claims arising out of any work performed, materials furnished, or obligations incurred by Tenant. Tenant agrees to indemnify Landlord and defend and hold it harmless from and against any such lien or claim or action thereon, together with the costs of the suit and reasonable attorneys’ fees incurred by Landlord in connection with any such claim or action. Before commencing or permitting any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility). Tenant shall discharge and remove any liens or claims promptly, and in all cases within ten (10) days after notice from Landlord, in order that Landlord’s title to the Shopping Center shall be free of and from the effect of such liens or claims. In the event Tenant does not so discharge any lien or claim, Landlord may (but shall not be so required to) pay said lien or claim and any reasonably related costs. All amounts paid shall be immediately due and owing from Tenant, together with interest thereon at the Default Rate.

ARTICLE IX
LANDLORD’S RIGHT OF ACCESS; USE OF ROOF

          9.1      Landlord’s Right of Access. Upon reasonable prior notice, Tenant will permit Landlord and its agents at all reasonable times during normal business hours and at any time without notice in case of emergency, in such manner as to cause as little disturbance to Tenant as reasonably practicable, (a) to enter into and upon the Premises to inspect and protect the Landlord’s interest therein, (b) to post notices of non-responsibility, (c) to take all required materials and equipment into the Premises, and (d) to perform all required work therein, including the erection of scaffolding, props, or other mechanical devices, for the purpose of making alterations, repairs or additions to the Premises or to any other portion of the Shopping Center. Such work may include, without limitation, work called for by this Lease, or as may be mutually agreed upon by the parties, or as Landlord may be required to make by law or for maintaining any service provided by Landlord to Tenant hereunder, including, but not limited to, window cleaning and janitor service. No such work shall cause or permit any rebate of Rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises, or damage, injury or inconvenience thereby occasioned, unless due to Landlord’s breach of this Lease. Tenant shall also permit Landlord and its agents, upon reasonable prior request, to enter the Premises or any part thereof, at reasonable times during normal business hours to show the Premises to the fee owners, holders of encumbrances on the interest of Landlord under the Lease, or prospective purchasers, mortgagees or lessees of the Shopping Center as an entirety, and during the period of six (6) months prior to the expiration date of this Lease, Landlord may exhibit the Premises to prospective tenants. Landlord shall also have the right to enter on and/or pass through the Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Premises or any other portion of the Shopping Center.

           9.2      Use of Roof. Use of the roof above the Premises is reserved exclusively to Landlord.

ARTICLE X
SIGNS; STORE FRONTS

          10.1      Storefront, Signs, Displays. Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s sole and absolute discretion): (a) make any changes to or paint the store front; (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media (collectively referred to herein as “Signs”) of any type which can be viewed from the exterior of the Premises, excepting only dignified displays of customary type for its display windows. All signs shall conform in all respects to the uniform, non-discriminatory tenant sign criteria set out in Section 5 of Attachment “C-3” attached to the Work Letter Agreement (the “Tenant Sign Criteria”) and any amendments, modifications or additions thereto established by Landlord for the Shopping Center and shall be subject to the prior written approval of Landlord as to construction, method of attachment, size, shape, height, lighting, color and general appearance which approval shall not be unreasonably withheld so long as such signs conform to Landlord’s standard signage criteria. All signs shall be kept in good condition and in proper operating order at all times.

          10.2      Exterior Signage. Tenant shall be entitled to the installation and operation of Tenant Signage (defined in Attachment “C-2” of the Work Letter) at those locations on the exterior of the Premises approved by Landlord within its sole discretion. The cost of the design, construction and installation of the Tenant Signage shall be a Tenant Work Cost (defined in the Work Letter) to be borne by the parties pursuant to the provisions of the Work Letter. Any subsequent repair, replacement, modification, addition or removal of the Tenant Signage shall be at the sole expense of Tenant; provided, however, (i) the electrical power used to operate the Tenant Signage shall be borne by Tenant and (ii) at the expiration or earlier termination of the Lease Term, Landlord may require Tenant at Tenant’s sole cost and expense, to remove all or any portion of the Tenant Signage designated by Landlord and to repair any damage caused by such removal.

          10.3      Awnings. At any time during the Lease Term Landlord may install awnings on the exterior of the Premises. Landlord shall not be required to provide signage for Tenant on the awnings unless Tenant shall pay one-half the cost of purchase and installation of the awnings.

ARTICLE XI
UTILITIES

          11.1      Utilities Provided. Landlord agrees to cause to be provided and maintained the necessary mains, conduits and other facilities necessary to supply water, electricity, telephone service, and sewerage service to the Premises, subject to any special provisions contained in the Work Letter.

          11.2      Payment. Tenant shall promptly pay all charges for electricity, water, gas, telephone service, sewerage service, and other utilities furnished to the Premises and shall promptly pay any maintenance charges therefore. Landlord may, if it so elects, furnish one or more utility services to Tenant, and in such event Tenant shall purchase the use of such services as are tendered by Landlord. Tenant shall pay on demand, as Additional Rent, the rates established therefore by Landlord which shall not exceed the rates which would be charged for the same services if furnished directly by the local public utility companies. Landlord may at any time discontinue furnishing any such service without obligation to Tenant other than to connect the Premises to the public utility, if any, furnishing such service.

          11.3      No Liability. Landlord shall not be liable for any interruption or failure whatsoever in utility services provided by Landlord pursuant to this Article XI.

ARTICLE XII
INDEMNITY, EXCULPATION, PUBLIC LIABILITY
INSURANCE AND FIRE AND EXTENDED COVERAGE INSURANCE

          12.1      Tenant’s Indemnity of Landlord. Subject to the provisions of Section 12.2, Tenant shall indemnify, defend, protect and hold Landlord and its partners, officers, trustees, affiliates, directors, employees, contractors, and agents (collectively “Representatives”) harmless from and against any and all claims, suits, judgments, costs, losses, obligations, damages, expenses, interest and liabilities, including, without limitation, reasonable attorneys’ fees, for any injury or damage to any person or property whatsoever arising out of or in connection with (a) the claim of any third party (other than Landlord or any Landlord Representative) arising out of or in connection with the negligence or willful misconduct of Tenant or any of its Representatives or customers or invitees in or about the Shopping Center and (b) the claim of any person or entity including, without limitation, Landlord or any Landlord Representative, arising out of or in connection with the gross negligence or willful misconduct of Tenant or any of its Representatives or customers or invitees in or about the Shopping Center; provided that Tenant’s obligations under this Section 12.1 shall not apply to the extent such injury or damage shall have resulted from Landlord’s negligence.

          12.2      Landlord’s Indemnity of Tenant. Subject to the provisions of Section 12.1, Article XVIII and Article XI, Landlord shall indemnify, defend, protect and hold Tenant harmless from and against any and all claims, suits, judgments, costs, losses, obligations, damages, expenses, interest and liabilities, including without limitation, reasonable attorneys’ fees, for any injury or damage to any person or property whatsoever arising out of or in connection with (a) the claim of any third party (other than Tenant or any Tenant Representative) arising out of or in connection with the negligence or willful misconduct of Landlord or any of its Representatives in or about the Shopping Center and (b) the claim of any person or entity, including, without limitation, Tenant or any Tenant Representative, arising out of or in connection with the gross negligence or willful misconduct of Landlord or any of its Representatives in or about the Shopping Center; provided that Landlord’s obligations under this Section 12.2 shall not apply to the extent such injury or damage shall have resulted from Tenant’s negligence.

          12.3      Consequential Damages. Notwithstanding any provision of this Lease to the contrary, in no event shall either Landlord or Tenant or any Landlord Representative or Tenant Representative be responsible to Landlord or Tenant for any consequential damages (including, without limitation, for lost profits, lost client relationships or interference with existing or prospective business opportunities) arising out of any damage to or loss of the use of the Premises or the Shopping Center or any property or facilities located in or about same.

          12.4      Waiver of Liability. Subject to the provisions of Section 12.2, Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord, its partners, officers, trustees, affiliates, directors, employees, contractors and agents (collectively, “Representatives”) for any injury or damage to any person or property occurring or incurred in connection with or in any way relating to the Premises or the Shopping Center from any cause, including, without limitation, by reason of the negligence of Landlord or its Representatives (except insofar as such injury or damage results from the gross negligence or willful misconduct of Landlord or its Representatives).

          12.5      Tenant’s Insurance. Tenant shall, at all times during the Lease Term and at its own cost and expense, maintain in force and effect the following insurance coverage:

(a)	Worker’s Compensation	Statutory Amount

(b)	Comprehensive General
Liability Insurance
including Blanket
Comprehensive Liability
Broad Form Property
Damage, Personal Injury,
Completed Operations,
Products Liability
Owner’s and Contractor’s
Protective Insurance
(during construction),
Fire Legal Liability, Fire
Damage (including the
Broad Form Comprehensive
General Liability
Endorsement, GL-0404 or
its successor)	Not less than $3,000,000.00 Combined Single Limit for both bodily injury and property damage; Fire Legal Liability not less than $3,000,000.00

(c)	All Risk Casualty Insurance against loss or damage by fire or other perils, including sprinkler leakage, vandalism and malicious mischief and Builder’s Risk Insurance (during construction).	100% of the replacement cost of all tenant improvements (other than Landlord’s Work) as described in Exhibit “C”, fixtures, furniture, equipment and inventory.

(d)	Plate Glass Insurance	Replacement value.

Such insurance shall name Landlord and its lender, Long Term Credit Bank of Japan, Ltd., as an additional insured. No deductible amount shall exceed $5,000.00. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord, prior to the Commencement Date of this Lease, certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or binders satisfactory to Landlord, or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand. All such policies shall be written as primary policies and not contributing with coverage which Landlord may carry. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A-XII status as rated in the most recent edition of Best’s Insurance Reports. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof, as required, shall be delivered to Landlord at least thirty (30) days prior to the expiration of the respective policy terms. Tenant’s failure to comply with the foregoing requirements relating to insurance and failure to cure the same within ten (10) days of receipt of Landlord’s notice in connection therewith shall constitute an event of default hereunder. In addition to the remedies provided in Article XVIII of this Lease, Landlord may, but is not obligated to, obtain such insurance, and Tenant shall pay to Landlord upon demand as Additional Rent the premium cost thereof plus interest at the Default Rate from the date of payment by Landlord until repaid by Tenant.

          12.6      Landlord’s Insurance. Landlord shall maintain, during the term of this Lease, commercial general liability insurance (or any comparable form of insurance) and All Risk insurance covering the Shopping Center in such amounts, and with such deductibles, as is consistent with the coverage customarily carried by landlords and owners of similar first-class shopping centers in Los Angeles County, California (excepting earthquake insurance). Notwithstanding anything contained in this Section 12.6 to the contrary, Landlord shall have the right to self-insure any portion of the foregoing insurance obligation upon the condition that Landlord shall maintain a net worth, determined in accordance with generally accepted accounting principles, in excess of Fifty Million Dollars ($50,000,000). In such case, Landlord — shall provide to Tenant at reasonable intervals (which shall not exceed annually) such financial information as may be necessary to evidence Landlord’s continued maintenance of said minimum net worth.

          12.7      Allocation of Insured Risks/Subrogation. Landlord and Tenant release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Shopping Center, or to the other’s property in, on or about the Premises and the Shopping Center, that are caused by or result from risks or perils insured against under any property insurance policies required by this Lease to be carried by Landlord and/or Tenant and in force at the time of any such damage, loss or injury. Landlord and Tenant shall cause each insurance policy obtained by them to provide that the insurance company waives all rights of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any such policy or policies. Neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with another insurance company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation at no additional cost, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

ARTICLE XIII
NON-LIABILITY FOR CERTAIN DAMAGES

          Except for the gross negligence or willful misconduct of Landlord, its agents, servants and/or employees, (a) Landlord and Landlord’s partners, agents, lenders or employees shall not be liable to Tenant or any other person or entity whomsoever for any injury to person or damage to property caused by disrepair of the Premises or other portions of the Shopping Center, or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, (b) nor shall Landlord nor its partners, agents, lenders or employees be liable to Tenant or any other person or entity whomsoever for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Shopping Center or of any other persons or entities whomsoever, excepting only duly authorized employees and agents of Landlord. With respect to latent or patent defects in the Premises or in the building of which it forms a part, Landlord’s liability shall not extend beyond one (1) year from the date of substantial completion of the Premises, whether or not such defects are discovered within such one-year period. Tenant shall indemnify, defend and hold harmless Landlord, its partners, officers, directors, shareholders, . lenders, employees, agents and representatives, and the successors and assigns of such parties "+ from any loss, cost, expense, claims, demands or liabilities arising out of injury or damage caused by defects or disrepair of the Premises or occurring on the Premises as set out in this Article XIII.

ARTICLE XIV
DAMAGE BY CASUALTY

           14.1      Notice. Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

          14.2      Reconstruction of Premises. If the Premises are damaged by fire or any other casualty which is insured under the coverage that Landlord carries, to the extent of less than fifty percent (50%) of the cost of replacement of the Premises, the damage shall be repaired by Landlord at Landlord’s expense. Landlord shall not, however, be obligated to expend an amount which is more than the insurance proceeds received by Landlord. If damage occurs and (a) Landlord is not required to repair the Premises as provided, or (b) the Premises shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement, or (c) the Shopping Center is damaged to the extent of twenty-five percent (25%) or more of the cost of replacement, or (d) the remaining Lease Term is less than two (2) years, then Landlord may elect either to terminate this Lease as hereinafter provided or to proceed to rebuild and repair the Premises or Shopping Center, as applicable. Should Landlord elect to terminate this Lease, it shall give written notice of such election to Tenant within ninety (90) days after the occurrence of such casualty. In the event that Landlord elects to repair or reconstruct the Shopping Center or the Premises pursuant to this Section and fails to substantially complete such repair or reconstruction within three hundred sixty (360) days after the occurrence of such damage, Landlord or Tenant shall have the option to terminate the Lease.

          14.3      Extent of Reconstruction Obligation. Landlord’s obligation to rebuild and repair under this Article XIV shall in any event be limited to restoring Landlord’s Work as described in Exhibit “C” to substantially the same condition which existed prior to the casualty. If Landlord is required to or elects to repair the Premises, Tenant shall proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its signs, fixtures, equipment and the other items of Tenant’s Work as described in Exhibit “C”; if Tenant has closed, it shall promptly reopen for business.

          14.4      Abatement of Rent. In the event the Premises are substantially damaged by fire or other casualty not due to the sole negligence or willful misconduct of Tenant or its agents, representatives, employees or invitees, all Minimum Rent and Additional Rent shall abate until the earlier or (a) ninety (90) days after the date that all of Landlord’s reconstruction or repair work on the Premises is substantially completed or (b) the date Tenant opens the Premises for business to the public.

          14.5      Waiver of Civil Code Provisions. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord to enter into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933(4) of the California Civil Code.

ARTICLE XV
EMINENT DOMAIN

          15.1      Substantial Taking. If more than twenty percent (20%) of the Floor Area of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain (or by private purchase in lieu thereof including any sale to a governmental authority under threat of condemnation), this Lease shall terminate. Notwithstanding the foregoing, Landlord shall have the option to cause this Lease to continue through the relocation of Tenant to new, equivalent premises in the Shopping Center. Landlord shall improve the new premises as provided in the Work Letter. Tenant shall pay for the portion of its relocation costs up to the amount of any separate award received by Tenant from the condemning authority, if any.

          15.2      Partial Taking. If less than twenty percent (20%) of the Floor Area of the Premises should be taken as aforesaid in Section 15.1, this Lease shall not terminate; provided that it is commercially reasonable for Tenant to operate its business in the remaining space, in which case however, the Minimum Rent payable hereunder and any increases pursuant to Section 4.3, during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations within the scope of Landlord’s Work as described in the Work Letter necessary to make the Premises an architectural whole, but in no event shall Landlord be required to expend more on such repairs or alterations than the award received by Landlord from the condemning authority, net of all reasonable expenses incurred in obtaining the award.

          15.3      Taking of Common Areas. If any part of the Common Area shall be taken as aforesaid, this Lease shall not terminate, nor shall the Rent payable hereunder be reduced, except that Landlord may terminate this Lease if the area of the Common Areas remaining following such taking plus any additional parking area provided by Landlord in reasonable proximity to the Shopping Center shall be less than eighty-five percent (85%) of the area of the Common Areas immediately prior to the taking. Any election to terminate this Lease in accordance with this provision shall be evidenced by written notice of termination delivered to Tenant within thirty (30) days after the date physical possession is taken by the condemning authority.

          15.4      Proceeds. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Premises or Common Areas shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant Cut loss or damage to Tenant’s trade fixtures and removable personal property or for damages for cessation or interruption of Tenant’s business.

          15.5      Waiver of California Code of Civil Procedure Section 1265.130. Landlord and Tenant waive the provisions of California Code of Civil Procedure Section 1265.130, which otherwise allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises, and both parties elect to be governed by the terms of this Lease.

ARTICLE XVI
ASSIGNMENT AND SUBLETTING

          16.1      No Assignment or Subletting Without Consent. Except as expressly permitted pursuant to this Article XVI, Tenant shall not, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, mortgage, hypothecate or otherwise encumber this Lease or any interest herein, or sublet the Premises or any part thereof, or grant any license, concession, right of use or occupancy in or suffer or permit any person other than Tenant and its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall, subject to Sections 16.3, 16.4, and 16.5, not be unreasonably withheld.

          16.2      Request for Assignment or Sublease. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord in writing of its desire to do so and shall submit in writing to Landlord (a) the name of the proposed Subtenant or assignee; (b) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (c) the terms and provisions of the proposed sublease or assignment and the proposed effective date thereof, including a copy of any agreement, escrow instructions or other document which contains or memorializes such terms and provisions; and (d) such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee, including without limitation, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days prior to the request for Landlord’s consent, statements of income or profit and loss of the proposed subtenant or assignee for the two (2) years preceding the request for Landlord’s consent and a written statement in reasonable detail as to the business and retail merchandising experience of the proposed subtenant or assignee during the five (5) years preceding the request for Landlord’s consent.

          16.3      Landlord Response. At any time within twenty (20) days after Landlord’s receipt of the information specified in Section 16.2, Landlord may, by written notice to Tenant, elect to (a) consent to the subletting or assignment upon the terms and to the subtenant or assignee proposed; (b) refuse to give its consent, specifying in reasonable detail the reason(s) therefore; or (c) sublease the Premises or the portion proposed to be subleased or take an assignment of Tenant’s leasehold estate hereunder upon the same terms (excluding terms relating to the purchase of stock, the use of Tenant’s name or the continuation of Tenant’s business) as those offered to the proposed subtenant or assignee, as the case may be. If Landlord elects to proceed pursuant to clause (c) above, any payments by Landlord to Tenant pursuant to such clause shall not exceed the amount which Tenant would have received following application of Section 16.6 below if Landlord had elected to proceed pursuant to clause (a) above. If this Lease shall be terminated with respect to the entire Premises by reason of a subletting or assignment to Landlord, the term shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the term. If Landlord recaptures only a portion of the Premises, the Minimum Rent and Additional Rent during the unexpired term shall abate, proportionately, based on such rent as of the date immediately prior to such recapture. In the case where Landlord elects to sublease space, receive an assignment from Tenant or terminate all or any portion of this Lease, Landlord may thereafter lease the space affected to Tenant’s proposed assignee or subtenant, without liability to Tenant. If Landlord shall consent to the proposed transaction or otherwise does not exercise any option set forth in this Section 16.3 within said twenty (20) day period, Tenant may within ninety (90) days thereafter, enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to Section 16.2, subject, however, in each instance, to (a) to the extent applicable, any conditions to Landlord’s consent under this Article XVI and (b) Landlord’s receipt of a fully executed counterpart of such assignment or sublease and an assumption executed pursuant to the provisions of Section 16.7.

          16.4      Landlord’s Consent. Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease if (a) the business or the use to be made of the Premises by the proposed assignee or subtenant is (i) not generally consistent with the character and nature of other tenants in the Shopping Center or would result in a materially heavier burden (in comparison to that resulting from Tenant’s use of such portion of the Premises) on the Shopping Center or the systems, the structures or the Common Areas thereof, (ii) in conflict with any “exclusive” or similar use or signage rights of another Shopping Center tenant, or (iii) prohibited by any provision of this Lease or the covenants, conditions or restrictions applicable to the Shopping Center, including, without limitation, the Landlord’s rules and regulations then in effect; (b) the character, moral stability or reputation of the proposed assignee or subtenant are not reasonably satisfactory to Landlord; (c) in the case of an assignment or a sublease of more than one-half of the Premises, the financial standing of the proposed assignee or subtenant and any proposed guarantor is not equal to or greater than the combined financial standing of the original Tenant and Guarantor as of the date hereof, and in all other cases, the financial standing of the proposed subtenant is not equal to or greater than the pro rata (based upon the space to be subleased) financial standing of Tenant and Guarantor as of the date hereof; (d) in the case of a proposed mortgage, hypothecation or other encumbrance of Tenant’s leasehold estate, (i) the proposed assignee or subtenant requests relief from any provision of this Article XVI or the Lease, including, without limitation, those provisions requiring assumption of this Lease by each assignee or subtenant and continuous occupancy of the Premises, (ii) the proposed mortgage, hypothecation or encumbrance is of less than the entire leasehold estate, or (iii) the proposed assignee or subtenant cannot reasonably demonstrate to Landlord that such mortgagee, hypothecation or encumbrance will not impair any of Landlord’s rights hereunder; (e) Landlord determines in good faith that (i) the experience and track record of the proposed assignee or sublessee and any proposed guarantor with respect to the business and use specified in Section 6.1 is not equal to or better than the experience and track record in such business of the original Tenant and Guarantor hereunder, or (ii) the type or quality of the services and/or merchandise which the proposed assignee or sublessee proposes to sell may have an adverse impact on the tenant mix of the Shopping Center or the ability of the existing tenants to maximize their sales or profitability. The foregoing shall be. an illustrative, but not an exclusive, listing of bases for Landlord to reasonably withhold its consent to a proposed sublease or assignment.

          16.5      Profit Recapture. Landlord may also require, as a condition of its consent to any proposed assignment or sublease transaction, that Tenant (and its assignee or subtenant) pay to Landlord (a) in the case of a sublease, all rent (however denominated and paid) payable by the subtenant to Tenant in excess of that payable by Tenant to Landlord pursuant to the other provisions of this Lease and, (b) in the case of an assignment, all consideration given, directly or indirectly, by the assignee to Tenant in connection with such assignment and allocable to Tenant’s leasehold estate. For purposes of this clause, the term “rent” shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof; as reduced by Tenant’s expenses actually incurred directly in connection with the sublease or assignment. The term “consideration” shall mean and include money, services, property and any other thing of value such as payment of costs, cancellation or indebtedness, discounts, rebates and the like. “Sublet” and “sublease” shall include a sublease as to which Tenant is sublessor and any sub-sublease or other sub-subtenancies, irrespective of the number of tenancies and tenency levels between the ultimate occupancy, and shall require on any sublease which it executes that Tenant receive and profit from all sub-subtenancies, irrespective of the Number of levels thereof. Any rent or other consideration which is to be passed through to Landlord by Tenant pursuant to this subsection shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant from any subtenant or assignee. In the event that any rent or other consideration received by Tenant from a subtenant or assignee is in a form other than cash, Tenant shall pay to Landlord in cash the fair market value of such rent or other consideration.

      16.6      General Provisions.

                (a)      The voluntary or other surrender of this Lease by Tenant or mutual cancellation hereof shall not work a merger, and shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which is not the issuer of any security registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, or is an unincorporated association, trust or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, trust or partnership in excess of forty percent (40%) in the aggregate during the Lease Term of the total stock or interest in such corporation, association, trust or partnership shall be deemed an assignment within the meaning of this Article XVI; provided, however, that Landlord shall not withhold its consent and the provisions of Sections 16.3, 16.4 and 16.5 of this Article XVI shall not apply to transactions described in the foregoing sentence with a corporation to which substantially all of Tenant’s assets are transferred, that controls, is controlled by or is under common control with Tenant so long as in each such case, (i) the successor of Tenant has a net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in form reasonably satisfactory to Landlord), equal to the lesser of (A) Four Million Dollars ($4,000,000) or (B) the greater of the combined net worth of Tenant and Guarantor immediately prior to such transaction or the combined net worth of the original Tenant and Guarantor hereunder as of the date of this Lease, (ii) all provisions of this Article XVI other than Sections 16.3 and 16.5 and the consent requirements of Section 16.4, shall apply to such transactions, and (iii) Tenant shall present proof reasonably satisfactory to Landlord that the parties to the transaction were not attempting to avoid the application of Sections 16.3, 16.4 and 16.5. If Tenant consists of more than one person, a purported transfer, assignment, mortgage, hypothecation or other encumbrance, voluntary, involuntary or by operation of law, by any one of the persons executing this Lease of all or part of such person’s interest to this Lease shall be deemed an assignment within the meaning of this Article XVI. Each assignee, sublessee, licensee, mortgagee or other transferee, other than Landlord, shall assume in a writing satisfactory to Landlord, all obligations of Tenant under this Lease and shall be jointly and severally liable for the performance of all of the provisions hereof. Notwithstanding the foregoing and without prejudice to Landlord’s right to require a written assumption from each assignee, any person or entity to whom this Lease is assigned, including, without limitation, assignees pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), shall automatically be deemed to have assumed all obligations of Tenant arising under this Lease. Tenant agrees to reimburse Landlord for Landlord’s reasonable costs and attorneys’ fees incurred in connection with the processing, investigation and documentation of any requested assignment or sublease subject to this Article XVI not to exceed One Thousand Dollars ($1,000).

                (b)      Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

                (c)      Each assignee, sublessee, licensee, mortgagee or other transferee, other than Landlord, shall assume in a writing satisfactory to Landlord, all obligations of Tenant under this Lease as may be applicable to the portion of the Premises involved and shall be jointly and severally liable for the performance of all of the provisions hereof as may be applicable to the portion of the Premises involved. Tenant agrees to reimburse Landlord’s reasonable costs and attorneys’ fees incurred in connection with the processing, investigation and documentation of any request for assignment or sublease subject to this Article XVI not to exceed One Thousand Dollars ($1,000).

ARTICLE XVII
PROPERTY TAXES

          17.1      Definition of Taxes. The term “Taxes” shall mean all real estate and ad valorem taxes and assessments (a) which shall or may become a lien upon, or be assessed, imposed, or levied by lawful taxing authorities against the Shopping Center or any part thereof, including the land, the Premises, and any improvements, fixtures or equipment on or for the benefit of the Shopping Center for the tax years (the years for which a lien is imposed) falling wholly or partially within the Lease Term; (b) which arise in connection with the use, occupancy, or possession of the Shopping Center or any part of the Shopping Center or any easements or other improvements on the Shopping Center including, but not limited to, those taxes imposed, levied or assessed to increase tax increments to governmental agencies or for services such as, but not limited to, fire protection, police protection, street, sidewalk and road maintenance, refuse removal, sewer, storm drain, grey or recycled water facilities, or governmental services previously provided without charge (or for a lesser charge) to property owners and occupants; (c) which are allocable or measured by the area of the Premises or any Rent payable hereunder including, without limitation, any gross income tax or excise tax on the receipt of such Rent or upon the possession, leasing, operation, maintenance, repair or use or occupancy by Tenant or Landlord of the Premises; (d) which are attributable to the transfer or transaction directly or indirectly represented by this Lease, by any sublease or assignments hereunder or by other leases in the Shopping Center or by any document to which Tenant is a party creating or transferring (or reflecting the creation or transfer) of any interest or an estate in the Premises; (e) which are in the form of any penalties, fees or fines stemming from water usage which become due and payable out of or for the Shopping Center, any part of the Shopping Center, or any land or other improvements on the Shopping Center; or (f) which are imposed, assessed, or levied in lieu of, in substitution for, or in addition to any or all of the foregoing. The term “Taxes” shall include any taxes paid by Landlord to any taxing authority pursuant to any lease by which Landlord holds possession of any part of the land described in Exhibit “A” hereto (the “Land”), and any reasonable fees, expenses or costs (including attorney’s fees, expert fees and appraisal fees) reasonably incurred by Landlord in protesting or contesting any assessments, levies or the tax rate, but shall not include any charge (such as a water meter charge) which is measured by actual user consumption. The term “Taxes” shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes or any increase in real property taxes that result from changes in ownership of the Shopping Center during the term of this lease (excluding the Option Term), subject to the Proposition 13 Protection set out in Exhibit “J”. If the tax statement from the taxing authority does not separately allocate assessments with respect to the Shopping Center and assessments relating to any other improvements located upon the Land, Landlord shall make a reasonable determination of the proper allocation of such assessment based, to the extent possible, upon records of the county assessor. A real estate tax bill or copy submitted by Landlord to Tenant shall be conclusive evidence of the amount of any Taxes.

          17.2      Personal Property Taxes. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state or federal taxes, levies, assessments and fees of every kind and nature, including but not limited to general or special assessments, assessed during the Lease Term against any leasehold interest, leasehold improvements or personal property of any kind owned by or placed in, upon or about the Premises by Tenant or upon Tenant’s business operation in the Premises. When possible, Tenant shall cause such personal property and other items to be assessed and billed separately from the Premises and the Shopping Center. If any such taxes, levies and assessments are levied against Landlord or the Shopping Center or if the assessed value of the Shopping Center is increased by the inclusion therein of a value placed upon any items described in this Section and if Landlord pays the taxes, levies and assessments based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord, as Additional Rent, the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment, together with interest thereon from the date of payment by Landlord to the date of reimbursement by Tenant at the maximum rate allowable by law. Provided, however, that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes, levies and assessments so paid under protest, any amount so recovered to belong to Tenant.

           17.3      Payment: Audit. Tenant agrees to pay, at the time and in the manner specified herein, its Proportionate Share of Taxes in the manner set forth in Section 5.5.

ARTICLE XVIII
DEFAULT BY TENANT AND REMEDIES

          18.1      Events of Default. The occurrence of any of the following events shall constitute a material breach and default of this Lease (an “Event of Default”) by Tenant:

                (a)      The failure of Tenant to pay any installment of Rent or make any other payment required to be made by Tenant hereunder within five (5) days after the due date, and such failure shall continue for a period of five (5) days after delivery of written notice to Tenant of such default, which notice shall be in lieu of and not in addition to any notice required by Section 1161, et seq., of the California Code of Civil Procedure.

                (b)      The abandonment or vacation of the Premises by Tenant, unless Tenant continues to pay all Rent and is not otherwise in default of any provision of this Lease.

                (c)      The failure by Tenant to observe or perform any other provision of this Lease, including without limitation any provision of the Exhibits attached hereto, as they may exist from time to time, to be observed or performed by Tenant, within ten (10) days after delivery of written notice thereof to Tenant (except where a different period of time is specified in this Lease, in which case such different period of time shall apply), which notice shall be in lieu of and not in addition to any notice required under Section 1161, et seq., of the California Code of Civil Procedure. Subject to the case wherein a specific time period is specified, if the nature of the default is such that the same cannot reasonably be cured within the specified time period, Tenant shall not be deemed to be in default if Tenant shall, within the specified time period, both deliver to Landlord its written agreement to cure the default and commence such cure and diligently pursue the same to completion.

                (d)      The making or furnishing by Tenant of any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is false or misleading in any material respect when made or furnished.

                (e)      The business operated by Tenant shall be closed for failure to pay any state sales tax as required.

                (f)      Any transfer of a substantial portion of the assets of Tenant, or any incurrence of a material obligation by Tenant, unless such transfer or obligation is undertaken or incurred in the ordinary course of Tenant’s business or in good faith for fair equivalent consideration, or with Landlord’s consent, or except as otherwise provided in Article XVI.

                (g)      The default of any guarantor of Tenant’s obligations hereunder under any guaranty of this Lease, the attempted repudiation or revocation of any such guaranty or the participation by any such guarantor in any other event described in this Section 18.1 (as if this Section 18.1 referred to such guarantor in place of Tenant).

                (h)      If a levy under execution or attachment shall be made against Tenant of all or substantially all of Tenant’s property in or at the Premises and such execution or attachment shall not be satisfied, stayed, vacated or removed by payment, court order, bonding or otherwise within a period of ninety (90) days after entry of such execution or attachment.

                (i)      The filing of an involuntary petition against Tenant under the Bankruptcy Code or any other state or federal law relating to bankruptcy or insolvency that is not dismissed within ninety (90) days after being filed or the making or entry of a decree or order by a court or determination by any regulatory or governmental agency, if any, having jurisdiction over Tenant (i) that Tenant is bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization of Tenant under the Bankruptcy Code or any other state or federal law relating to bankruptcy or insolvency, (iii) appointing a receiver or liquidator or trustee in bankruptcy or insolvency of Tenant or of its property or any substantial portion of its property, or (iv) the winding up or liquidation of the affairs of Tenant.

                (j)      If Tenant shall (i) institute proceedings to be adjudged a voluntary bankrupt, (ii) consent to the filing of a bankruptcy proceeding against it, (iii) file a petition or answer or consent seeking reorganization or readjustment under the Bankruptcy Code or any other state or federal law, or otherwise invoke any law for the aid of debtors, or consent to the filing of any such petition, (iv) consent to the appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of it or of its property or any substantial portion of its property, (iv) make an assignment for the benefit of the creditors, (vi) admit in writing its inability to pay its debts generally as they become due or, (vii) take any corporate action in furtherance of any of the aforesaid purposes. Landlord and Tenant acknowledge that this is a lease for premises within a “shopping center” within the meaning of Section 365(b)(3) of the United States Bankruptcy Code.

           18.2      Landlord's Remedies. Upon default by Tenant under this Lease, Landlord may, at its option, take any or all of the following actions:

                (a)      Terminate this Lease and all rights of Tenant and any subtenants, licensees or concessionaires hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to terminate this Lease as provided in this subsection, then Landlord may recover from Tenant all amounts which landlord is entitled to recover pursuant to Section 1951.2 of the California Civil Code (or any successor thereto), including, but not limited to:

                     (i)      The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                     (ii)      The worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves could have been reasonably avoided; plus

                     (iii)      The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                     (iv)      Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus

                     (v)      At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the law of the State of California.

                (b)      As used in subsections (a) (i) and (ii) above, the “worth at the time of award” is computed by allocating interest at the lower of fifteen percent (15%) per annum or the highest rate then permitted by law (the “Default Rate”). As used in subsection (a) (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                (c)      In the event of the default and abandonment of the Premises by Tenant, and without terminating or effecting a forfeiture of this Lease or otherwise relieving Tenant of any obligation hereunder in the absence of express written notice of Landlord’s election to do so, Landlord may, but need not, relet the Premises or any portion thereof at any time or from time to time and for such terms and upon such conditions and Rent as Landlord in its discretion may deem proper, with the right to make alterations or repairs to the Premises. If Landlord relets the Premises or any portion thereof, the Rent received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future amounts as the same may become due and payable hereunder. Should the Rent for such reletting, during any month for which the payment of Rent is required hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the Rent received from such reletting. Landlord may execute any lease made pursuant hereto in its own name, and the lessee thereunder shall be under no obligation to see to the application by Landlord of any proceeds to Landlord, nor shall Tenant have any right to collect any such proceeds. Landlord shall not by any re-entry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant’s interest therein, or be deemed to have terminated the Lease, or to have relieved Tenant of any obligations hereunder, unless Landlord shall have given Tenant express written notice of Landlord’s election to do so as set forth herein. Election by Landlord to proceed pursuant to this paragraph shall be made upon written notice to Tenant and shall be deemed an election of the remedy described in California Civil Code Section 1951.4. If Landlord elects to pursue such remedy, unless Landlord relets the Premises, Tenant shall have the right to sublet the Premises and to assign its interest in this Lease, subject to all of the standards and conditions set forth in Article XVI. Landlord may elect to terminate the prosecution of such remedy at any time by written notice to Tenant, and the right of Tenant to sublet or assign shall terminate upon receipt by Tenant of such notice.

                (d)      Take any and all other action and pursue all other rights and remedies provided at law, in equity (including moving to enjoin a breach or threatened breach) or under this Lease. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder.

          18.3      Liquidated Damages. Nothing in this Article XVIII shall limit or prejudice the right of Landlord to prove or obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceedings and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in any of the preceding sections.

          18.4      Form of Payments. Following the occurrence of an event of default by Tenant, Landlord shall have the right for one (1) year thereafter to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in cure of the default in question or otherwise, be paid in the form of cash, money order, cashiers or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

          18.5      Landlord Default. In the event of default of Landlord hereunder, Tenant shall be entitled to recover from Landlord all damages shown by Tenant to have been proximately caused thereby; but Tenant shall in no event have the right to terminate this Lease by reason thereof. At any time when there is outstanding a mortgage, deed of trust or similar security instrument covering Landlord’s interest in the Premises, Tenant may not exercise any remedies for default by Landlord hereunder unless and until the holder of the indebtedness secured by such mortgage, deed of trust or similar security instrument pursuant to which a Subordination and Non-Disturbance Agreement has been executed under Article XXIV, shall have received written notice of such default and a reasonable time for curing such default shall thereafter have elapsed which time period shall not exceed thirty (30) days.

          18.6      Landlord’s Right to Fixtures, Furniture and Equipment. Subject to the rights of secured third parties, in the event that Landlord shall have taken possession of the Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment of the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by a lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within the County in which the Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify, defend and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of Tenant’s or Tenant’s predecessor’s signature thereon and without the necessity of Landlord’s making any investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify, defend and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. The rights of Landlord stated above shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

          18.7      Landlord’s Rights to Cure Tenant’s Defaults. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant at any time during the Lease Term or at any time prior to the Commencement Date shall be in default under this Lease beyond any applicable cure period, Landlord may (but shall not be obligated to do so), and without waiving or releasing Tenant from any obligations of Tenant, make any such payment (other than payment of Rent) or perform any such other act on Tenant’s part to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, including reasonable attorneys’ fees together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

ARTICLE XIX
LEASE GUARANTY

          19.1      Execution of Guaranty. If one or more guarantors (individually, the “Guarantor”) are indicated in Section 1.1(n) hereof, this Lease shall not become effective unless and until the guaranty (the “Guaranty”) of each Guarantor (in the form attached hereto as Exhibit “G”) is duly executed and delivered to Landlord. Tenant acknowledges that the Guaranty is a material inducement to the execution of this Lease by Landlord and that if the Guarantor fails to perform or otherwise breaches any provision of the Guaranty, or if the Guarantor is prevented from performing its obligations under the Guaranty for any reason, including operation of law, then the same shall constitute a failure of the consideration for this Lease and this Lease shall be voidable at any time during the Lease Term at Landlord’s sole and absolute option.

          19.2      Tenant as Guarantor’s Agent for Service of Process. Tenant hereby acknowledges and agrees that by its execution of this Lease it is agreeing to act as the Guarantor’s agent for service of process in any action arising out of or otherwise relating to the Guaranty. Tenant further agrees to take all necessary action, including the execution and filing of any requisite documents, to authorize Tenant to act as the Guarantor’s agent for service of process.

ARTICLE XX
LETTER OF CREDIT

          20.1      Letter of Credit.

                (a)      Tenant within five (5) business days after the date on which Landlord executes this Lease, shall provide to Landlord an unconditional, clean, irrevocable letter of credit (the “Letter of Credit”) in the amount of Three Hundred Thirty Thousand Dollars ($330,000), and otherwise in a form as shall he approved by Landlord in its reasonable discretion, as security for Tenant’s faithful performance of Tenant’s obligations under this Lease.

                (b)      The Letter of Credit shall be issued by a money center bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles office which will negotiate a letter of credit and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and shall be for a period commencing on the date of issuance of the Letter of Credit and expiring at the end of the First “Lease Year” (as defined in Section 4.2(iii) hereof). Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining, modifying, renewing or reissuing the Letter of Credit. The Letter of Credit shall be held by Landlord as Security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.

                (c)      Said Letter of Credit shall be extended annually through the expiration of the Tenth Lease Year, each extension to be effective from the first day of each applicable Lease Year through the last day of each applicable Lease Year, and Tenant shall deliver each such extended Letter of Credit to Landlord no later than thirty (30) days prior to the effective date of said extended Letter of Credit. Provided that for each Lease Year, Tenant’s net worth shall be equal to or greater than Four Million Dollars ($4,000,000) as shown on its most recent audited financial statements, the extended Letters of Credit for the subsequent Lease Year shall be reduced to the following amounts:

Second Lease Year Third Lease Year Fourth Lease Year Fifth Lease Year Sixth through Tenth Lease Years	$264,000 198,000 132,000 66,000 66,000

In the event that the Tenant’s net worth shall be less than Four Million Dollars ($4,000,000), the face amount of the letter of credit for the subsequent Lease Year shall equal the amount of the previous year’s letter of credit with no reduction. Commencing with the Sixth Lease Year, so long as Tenant’s net worth shall exceed Four Million Dollars ($4,000,000) for the previous Lease Year, Tenant may at any time elect to terminate the letter of credit and substitute a security deposit in the amount of one-twelfth of the Minimum Rent payable for that Lease Year. In the event that Tenant elects to substitute a security deposit, the provisions of Section 20.1(g) shall apply to such deposit.

                (The amount of each letter of credit for each of the ten respective Lease Years as set forth above shall be referred to as an “L-C Amount”). Failure to provide said extended Letter of Credit to landlord as provided herein, without notice or demand, shall be an immediate default of Tenant, which shall permit Landlord at its option to immediately draw in full said Letter of Credit.

                (d)      If an Event of Default (as defined in Section 18.1 hereof) has occurred and is continuing, with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, draw upon that portion of the Letter of Credit necessary for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend to cure any other material default by Tenant (after the expiration of any applicable notice and cure period set forth in Section 18.1). The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease, the Guaranty or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any penalty assessed by the financial institution for the early withdrawal from such account due to a default by Tenant shall be borne by Tenant.

                (e)      If any portion of the Letter of Credit is drawn upon, Tenant shall, within ten (10) days after written demand therefor, either (i) deposit cash with Landlord in an amount equal to the difference between the L-C Amount and the remaining amount available to Landlord under the Letter of Credit, or (ii) deposit with Landlord another irrevocable letter of credit for the remaining term of the Letter of Credit, in form and substance acceptable to Landlord from a bank acceptable to Landlord, in an amount equal to the difference between the L-C Amount and the remaining amount available to Landlord under the Letter of Credit, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep said deposit (if paid in cash) separate from its general accounts. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the cash deposit, or so much thereof as has not theretofore been applied by Landlord pursuant to the terms of this Section 20, shall be returned to Tenant within thirty (30) days following the expiration of the Letter of Credit. No trust relationship is created herein between Landlord and Tenant with respect to said Letter of Credit.

                (f)      Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Shopping Center and/or the Premises in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of any such cash deposit and/or the Letter of Credit.

                (g)      In the event that Tenant elects to substitute a security deposit for the Letter of Credit beginning with the sixth lease year, the provisions of this paragraph shall apply to such security deposit. If Tenant fails to pay Minimum Rent, Additional Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of the security deposit for the payment of any Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within thirty (30) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep the security deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations under this Lease, the deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment interest or other amount for its use, to Tenant (or at the Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default. Tenant hereby waives the provisions of any law which is inconsistent with this Article XX.

ARTICLE XXI
SECURITY INTEREST

          21.1      Grant of Security Interest. To secure performance of each and all of Tenant’s obligations hereunder, Tenant hereby grants to Landlord a security interest in each and all of (a) the tenant improvements, fixtures, furnishings, equipment, supplies and other tangible personal property located on or about the Premises that constitute (i) the Tenant’s Work described in the Work Letter attached hereto as Exhibit “C” (ii) property that is affixed to the Premises and cannot be removed therefrom without damage to the Premises, whether or not included in the Tenant Work, and (iii) any replacement for any item of Tenant Work (collectively, the “Collateral”). Landlord’s security interest in furniture that is refurbished pursuant to Section 32.1(g) of the Work Letter Agreement shall not exceed Seventy Thousand Dollars ($70,000).

          21.2      Other Action. From time to time, promptly following Landlord’s request to do so, Tenant shall take all such action, including, without limitation, the filing of financing statements and perfection documents as shall be required to grant, maintain and perfect for the benefit of Landlord a valid and perfected first priority security interest in the Collateral. Tenant shall keep the collateral free of all liens, claims and security interests other than the Security Interest hereby granted to Landlord. Tenant hereby warrants and represents that as of the date hereof, Landlord’s security interest is a valid and perfected first priority security interest.

           21.3      Landlord Rights. Landlord shall be entitled to all the rights and remedies of a secured party under Article IX of the Uniform Commercial Code, as adopted in California.

ARTICLE XXII
HAZARDOUS MATERIAL

          22.1      No Hazardous Material. Tenant hereby represents, warrants and covenants that: (a) Tenant’s business operations in the Premises do not and will not involve the use, storage or generation of “Hazardous Material” (defined below), without Landlord’s prior written consent (which consent may be withheld in Landlord’s sole and absolute discretion); (b) Tenant shall not cause or permit any Hazardous Material to be brought upon, stored, manufactured, generated, blended, handled, recycled, disposed of, used or released on, in, under or about the Premises or Shopping Center by Tenant or Tenant’s agents, employees, contractors, subtenants, assigns and invitees (collectively, “Affiliates”); and (c) Tenant shall keep, operate and maintain the Premises in compliance with all, and shall not permit the Premises to be in violation of any, federal, state or local environmental, health and/or safety related law, decision of the courts, ordinance, rule, regulation, code, order, directive, guideline, permit or permit condition currently existing and as amended, enacted, issued or adopted in the future which is applicable to the Premises (collectively, the “Environmental Laws”).

          22.2      Landlord’s Inspection Rights. Landlord and its representatives shall have the right, but not the obligation, at any reasonable time and from time to time upon reasonable prior notice (except in emergencies, in which case no notice shall be required), to enter onto and to inspect the Premises and to conduct reasonable testing, monitoring, sampling, digging, drilling and analysis for Hazardous Material on, under or about the Premises and to review and copy any documents, materials, data, inventories, financial data, or notices or correspondence to or from private parties or governmental authorities related to Hazardous Materials in connection therewith.

          22.3      Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its partners, officers, employees, agents, lenders and each of their respective successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any and all claims, judgments, damages, penalties, enforcement actions, taxes, fines, remedial actions, liabilities, losses, costs and expenses (including, without limitation, reasonable attorney fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), which arise during or after the Lease Term in whole or in part as a result of the presence or suspected presence of any Hazardous Material, in, on, under or about the Premises, the surface or subsurface of the Shopping Center and/or other properties due to Tenant’s or Affiliates’ activities, or failure to act, on or about the Shopping Center. Without limiting the foregoing, if any Hazardous Material is found in the soil, surface or ground water in, on, under or about the Shopping Center at any time during or after the Lease Term, the presence of which was caused by Tenant and/or Affiliates, Tenant shall, at its sole cost and expense, promptly take all actions as are necessary to return the Shopping Center to the condition existing prior to the introduction or release of such Hazardous Material in accordance with applicable Environmental Laws and Landlord’s prior written approval, which approval shall not be unreasonably withheld.

          22.4      Right of Entry. If Landlord has reason to believe Tenant and/or Affiliates has caused or permitted a release of Hazardous Material which results in or threatens to result in such Hazardous Material becoming present on, under or about the Premises, or is in noncompliance with any applicable Environmental Laws or requirement thereof, Landlord may demand that Tenant promptly take action with respect thereto as set forth above. If Tenant does not respond within thirty (30) days (unless there is an emergency, in which case Tenant shall respond as soon as practicable but in not less than three (3) days), Landlord has the right, but not the obligation, to enter onto the Premises and take all actions reasonably necessary to investigate and fully remediate such release or noncompliance at Tenant’s sole cost and expense, which sums shall be immediately due and payable to Landlord as Additional Rent upon receipt of an invoice therefor.

          22.5      Definition of Hazardous Material. As used herein, the term “Hazardous Material” includes any hazardous, explosive, corrosive, radioactive or toxic substance, material or waste which is regulated by any local governmental authority, the state of California or the United States, including, without limitation, any material or substance which is (a) defined or listed as a “hazardous waste”, “extremely hazardous waste”, “restricted hazardous waste”, “hazardous substance”, “hazardous material”, “pollutant” or “contaminant” under any Law, (b) petroleum or a petroleum derivative, (c) a flammable explosive, (d) a radioactive material, (e) a polychlorinated biphenyl, or (f) asbestos or an asbestos derivative.

ARTICLE XXIII
SURRENDER OF POSSESSION

          Tenant shall surrender possession of the Premises immediately upon the expiration of the Lease Term (and all options, if any, properly exercised under Article XXV) or earlier termination of this Lease. If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then unless Landlord and Tenant have otherwise agreed in writing, Tenant shall be a tenant from month-to-month. All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy except those terms, provisions and conditions pertaining to the Lease Term, and except that the Minimum Rent shall be immediately adjusted upward upon the expiration or termination of the Lease to equal one hundred twenty-five percent (125%) of the Minimum Rent for the Premises in effect under this Lease during the month which includes the day immediately prior to the date of the expiration or termination of this Lease. This month-to-month tenancy may be terminated by Landlord or Tenant upon fifteen (15) days’ prior notice to the non-terminating party. In the event that Tenant fails to surrender the Premises upon such termination or expiration, then Tenant shall indemnify, defend and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys’ fees and brokerage commissions.

ARTICLE XXIV
SUBORDINATION; NON-DISTURBANCE

          Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof and advances thereunder (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Shopping Center or the Premises; provided, however, that as a condition of the effectiveness of any subordination to any future Security Documents, Landlord shall provide to Tenant either (a) the standard form non-disturbance agreement from the holder of such Security Documents, (b) a non-disturbance agreement substantially in the form of Exhibit “H” hereto, or (c) such other commercially reasonable non-disturbance and attornment agreement in general use at the time (individually, a “Non-Disturbance Agreement”) which Non-Disturbance Agreement shall provide that such holder or any successor thereof shall, upon succeeding to Landlord’s fee interest in the Shopping Center, agree to recognize and honor the rights of Tenant under this Lease. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Shopping Center by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to landlord. Subject to the provisions of this Article, Tenant shall, within twenty (20) days of demand therefor, execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within twenty (20) days of demand therefor a subordination of lease or subordination of deed of trust, either in the form required by the holder of the Security Document requesting the document (and otherwise consistent with the provisions of this Article) or substantially in the form of Exhibit “H” hereto. As a condition of this Lease, Landlord shall obtain, from each holder of a Security Document presently encumbering the Shopping Center, a non-disturbance agreement on such holder’s standard form.

ARTICLE XXV
OPTION FOR RENEWAL

          25.1      Definition. As used in this Lease, the word “Option” means the right or option to extend the term of this Lease or to renew this Lease as provided in this Article XXV.

          25.2      Option for Renewal. Provided that Tenant shall not be in default of any provision of this Lease at the time of exercise of the Option or at the date of commencement of the term of the Option and subject to the Virgin Right of First Refusal set out in Section 25.6 below, Tenant shall have the Option to extend this Lease for one period of five years (“the Option Term”). The Option Term shall be subject to the same terms and conditions as are contained in this Lease.

          25.3      Options Personal. The Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any assignee or sublessee pursuant to Article XVI. The Option herein granted to Tenant is not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

          25.4      Effect of Default on Option. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a valid notice of default pursuant to Section 18.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of this Section 25.4.

          25.5      Notice of Exercise of Option. Written notice of election to exercise an Option must be served upon Landlord no earlier than nine (9) months and no later than six (6) months prior to the expiration of the original Lease Term. Notwithstanding anything to the contrary contained in Article XXV, Tenant may only exercise an Option by delivering its written notice of exercise to Landlord by certified mail, return receipt and date of delivery requested. It shall be Tenant’s obligation to prove that such notice was so sent in a timely manner and was delivered to Landlord by the U.S. Postal Service.

          25.6      Virgin Right of First Refusal. The Option set out in this Article XXV shall be subject to the right of Landlord to lease the Premises to Virgin Megastore Sunset, L.P. or any successor assignee or affiliate (“Virgin”) on any terms and conditions acceptable to Landlord in its sole discretion. Tenant shall have no right to exercise its Option if, within ten (10) days after Tenant serves its written notice pursuant to Section 25.5, Landlord shall provide Tenant with written notice that it has entered into negotiations, a written notice of intent or a written lease with Virgin for the Premises or any portion thereof. The exercise by Tenant of the Option shall be ineffective after receipt of Landlord’s notice regardless of whether Virgin subsequently executes any lease of the Premises; provided, however, that if Virgin subsequently unequivocally declines to lease the Premises prior to the expiration of the initial Term of this Lease, Tenant shall have the right to exercise its Option by notice served upon Landlord within fifteen (15) days of notice from Landlord that Virgin had declined to lease the Premises.

          25.7      Expansion Option. During the first Lease Year, Lessee shall have the option to amend this Lease to include the additional space (the “Option Space”) set out on Exhibit “K” hereto by giving Landlord written notice of the exercise of the option to amend. Landlord shall deliver the Option Space in its “AS IS” condition no later than six (6) months after Tenant executes a valid amendment to this Lease incorporating the Option Space into the Lease. The amendment shall provide that the lease of the Option Space shall be subject to all the terms and conditions set forth in this Lease, except as follows:

                     (a)      Minimum Rent on the Option Space shall commence sixty (60) days after Landlord delivers the Option Space to Tenant;

                     (b)      Employee parking shall be increased a ratio of three spaces per 1,000 square feet of Option Space; and

                     (c)      The Tenant Improvement Allowance for the Option Space shall be Twenty Dollars ($20) per square foot.

                Exercise of the expansion option contained in this Section 25.7 shall be subject to the terms and conditions set out in Section 25.3 and 25.4. In addition, Tenant shall have no right to exercise its option to lease the Option Space unless Tenant, and any Guarantor, are in substantially the same financial condition as at the execution of this Lease and Landlord has the ability to relocate the management office currently occupying the Option Space.

          25.8      First Right to Negotiate Option Space. In the event that the Landlord shall elect to relocate its management office after the first Lease Year but during the remaining term of this lease, Landlord shall notify Tenant of the availability of the Option Space. Within ten (10) days after Tenant’s receipt of the notice, Tenant may notify Landlord in writing that it desires to enter into negotiations to lease the Option Space at prevailing market rates, terms and conditions. If Landlord and Tenant are unable to agree on mutually acceptable terms and conditions for lease of the Option Space within fifteen (15) days following Landlord’s receipt of Tenant’s notice, this first right of negotiation shall expire and Landlord may lease the Option Space to any third party on any terms and conditions in Landlord’s sole discretion.

ARTICLE XXVI
NOTICES

          26.1      Written Notice. All notices required hereunder shall be made and given in writing to (a) Tenant, by delivery of notice as herein provided to the Premises, or (b) to Landlord at the address herein set forth. Any change of address shall be effective only upon delivery of written notice thereof to the other party. Notice shall be effective as of the date of personal delivery or delivery by a private contract carrier that assures same or next day delivery and provides a receipt, or by facsimile or other telecommunication device capable of creating a written record of such notice and its receipt. To the extent that any telecommunication notice is permitted hereunder, the parties hereto shall provide appropriate facsimile (or telex) numbers.

          26.2      Joint Execution. If and when included within the term “Landlord” as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term “Tenant” as used in this instrument there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant” respectively, shall be bound by notices and payments given in accordance with the provisions of this Article XXVI to the same effect as if each had received such notice or payment.

ARTICLE XXVII
LATE PAYMENT

          Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix in advance. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Shopping Center. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days from the date that the same is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue Rent as a late charge. Any installment of Rent due from Tenant and not received by Landlord within thirty (30) days from the date that the same is due shall bear interest at the Default Rate until the same is fully paid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

ARTICLE XXVIII
TENANT’S ESTOPPEL STATEMENT

          Within ten (10) days of Landlord’s written request, Tenant agrees to execute, acknowledge and deliver to Landlord an Estoppel Statement in the form attached hereto as Exhibit “I” ratifying this Lease and certifying (if believed to be true by Tenant) the information and statements contained in Exhibit “I”.

ARTICLE XXIX
MISCELLANEOUS

          29.1      Interpretation, Use of Pronouns. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between parties hereof, it being understood and agreed that neither the method of computation of Rent, nor any other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and words of one gender shall include the other gender.

          29.2      Captions. The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

          29.3      Waivers. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

          29.4      Force Maieure. Whenever a period of time is herein prescribed for action to be taken by either party, either party shall not be liable or responsible for and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of either party (such events are sometimes referred to herein as “Force Majeure Events”); provided, however, in no case shall any such Force Majeure Event excuse or delay the period within which any monetary obligation hereunder must be performed.

          29.5      Quiet Enjoyment. Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease and the rights of any mortgagees or ground lessors, at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Premises. Tenant acknowledges that the Shopping Center is not an office environment but is intended to be a lively, retail shopping venue and that sounds, sights, odors and vibration may be present which might not be present in an office environment. Without limitation on the foregoing, Tenant acknowledges that other tenants of the Shopping Center may from time to time play audible music, erect and maintain bright visual displays, and conduct promotional events, both in their respective premises and in the Common Areas, and the same may be experienced by Tenant and Tenant’s employees, customers, clients, licensees and invitees in the Common Areas and within Tenant’s premises. Tenant hereby waives and releases any claim for breach of quiet enjoyment, constructive eviction, any right to terminate the lease, any right to deduct or offset from rent, or any claims against other Shopping Center tenants or Landlord arising out of the foregoing activities, provided such activities are commercially reasonable in a retail context.

          29.6      Entire Agreement. This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part or waive any rights hereunder unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

          29.7      Brokers. Tenant and Landlord each represents and warrants that it has dealt with no broker, agent or finder other than Landlord’s or Tenant’s Broker named in Section 1.1(1) or 1.1(m) above, on account of this Lease, and agrees to defend, indemnify and hold harmless each other from and against any and all claims, damages and costs, including attorneys’ fees, in connection with any claim for brokerage, finder’s or similar fees, or compensation related to this Lease, which may be made or alleged as a result of acts or omissions of that party.

           29.8      Governing Law. The laws of the State of California shall govern the interpretation, validity, performance and enforcement of this Lease.

          29.9      Waiver of Jury Trial. Landlord and Tenant each acknowledges that it has had the advice of counsel of its choice with respect to its rights to trial by jury under the constitutions of the United States and the State of California. Landlord and Tenant each expressly and knowingly waive and release all such rights to trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters arising out of or in any way connected with this Lease, Guarantor’s guaranty of Tenants’ obligations under this Lease (if any), Tenant’s use or occupancy of the Premises, and/or any claim for injury or damage,

      LANDLORD INITIAL _________

      TENANT INITIAL___________

          29.10      Venue and Jurisdiction. Landlord and Tenant hereby acknowledge and agree that any action brought to enforce any provision of this Lease, the Guaranty (if any) or otherwise arising out of or relating to this Lease or the Guaranty (if any) shall have its venue in Los Angeles County, California or in the United States District Court having jurisdiction over Los Angeles County, California. Landlord and Tenant each agrees to submit to the jurisdiction of any such court in any such action.

          29.11      Successors and Assigns. The terms, provisions and covenants contained in this Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

           29.12      Time. Time is of the essence in this Lease and each and every provision hereof.

          29.13      No Effect on Indemnification. The obligations of the indemnifying party under each and every indemnification and hold harmless provision contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last date permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provision or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys’ fees incurred. Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.

          29.14      No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

          29.15      Remedies Cumulative. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

          29.16      Enforceability. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease and the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

          29.17      No Discrimination. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, sex, sexual orientation, creed, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices or discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees of the Premises.

          29.18      Joint and Several Liability. In the event that either Landlord or Tenant is composed of more than one person or entity, the obligations imposed herein shall be joint and several.

          29.19      Recordation. Tenant shall not record or permit to be recorded in the official records of the County where the Premises is located any memorandum of this Lease or any other document giving notice of the existence of this Lease.

          29.20      Litigation. In the event of any legal action or proceeding arising out of this Lease by either party to this Lease against the other party, the prevailing party shall be entitled to recover from the nonprevailing party reasonable attorneys’ fees and costs, including expert witness fees and other consultants’ fees and costs, incurred in such action. Such amounts shall be included in any judgment rendered in such action or proceeding.

          29.21      No Offer. The delivery of an unsigned copy of this Lease to Tenant shall not constitute an offer to lease the Premises or grant any rights to Tenant as a result thereof and this Lease shall not be binding on Landlord or Tenant until executed by Landlord and Tenant and delivered to Landlord.

      29.22      Landlord’s Liability.

                (a)      The term “Landlord” shall mean only the owner of the fee interest in the Shopping Center and in the event of transfer by such owner of its interest in the Shopping Center, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.

                (b)      Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder and in the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity interest then owned by Landlord in the land, improvements and personal property which constitute the Shopping Center. However, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord.

          29.23      Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Shopping Center imposed by Landlord as set forth in Exhibit “E” attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant; provided; however, that, any change or modification to, or enforcement of, such rules and regulations shall be effected on a good faith non-discriminatory basis by Landlord. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations.

          29.24      Authority. If Landlord or Tenant is a corporation, each individual executing this Lease on behalf of said party hereby covenants and warrants that Landlord or Tenant, as the case may be, is a duly authorized and existing corporation, that said party has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Landlord or Tenant is a partnership or trust, each individual executing this Lease on behalf of said party hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord or Tenant, as the case may be, in accordance with the terms of such entity’s partnership or trust agreement. Each party hereto shall provide the other party on demand with such evidence of such authority as either party shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.

          IN WITNESS WHEREOF, this Lease is executed as of the date first above written.

LANDLORD:

8000 Sunset, Ltd.,
a California Limited Partnership
By:      8000 Investment Corporation;
            a California Corporation

By:

Its:

TENANT:

SCOTT MEDNICK & ASSOCIATES, INC.,
a California corporation, doing business as
THINK NEW IDEAS, INC.,

By:

Its:

EXHIBIT A

LEGAL DESCRIPTION OF 8000 SUNSET

DESCRIPTION:	THE LAND REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOT 3 AND THE SOUTH 1.5 FEET OF LOT 2 IN BLOCK “C” OF CRESCENT HEIGHTS, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 6, PAGES 92 AND 93 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

LOT 1 AND THE NORTH 18.5 FEET OF LOT 2 IN BLOCK “C” OF CRESCENT HEIGHTS, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 6 PAGES 92 AND 93 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

LOT 2 IN BLOCK “C” OF CRESCENT HEIGHTS, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 6 PAGES 92 AND 93 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THE SOUTH 1.5 FEET, AND EXCEPT THE NORTH 185 FEET.

PARCEL 4:

LOTS 28 AND 29 IN BLOCK “C” OF CRESCENT HEIGHTS TRACT, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 6 PAGES 92 AND 93 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOT 28, THE EASTERLY 1.63 FEET THEREOF.

PARCEL 5:

THE EASTERLY 1.63 FEET OF LOT 28 BLOCK “C” OF CRESCENT HEIGHTS TRACT, IN THE CITY OF LOS ANGELES, AS PER MAP RECORDED IN BOOK 6 PAGES 92 AND 93 OF MAPS.

EXHIBIT B

DESCRIPTION OF PREMISES

EXHIBIT C

WORK LETTER AGREEMENT

HANDICAP ELEVATOR ACCESS TO ALL LEVELS
WALKWAY
BUILDING B LEVEL 3
BUILDING A LEVEL 3
PLAZA BELOW
STAIR #2
STAIR #5
FREIGHT ELEVATOR
OPTION SPACE (PROPERTY MANAGEMENT OFFICE)
ELECT./TEL ROOM
ELECT./TEL ROOM
BUILDING C LEVEL 3
LAEMMLE'S SUNSET 5 THEATRES
N

RETAIL LEVEL #3

8000 SUNSET BOULEVARD

WORK LETTER AGREEMENT

          This work letter agreement (“Work Letter Agreement”) shall constitute an exhibit to the Lease by and between 8000 Sunset, Ltd., as Landlord, and Scott Mednick & Associates, Inc., doing business as Think New Ideas, Inc., as Tenant, and shall be incorporated therein by reference and deemed a part thereof. All capitalized terms contained but not defined herein shall have the meanings ascribed to them in the Lease. In the event of any conflict between any term or provision of the Lease and any term or provision of this Work Letter Agreement, the term or provision of this Work Letter Agreement shall control.

ARTICLE I
TENANT IMPROVEMENTS

          1.1      Scope of Improvements. Landlord shall administer the construction of the Tenant Improvements in the Premises in accordance with this Work Letter Agreement. The “Tenant Improvements” consist of all improvements described in the Tenant Plans (as defined below).

ARTICLE II
TENANT IMPROVEMENT PLANS

          2.1      Definitions.

                (a)      Codes. The term “Codes” means all applicable electrical, building, zoning health, safety, environmental, seismic, handicap access, fire, energy and other codes, ordinances, regulations, rulings, interpretations, requirements and relevant provisions of law, issued or adopted by the City of Los Angeles, County of Los Angeles, State of California, the Federal Government or other government authority.

                (b)      Landlord’s Work. The term “Landlord’s Work” means all items of Tenant Improvements listed on Attachment “C-1” to this Work Letter Agreement.

                (c)      Tenant’s Work. The term “Tenant’s Work” means all items of Tenant improvements other than those items specifically denominated on Attachment “C-1” as Landlord’s Work, whether or not included in the Tenant Plans, including, without limitation, the items set forth on Attachment “C-2” to this Work Letter Agreement.

          2.2      Base Building Documentation Package. Landlord shall furnish Tenant with one (1) set of reproducibles of (a) base building as-built documents for all disciplines giving technical and design information for the Premises; (b) the base building exiting analysis and calculations; (c) the base building handicap access and facilities documents; and (d) the path of travel documents (together referred to as the “Base Building Documentation Package”). Landlord shall not be responsible for the accuracy, efficacy or sufficiency of the Base Building Documentation Package. Tenant shall be solely responsible for all technical and other examinations of the Premises and shall be solely responsible with respect to the verification of actual field conditions and actual field measurements and the review of all technical and engineering requirements with respect to the Premises and Tenant’s construction thereon. The cost of the Base Building Documentation Package may be charged by landlord to the Tenant Improvement Allowance.

           2.3     Tenant Plans. Tenant Plans shall include the following:

                (a)      Conceptual Drawings.

                     (i)      Within three (3) weeks after the execution date of the Lease (the “Plan Submission Date”), Tenant shall submit to Landlord two (2) sets of prints and one (1) set of reproducible prints of Tenant’s design plan for the Premises (scale: 1/8” = 1’ or 1/4” = 1', unless otherwise indicated) (the “Conceptual Drawings”) showing the intended design character and finishing of the Premises. The Conceptual Drawings shall comply with the design criteria of the Shopping Center and shall set forth the requirements of Tenant within the Premises. Such drawings shall include without limitation the following:

                           (1)      Layout of the space: Space allocations, the size and locations of all partitions, doors, furniture and permanent and movable equipment and fixtures;

                           (2)      Architectural design of the space: Floor plans and interior elevations including sign(s), sections and schematic fixturizing information and preliminary material selections and finishes, indicating materials, equipment and features to be installed on or placed within the Premises;

                           (3)      Schematic reflected ceiling design showing the location, type and size of all lighting fixtures, air diffusers, grilles, ceiling pattern or drywall, smoke detectors and fire sprinkler heads;

                           (4)      Preliminary color and material sample ideas;

                           (5)      Schematic mechanical system design, including basic equipment to be used in its position and capacity, duct distribution system and diffuser locations;

                           (6)      Schematic electrical system design: Floor and reflected ceiling plans showing electrical and telephone outlets, type of lighting fixtures, other electrical equipment contemplated and location of panel board(s), switchboard(s) and projected electrical loads;

                           (7)      Structural: Structural drawings indicating all proposed revisions, if any, to the Shopping Center structural systems and structural design for Tenant’s Work;

                           (8)      Preliminary plumbing systems design, including water, sanitary and gas, required within or directly related to the Premises and any routing within the Shopping Center;

                           (9)      Fire protection sprinkler and fire and life safety systems required within or directly related to the Premises and any routing within the Shopping Center;

                           (10)      Preliminary budget and schedule; and

                           (11)      Outline of specifications for the Tenant Improvements.

                      (ii)      After review of Conceptual Drawings, Landlord shall return to Tenant one (1) set of prints of Conceptual Drawings with Landlord’s required modifications and/or approval within five (5) business days after Landlord receives the Conceptual Drawings from Tenant for review. Alternatively, Landlord may provide required modifications in writing. If Conceptual Drawings are returned to Tenant with modifications or a letter requiring modifications but not bearing Landlord’s approval, such Conceptual Drawings shall be immediately revised by Tenant and resubmitted to Landlord for approval within ten (10) business days after Landlord delivers them to Tenant. This process set forth in this paragraph shall be repeated until Landlord’s final written approval of the Conceptual Drawings shall have been obtained, however such approval shall not be unreasonably withheld.

                (b)      Construction Drawings.

                     (i)      Immediately following Landlord’s approval of the Conceptual Drawings, Tenant shall engage an architect (the “Architect”) approved in writing in advance by Landlord and duly licensed to practice in the State of California for the purpose of preparing construction drawings (the “Construction Drawings”) for the Premises. The design and construction documents for the mechanical, plumbing, electrical and structural disciplines shall be prepared by engineers approved in writing in advance by Landlord and duly licensed to practice in the State of California. Tenant shall directly retain the services of those engineers, as applicable, to perform all work required to complete the Premises. Construction Drawings shall be prepared in strict compliance with the design criteria and requirements as set forth in Attachment “C-3” to this Work Letter Agreement, and shall include drawings, specifications and bid forms of such scope as to completely delineate the construction work to be performed and shall conform in all respects to the Conceptual Drawings as approved by Landlord. In addition, the Construction Drawings shall include:

                           (1)      Electrical calculations showing: (aa) number of circuits, (bb) connected load of each circuit, and (cc) number of space circuits;

                           (2)      Mechanical calculations and equipment data showing: (aa) the heating required (transmission and ventilation losses) in each space, (bb) the ventilation supply and exhaust required for each space and the ventilation supply and exhaust provided, if any, (cc) the coding load in each space, (dd) the total air flow in each space, and (ee) temperature control system including control diagram and specification of make.

                           (3)      Engineered electrical drawings signed by an electrical engineer showing electrical loads in the Premises and accompanied by detailed electrical and mechanical calculations demonstrating compliance with Divisions 1 through 4 of Title 24 of the California Code of Regulations. "

                           (4)      Specifications for Tenant Improvements.

                      (ii)      All Construction Drawings prepared by the Architect shall be submitted by Tenant, in the form of one (1) set of reproducible prints and two (2) sets of prints, to Landlord for approval within thirty-five (35) days after Landlord’s approval of Conceptual Drawings. After review of Construction Drawings, Landlord shall return to Tenant one (1) set of prints of Construction Drawings with Landlord’s required modifications and/or approval within ten (10) business days after Landlord receives the Construction Drawings from Tenant for review. Alternatively, Landlord may provide required modification in writing separate from the Construction Drawings.

                      (iii)      Tenant shall pay all fees of the Architect and other consultants.

          2.4      Preparation of Tenant Plans. Tenant Plans shall be in form and content sufficient to secure all required governmental approvals and comply with all applicable Codes. Tenant may elect to have the fees and charges of the space planner or Architect for all the work required by this Article if charged against the Tenant Improvement Allowance.

          2.5      Approval of Construction Documents. Landlord and Tenant will approve the Tenant Plans prior to submission to plan check. Any changes to the Tenant Plans required by the City of Los Angeles or any governmental agency or body shall be approved by Landlord and Tenant. For the purposes of this paragraph, Tenant shall be deemed to have approved any changes approved by Landlord or to have disapproved any changes disapproved by Landlord should Tenant fail to notify Landlord of is approval or disapproval of any such matter within five (5) days following receipt of notice thereof.

           2.6      Permits. Tenant shall be responsible for submission of Tenant Plans for plan check by the City of Los Angeles. Tenant shall be responsible for and shall pay all expenses required to obtain the required permits, including but limited to, fees paid to governmental agencies, attorneys and consultants and all fees and expenses for securing all permits necessary for construction of the Tenant Improvements. Tenant may elect to have the fees and expenses charged against the Tenant Improvement Allowance.

          2.7      Tenant Changes. In the event that Tenant requests a change in the Tenant Plans, Tenant shall advise Landlord as to any increases in the cost of the Tenant Improvements and as to any delay such change would cause in the construction of the Tenant Improvements. Landlord shall approve or disapprove such change within seven (7) business days of written notice from Tenant. Landlord shall have the right to decline Tenant’s request for a change in the approved Tenant Plans if the Contractor (defined below) disapproves of the change, if the change is not consistent with the requirements of Paragraph 4.1, if the change would, in Landlord’s sole opinion, unreasonably delay construction of the Tenant Improvements or if Tenant has not deposited with Landlord funds sufficient to cover an increase in cost. All changes to Tenant’s Plans shall be subject to Landlord’s prior written approval which shall not be unreasonably withheld pursuant to the provisions of this Work Letter Agreement.

          2.8      Landlord’s Address. All prints, drawing information and other material to be furnished by Tenant to Landlord for approval as required in this Work Letter Agreement shall be addressed to Landlord at the address for notices set forth in the Lease or such other address or addresses as Landlord may from time to time designate. Approvals of such documents shall not be effective unless given by Landlord in writing.

ARTICLE III
TENANT IMPROVEMENT ALLOWANCE

          3.1      Grant of Tenant Improvement Allowance. Landlord hereby grants to Tenant a tenant improvement allowance of a maximum of Six Hundred Nineteen Thousand, Two Hundred Ninety Dollars ($619,290) (the “Tenant Improvement Allowance”) which shall only be used for the construction of the Tenant’s Work.

           3.2      Payment of Tenant Improvement Allowance.

                3.2.1 Uses for Tenant Improvement Allowance. Except as otherwise set forth in this Work Letter Agreement, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord’s disbursement process as set forth in Paragraph 3.2.2) only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

                     (a)      Payment of the fees of the Architect and any consultant or engineer engaged by Tenant in connection with Tenant’s design and/or construction of the Premises or Tenant’s Work in accordance with the provisions hereof;

                     (b)      The payment of plan check, permit, and license fees relating to construction of the Tenant’s Work;

                     (c)      The cost of construction of the Tenant’s Work (including costs incurred under paragraph 4.7) in accordance with the Construction Drawings as approved by Landlord pursuant to the provisions hereof (the “Approved Construction Drawings”);

                     (d)      The cost of any changes in the base, shell and core of the Shopping Center when such changes are required by the Approved Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith. In any event, all costs and expenses associated with changes to the Shopping Center (including, without limitation, the base, shell and core of the Shopping Center) required or desired by Tenant or any governmental authority as a direct result of the construction proposed in the approved Construction Drawings shall be borne exclusively by Tenant;

                     (e)      Sales and use taxes and Title 24 fees in connection with the construction of the Tenant’s Work;

                     (f)      The cost of furniture, fixtures, built-ins, related cabinets, appliances, telecommunications, security systems and other equipment and all related wiring covered by the Approved Construction Drawings pursuant to the provisions hereof and which are affixed to, incorporated into and shall become a permanent part of the Premises; and

                     (g)      Refurbishment of Tenant’s existing furniture systems; provided that the amount of the Tenant Improvement Allowance used for such refurbishment shall not exceed Seventy Thousand Dollars ($70,000); and provided further that refurbished furniture systems shall be subject to Landlord’s security interest as provided in Article XXI of this Lease not to exceed $70,000; and shall become the property of Landlord upon termination of the Lease unless Landlord leases the Premises to a retail tenant, in which case Tenant shall remove all such refurbished furniture systems.

                3.2.2 Payment for Tenant Improvements. Tenant shall pay all costs (as set out in Article V, below) of the Tenant’s Work to the extent that the costs exceed the Tenant Improvement Allowance. Upon acceptance and execution of the Construction Contract as provided in Section 4.3 below, Tenant shall deposit with Landlord the excess of the cost of Tenant’s Work over the Tenant Improvement Allowance plus ten percent (10%) of the total amount of the Construction Contract. Tenant shall include in the calculation of such deposit the total cost for Tenant’s Work under the Construction Contract. All amounts deposited by Tenant pursuant to this Article III and the Tenant Improvement Allowance are hereafter referred to as the “Deposited Funds”. Landlord shall make all payments to contractors, subcontractors, materialmen or suppliers (the "Construction Entities") for construction of the Tenant Improvements upon fulfillment by Tenant of each of the following conditions:

                     (i)      Tenant shall have deposited with Landlord funds equal to the sum of the excess cost of Tenant’s Work over the Tenant Improvement Allowance plus ten percent (10%) of the total amount of the Construction Contract and any increases of such excess cost arising out of Tenant changes as provided in Section 2.7 above.

                     (ii)      On or before a date designated by Landlord (the “Submittal Date”) of each calendar month commencing with the first calendar month following the execution of the Construction Contract and the deposit of funds as required by this Section 3.2.2, Landlord shall have received, as applicable: (A) in the case of Contractor only, a request for payment, on the standard AIA (G702) form showing, by trade, the percentage of completion of the Tenant’s Work in the Premises (as reasonably extrapolated by Contractor through the end of the applicable month), detailing the portion of the work completed, and reasonably demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed, including invoices from all of its subcontractors (the “Subcontractors”); (B) invoices from all agents, materialmen, laborers and suppliers which are directly retained by Landlord or Tenant (collectively “Agents”) for labor rendered and materials delivered to the Premises for the applicable payment period; (C) executed conditional mechanic’s lien releases from all of the Subcontractors and Agents, as applicable, which shall comply with the appropriate provisions of California Civil Code Section 3262(d); provided, however, that with respect to fees and expenses of the Architect, the engineers or Agents which are equipment suppliers, movers or consultants, for which the payment scheme set forth in items (B) and (C), above, is not applicable (collectively, the “Non-Construction Allowance Items”), Landlord shall have received on or before the applicable Submittal Date reasonable evidence of incurring the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); and (D) all other customary information reasonably requested in good faith by Landlord. Submittal of Contractor’s request for payment shall be deemed to constitute authorization for Landlord to disburse to the Construction Entities (in accordance with the provisions of this Paragraph 3.2.2(ii)) the amounts set forth in the request for payment and to deduct such disbursements from the Deposited Funds.

                     (iii)      There shall be no lien or stop notice served, filed or recorded affecting the Tenant Improvements on the Premises.

                     (a)      Payment. On or before the date which is thirty (30) days after Landlord’s receipt of the payment requests set forth above (the “Payment Date”), and assuming Landlord receives the applicable information described in items (i) through (iii), above, and conditional and unconditional lien releases, as applicable, for all work paid for from the Deposited Funds as of the previous Payment Date, Landlord shall deliver checks to the Construction Entities, provided that Landlord does not dispute any request for payment based on material non-compliance of any work with the Approved Construction Drawings, or due to any materially substandard work as identified in good faith by Landlord.

                     (b)      Final Retention. Subject to the provisions of this Work Letter Agreement, checks for the payments payable to the Construction Entities shall be delivered by Landlord to the Construction Entities following completion of construction of the Premises, provided that (i) Contractor delivers to Landlord properly executed unconditional mechanic’s lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), executed by all Construction Entities, (ii) Landlord has reasonably determined that no materially substandard work exists which materially and adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, (iii) Landlord shall have performed the inspection and delivered to Tenant the written approval of the Tenant’s Work in accordance with paragraph 4.13(a) of the Work Letter Agreement, (iv) Landlord shall have received all of the items in paragraph 4.13(b) through (h), and (v) Contractor has received approval from both Landlord and Tenant that the punchlist items listed during the walk through prior to the opening of business on the Premises have been corrected or completed.

                     (c)      Interest. Landlord shall deposit Tenant’s portion of the Deposited Fund in an interest bearing account. Payments made by Landlord pursuant to this section shall be made on a dollar-for-dollar basis from Tenant’s portion of Deposited Funds and Landlord’s portion of Deposited Funds until the portion is exhausted.

                     (d)      Refund of Deposited Funds. Any amount remaining on deposit with Landlord subsequent to the completion of the final improvements after satisfaction of all conditions to final retention payments set forth in subsection (b) above shall be disbursed as follows:

                           (i)      In the event that the actual cost of construction of the Tenant improvements is less than the Deposited Funds but equal to or greater than the Tenant Improvement Allowance, the remaining Deposited Funds and interest earned on Tenant’s portion shall be distributed to Tenant.

                           (ii)      In the event that the actual cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant’s portion of the Deposited Funds and interest earned on Tenant’s portion shall be disbursed to Tenant and the remaining amount shall be retained by Landlord.

           3.3      Space Planning Fee. Landlord shall reimburse Tenant for one-half of Tenant’s space planning costs which reimbursement shall not exceed Seven Hundred Fifty Dollars ($750.00) and shall be credited against the Tenant Improvement Allowance.

ARTICLE IV
CONSTRUCTION OF TENANT IMPROVEMENTS

           4.1      Quality. As a material consideration for the execution by Landlord of the Lease, Tenant agrees that all construction of the Tenant Improvements (a) shall be good quality, using only first class materials and workmanship, and shall otherwise be consistent with a first class materials and workmanship, and shall otherwise be consistent with a first-class office operation and (b) shall comply with all applicable Codes. Such work of improvement shall include new fixtures and equipment and new wall and floor coverings. Landlord and Tenant agree that Landlord shall, in exercising its approval rights with respect to Tenant’s Work, have the right to insist using only first class materials and workmanship and meeting the specific criteria established by Landlord, including, without limitation, the criteria set forth in the Lease and this Exhibit “C”.

           4.2      Contractor. Tenant will enter into a construction contract with one (1) or more contractors (collectively, the “Contractor”) selected by Tenant and reasonably approved in writing in advance by Landlord for the construction of the Tenant’s Work in accordance with the Tenant Plans. Tenant shall be responsible for payment to Contractor, any Subcontractors, Tenant’s Agents or other third parties of all costs incurred in connection with the construction of the Tenant’s Work. Landlord shall be responsible for reimbursement of those costs only to the extent and subject to the conditions set out in Article III, above.

           4.3      Construction Contract. Construction of the Tenant’s Work shall be administered and managed by Tenant in accordance with the Tenant Plans under the construction contract. The construction contract shall (a) provide for a stipulated sum of the entire cost of work, (b) require insurance coverage in the amounts and types set forth in Attachment “C-4” to this Work Letter Agreement and otherwise acceptable to Landlord, (c) provide for a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, and (d) be in a form mutually and reasonably acceptable to Landlord and Tenant.

           4.4      Commencement of Construction. Upon Landlord’s approval of the Construction Drawings and obtaining all necessary permits from the City of Los Angeles, Tenant shall start construction of the Premises as soon as possible but not later than fourteen (14) days after the later of these two dates, and Tenant shall carry such construction to completion with all due diligence. The failure of Tenant to comply with the procedures and schedules set forth in this Work Letter Agreement, or to complete the construction of the Premises prior to the Commencement Date shall have no effect whatsoever upon the commencement of the Lease Term; and provided that Landlord has met all of its obligations stated in this Work Letter Agreement in a timely fashion, the Lease shall commence as provided in Section 3.1 of the Lease.

           4.5       General Requirements.

                (a)      Tenant shall submit to Landlord by United States certified mail, return receipt requested, postage prepaid, within thirty-five (35) days after the approval of the Conceptual Drawings, the following information:

                     (i)      The names, addresses and license numbers of all general, mechanical and electrical contractors (including, without limitation, any Contractor or Subcontractor) Tenant intends to engage in the construction of the Premises.

                     (ii)      A reasonably detailed schedule for Tenant’s performance of the Tenant’s Work (including, without limitation, the date on which Tenant’s Work will commence, the estimated date of completion of Tenant’s Work, and the date on which Tenant expects to open for business the Premises).

                     (iii)      Evidence of insurance as required by the Lease and/or this Work Letter Agreement.

                     (iv)      An itemized statement of estimated construction costs, including without limitation, architectural, engineering and Contractor’s fees.

                     (v)      Performance and/or labor and material bonds for any or all Contractors and Subcontractors as may be required by Landlord, or any other bonds to be furnished by Tenant as may be required by Landlord to ensure the faithful performance of the work in accordance with the drawings and specifications approved by Landlord.

                (b)      All Contractors and Subcontractors engaged to work on Tenant’s Work shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s general contractor and other contractors on the job or in the Shopping Center. Upon notice from Landlord, Tenant shall stop using (or cause Contractor and any Subcontractor to stop using) any person or entity disturbing the labor harmony with any work force or trade engaged in performing Tenant’s Work or other work, labor or services in or about the Shopping Center. All work shall be coordinated with any ongoing Shopping Center construction work. Landlord shall have the right to disapprove of any Contractor or Subcontractor which Tenant desires to engage for Tenant’s Work.

                (c)      Construction shall comply in all respects with applicable Codes. All building and other permits required in connection with the construction and completion of the Premises and the signage thereof shall be obtained and paid for by Tenant.

                (d)      Tenant shall cause Contractor and all Subcontractors to provide warranties for not less than one (1) year following completion of Tenant’s Work in accordance with Paragraph 6.1 against defects in workmanship, materials and equipment.

                (e)      Tenant’s Work shall be subject to the inspection of Landlord and Landlord’s supervisory personnel at all times during construction without notice.

                (f)      Tenant shall deliver to Landlord copies of all inspection reports for special inspections required by the City of Los Angeles Department of Building and Safety.

           4.6      Landlord’s Right to Perform Work. Landlord shall have the right to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of Tenant’s Work which Landlord determines in its sole discretion, with reasonable notice to Tenant and a reasonable opportunity for Tenant to cure any deficiency (if any), should be performed by Landlord for the best interest of the Shopping Center or to correct any violation of applicable Codes, including without limitation, work which pertains to structural, mechanical, vertical transportation, fire protection, electrical and plumbing components, to roofing and to the removal of unduly accumulated construction material and debris.

           4.7     Temporary Facilities During Construction. Tenant shall provide and pay for all temporary utility facilities and the daily removal of debris as necessary and appropriate in connection with the construction of the Premises. Storage of Contractor’s and Subcontractors’ construction material, tools, equipment and debris shall be confined to the Premises. In no event shall any material, debris or equipment be stored in Common Areas or in service or exit corridors. Landlord shall have the right to remove or cause the removal of any such material, debris or equipment upon reasonable notice to Tenant or Tenant’s Contractor and Landlord shall be reimbursed by Tenant for the cost of such removal promptly upon Landlord’s presentation to Tenant of invoices or other proof of cost.

           4.8     Coordination with Landlord’s Work. Tenant’s Work shall be performed in coordination with Landlord’s Work and the work of Landlord and other tenants of the Shopping Center in connection with other premises or areas of the Shopping Center so that Tenant’s Work will not interfere with or delay completion of any other construction work in the Shopping Center.

          4.9      Common Area. Entry by Tenant and Tenant’s employees into areas of the Shopping Center unnecessary to the performance of Tenant’s Work shall be prohibited.

          4.10      Construction Rules. Tenant will abide by and cause Contractor, the Subcontractors, Tenant’s Agents and Tenant’s employees to abide by rules and regulations published by Landlord from time to time, the current version of which is attached hereto as Attachment “C-5” including, without limitation, rules and regulations pertaining to parking, toilet facilities, safety conduct, delivery of materials and supplies, employee entrance gates to the Shopping Center, hours of construction and cooperation with Landlord’s architect, general contractor and subcontractors and other tenants in the Shopping Center.

           4.11     Damage to Shopping Center. Should any damage occur to any portion of the Shopping Center during construction of Tenant’s Work arising out of or in connection with any acts, omissions or negligence of Tenant to any person claiming through or under Tenant, Tenant’s Agents, Tenant’s employees, Contractor, Subcontractors or any person claiming through or under Tenant, in, on or about the Premises or the Shopping Center, including without limitation, any acts, omissions or negligence in the making or the performing of any of Tenant’s Work, then, in addition to and notwithstanding any other rights and remedies of Landlord under the Lease, and with reasonable prior notice to Tenant (except in the case of emergency when no notice shall be required), Landlord may, at its sole discretion, either (a) cause Tenant to repair such damage at Tenant’s sole cost and expense or (b) repair such damage and charge Tenant for such repair as Additional Rent.

          4.12      Notice of Completion. Upon completion of Tenant’s Work, Tenant shall timely record a Notice of Completion in the office of the Los Angeles County Recorder in accordance with the terms of Section 3093 of the California Civil Code or any successor statute and shall submit to Landlord a conformed copy of such Notice of Completion.

          4.13      Landlord’s Letter of Acceptance. Upon the completion of Tenant’s Work, Landlord shall inspect the Premises, and if the Premises are acceptable, shall issue a Landlord’s Letter of Acceptance. The issuing of such Letter shall be contingent upon all of the following:

                (a)      Landlord’s acceptance of Tenant’s Work as being complete in accordance with the approved Construction Drawings shall be subject to Landlord’s inspection and subsequent written approval. Tenant shall give Landlord prior written notification of the anticipated completion date of Tenant’s Work and shall schedule a "walk-through" (punch list) prior to opening the Premises for business. The walk-through shall be attended by Tenant, the Architect, Contractor and a representative of Landlord. A "punchlist" of items to be completed and/or corrected by Tenant shall be compiled. Tenant shall promptly correct and/or complete all items on such punchlist and failure to do so within forty-five (45) days after the walk-through shall permit Landlord, with reasonable prior notice to Tenant, to correct and/or complete such items. IN NO EVENT SHALL TENANT OPEN FOR BUSINESS PRIOR TO SUCH WALKTHROUGH.

                (b)      The expiration following Tenant’s recording of the Notice of Completion of the period for the recording of claims of lien for the work performed in the Premises with no claims of lien having been recorded or, if such lien period has not expired, Tenant’s furnishing Landlord with the final and unconditional waivers and releases of liens and sworn statements from all persons performing labor and/or supplying materials in connection with such work showing that all such persons have been compensated in full.

                (c)      Submission by Tenant to Landlord of a detailed breakdown of Tenant’s final and total construction costs.

                (d)      Submission by Tenant to Landlord of warranties for not less than one (1) year against defects in workmanship, materials and equipment.

                (e)      Full payment by Tenant of all sums due Landlord for items of work performed by Landlord or at its direction on behalf of Tenant, as outlined in this Work Letter Agreement.

                (f)      The issuance of certificate of occupancy (temporary or permanent) by the City of Los Angeles Department of Building and Safety. IN NO EVENT SHALL TENANT OPEN FOR BUSINESS PRIOR TO OBTAINING THE CERTIFICATE OF OCCUPANCY.

                (g)      Tenant’s delivery to Landlord of copies of all inspection reports for special inspections required by the City of Los Angeles Department of Building and Safety.

                (h)      Tenant’s delivery to Landlord of one (1) set of each of (i) "blue-lines" and (ii) legible and reproducible "as-built" drawings of the Premises.

                (i)      Tenant, or its Contractors or Subcontractors, complying with all of the requirements of Section 4.5.

          4.14      Payments by Tenant. Tenant shall pay to Landlord as Additional Rent any and all amounts owing pursuant to the terms and provisions of this Work Letter Agreement, without deduction or offset, within ten (10) days after Landlord sends Tenant a statement therefor, which may be sent by regular mail. The costs and expenses of all Tenant’s Work not covered by the Tenant Improvement Allowance shall be borne exclusively by Tenant.

ARTICLE V
COSTS AND SUBSTITUTIONS

           5.1     Tenant’s Construction Costs. The cost of constructing the Tenant’s Work shall mean the total amount actually paid under the construction contract for the construction of the Tenant’s Work, as increased or decreased pursuant to any change order executed by Tenant and approved by Landlord. The cost of constructing the Tenant’s Work shall include, but shall not be limited to, the cost of all labor and materials required for the construction of Tenant’s Work. These costs will include, but will not be limited to, the cost of all interior and exterior doors and door frames, hardware, ceilings, demising partitions and interior walls, insulation, drywall, all casework and millwork, wall coverings, baseboard, HVAC, plumbing, lighting fixtures, electrical outlets, light switches, telephone outlets, antenna hookups, sprinkler system, emergency lighting, branch wiring, security system, locks, alarm wiring, smoke and heat detectors, speakers, overhead and profit to Contractor, the cost of all building and other governmental permits and approvals and the cost of preparing the Tenant Plans including the cost of any architects, engineers, or space planners involved in the preparation and/or approval of said documents. There shall be included in construction costs a supervisorial fee of Eleven Thousand Six Hundred and Ninety-Eight Dollars ($11,698) payable by Tenant to Landlord, which fee Tenant may elect to charge against the Tenant Improvement Allowance.

           5.2     Substitutions. Any materials which are specified in the Tenant Plans which, in Landlord’s judgment cannot be obtained in a timely fashion, may be substituted with materials similar in quality and style, subject to Tenant’s consent, which shall not be unreasonably withheld or delayed.

ARTICLE VI
GUARANTEES AND WARRANTIES

           6.1     Construction Contract Guarantees and Warranties. Contractor and each Subcontractor shall guarantee and warrant for the benefit of Landlord and Tenant that (a) the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year (unless a longer period is expressly required in the Approved Construction Drawings) from the date of substantial completion of the Tenant’s Work (the “Warranty Period”) and (b) such contractor and Subcontractors shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract within such Warranty Period. “Substantial Completion” as used in this paragraph shall mean the later of the walk through required by paragraph 4.13(a) or the receipt of the Certificate of Occupancy provided in paragraph 4.13(f). All such guarantees and warranties shall be expressly set forth in the construction contract and all subcontracts thereunder and shall be written so as to be enforceable by Landlord (or following Landlord’s failure to enforce the same within a reasonable period following request to do so by Tenant). The correction of any such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of the Tenant’s Work. Without additional consideration and without condition or delay, Tenant covenants to give to Landlord such assignments or other assurances which may be required or direct enforcement of Landlord’s rights with respect thereto, to the extent applicable under the preceding sentence, and Tenant hereby waives all claims against Landlord relating to, or arising out of, the construction of the Tenant Improvements.

           6.2     No Warranties or Representations by Landlord. Landlord makes no warranty or representation of any type or nature with respect to the adequacy or sufficiency of the Tenant Plans for any purpose. Landlord makes no warranty or representation of any type or nature with respect to the quality, suitability or ability of Contractor or the quality of the work or materials supplied or performed with respect to the Tenant Improvements by Contractor, the Subcontractors, Tenant’s Agents or any other person or entity.

ARTICLE VII
MISCELLANEOUS

           7.1     Tenant’s Representative. Tenant has designated Tom Pyle, Ridgway Associates, 414 Boyd Street, Los Angeles, California 90013, telephone number (213) 620-0550, as its sole representative with respect to the matters set forth in this Work Letter Agreement, who shall have fully authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement. Tenant shall have the right to designate a replacement and/or alternate representative by delivery of written notice thereof to Landlord.

           7.2     Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a "number of days" shall mean calendar days.

           7.3     Tenant’s Lease Default. Notwithstanding anything to the contrary contained in the Lease, if an Event of Default, as described in Section 18.1 of the Lease, or a material breach by Tenant of the terms of this Work Letter Agreement has occurred at any time on or before the substantial completion of the Premises, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor and any Subcontractor to cease the construction of the Premises.

           7.4      Utilities. Tenant shall be charged for the use of electricity during performance of the Tenant Improvements.

           7.5     Tenant Accepts Premises "AS-IS". Subject to Landlord’s maintenance obligations set forth in Section 7.1 of the Lease, Tenant hereby acknowledges and agrees that its lease of the Premises hereunder is and will be made on an "AS-IS" basis and that Landlord has not made, does not make, and specifically negates and disclaims any representations, warranties and guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present, future, or otherwise, of, as to, concerning, or with respect to the Building and the Premises. As part of Tenant’s agreement to lease and accept the Premises "AS-IS" and not as a limitation on such agreement, Tenant hereby unconditionally and irrevocably waives any and all actual or potential rights Tenant has or may have regarding any form of warranty, express or implied, or any kind or type, relating to the Premises by Landlord, and such waiver is absolute, complete, total, and unlimited in every way.

Attachment "C-1"
LANDLORD’S WORK

          Subject to the provisions hereof, Landlord shall provide the following at Landlord’s sole expense:

          All work performed under this Work Letter Agreement shall be Tenant’s Work, except as follows:

          Subject to the provisions hereof, Landlord shall provide the following at Landlord’s sole expense, provided that these items are determined to be required at established milestones during the construction of the Tenant Improvements:

1.

The two (2) sets of hollow metal door assemblies into the Tenant’s Premises may require additional weather-stripping (surface mounted door bottoms and sill extensions) at the sill. This work shall be required only if during the course of the Tenant’s construction the assigned City of Los Angeles Building Inspector makes this issue a correction item. The maximum allowance for this work shall be One Thousand Five Hundred Dollars ($1,500).

2.

The approximately eight (8) existing chips/holes in the floor may be required to be filled and patched. This work shall be required only if these chips/holes occur in an exposed concrete floor finish condition. The resolution of this issue shall be determined during the Landlord’s review of the Construction Drawings Package to be submitted by the Tenant’s Architect. Any floor finish changes after the Landlord’s approval of this package shall be the sole responsibility of the Tenant. The maximum allowance for this work shall be One Thousand Dollars ($1,000).

Should either one of these items be required, the Landlord shall, if desired, use the Tenant’s Contractor to perform the work.

Attachment "C-2"
ITEMS INCLUDED WITHIN TENANT’S WORK

          Subject to the provisions of Paragraph 4.6 of this Work Letter Agreement, Tenant at its sole cost and expense shall perform all work required to complete the Premises to a finished condition ready to be opened for business. Tenant’s Work shall conform to criteria, procedures and schedules set forth in Articles 2 and 4 and Attachment “C-3” of this Work Letter Agreement, and shall include, without limitation, the following:

           1.     Conceptual Drawings and Construction Drawings. Conceptual Drawings, Constriction Drawings, and Approved Construction Drawings as set forth in Paragraph 2.3 of this Work Letter Agreement

           2.     Architectural and Finishing Work.

                (a)      Completion of gypsum board work on Tenant’s side of stud framing defining the Premises to underside of the metal and/or structural members of the floor above, as required for a one-hour rated fire resistant separation.

                (b)      Cladding and finishing of columns to finish and maintain a one-hour fire-rated protection. Demising walls shall meet a minimum STC rating of 45.

                (c)      All required interior partitioning, fire separations and doors, service-exit door, ceiling work, floor coverings, commercial grade finish hardware, and painting and finishing work.

                (d)      Furnishing and installation of public and employee toilet rooms and janitorial and drinking fountain facilities to conform to all applicable laws and building code requirements.

                (e)      Rear service/exit door and associated hardware at Tenant’s cost and installed in accordance with Landlord’s instructions at Tenant’s cost. Tenant shall also install all doors within the Premises.

                (f)      Sign(s) and sign panel backgrounds in accordance with sign criteria as set forth in this Work Letter Agreement ("Tenant Signage").

                (g)      All interior painting and decoration.

                (h)      Roof openings, including necessary curbs and flashings to accommodate the installation of Tenant’s Work. Roof openings shall be located only as directed and approved by Landlord. Re-roofing of approved roof openings will be performed by Landlord’s roofing contractor at Tenant’s cost.

                (i)      Stairs, escalators, elevators and other means of vertical transportation to connect various levels of the Premises as required by Tenant.

                (j)      All mechanical equipment, including without limitation, dumbwaiters, elevators, conveyors and their shafts, and doors located within the Premises, including without limitation, all electrical, mechanical and structural work required for installation and operation of these items.

                (k)      Storage area for dry and/or wet rubbish collection containers shall be provided within the Premises.

                (l)      Installation of a waterproof membrane on the entire floor area of the Premises beneath floor coverings on that portion of the floor area of the Premises that includes any room containing a water supply.

           3.     Structural. Any alterations and/or additions and reinforcements to Landlord’s Premises or Shopping Center structure required to accommodate Tenant’s Work. Performance of such work is subject to prior written approval of Landlord. Tenant shall bear all costs associated with such alterations, additions or reinforcements which shall be designed by a structural engineer approved in writing by Landlord at Tenant’s cost. IF SUCH ENGINEER IS NOT AN ENGINEER UNDER CONTRACT TO THE SHOPPING CENTER, LANDLORD WILL REQUIRE A PEER REVIEW AT TENANT’S EXPENSE (WHICH COST MAY BE CHARGED AGAINST THE TENANT IMPROVEMENT ALLOWANCE).

           4.      Mechanical.

                (a)      Water and sanitary plumbing systems required within or directly related to the Premises, and sanitary venting related to the Premises.

                (b)      All air conditioning equipment required within the Premises including without limitation water cooled heat pumps, the duct work, mixing boxes, air diffusers, grills and temperature controls. If ceiling covers existing mixing box(es) or fire damper(s) or other similar equipment, access panel must be provided by Tenant.

                (c)      THE DESIGN FORTENANT HVAC WORK AND ALL MECHANICAL AND PLUMBING WORK SHALL BE PREPARED BY A MECHANICAL ENGINEER APPROVED IN WRITING BY LANDLORD, SUCH WORK SHALL BE AT TENANT’S COST AND SHALL BE PERFORMED UNDER A DIRECT CONTRACT BETWEEN TENANT AND SUCH ENGINEER. IF SUCH ENGINEER IS NOT AN ENGINEER UNDER CONTRACT TO THE SHOPPING CENTER, LANDLORD WILL REQUIRE A PEER REVIEW AT TENANT’S EXPENSE (WHICH COST MAY BE CHARGED AGAINST THE TENANT IMPROVEMENT ALLOWANCE). THE WORK PURSUANT TO SUCH CONTRACT SHALL INCLUDE PREPARATION OF ALL DRAWINGS, AIR BALANCING AND A TYPED REPORT THEREOF AND ALL LOAD CALCULATIONS.

                (d)      All utilities for the Premises shall be individually metered. Tenant shall arrange directly with the appropriate utility at Tenant’s sole expense for service billing and installation of utility meters.

           5.     Electrical. Tenant shall install:

                (a)      Electrical system including without limitation connection and extension of conduit and feeder from electrical distribution center to the Premises; all meters, panel boards, step down transformers, lighting, subpanels, conduits to the Premises, wiring, fixtures, lamps, time clocks and signs. Landlord will provide and cause to be installed on behalf of Tenant, within the main electrical distribution center, Tenant’s main service switch and provisions for utility metering. Tenant shall reimburse Landlord for all costs associated with such switch. Tenant shall arrange directly with the appropriate utility, at Tenant’s sole expense, for service, billing and installation of utility meter(s). THE ELECTRICAL SYSTEM SHALL BE DESIGNED RYAN ELECTRICAL ENGINEERAPPROVED IN WRITING BY LANDLORD. SUCH WORK SHALL BE AT TENANT’S COST AND SHALL BE PERFORMED UNDER A DIRECT CONTRACT BETWEEN TENANT AND SUCH ENGINEER. IF SUCH ENGINEER IS NOT AN ENGINEER UNDER CONTRACT TO THE SHOPPING CENTER, LANDLORD WILL REQUIRE A PEER REVIEW AT TENANT’S EXPENSE (WHICH MAY BE CHARGED AGAINST THE TENANT IMPROVEMENT ALLOWANCE).

                (b)      Telephone, security and intercom equipment and all branch service conduits from distribution center, assigned by Landlord, to and within the Premises, and outlet boxes for same. Tenant shall make all necessary arrangements with the telephone company for service.

                (c)      Smoke detectors, speakers and interlocks to Shopping Center life-safety terminal as required by applicable law and building codes. In the event that any modifications or additions to the Shopping Center fire and life safety system are required by reason of the Tenant Improvements, Tenant shall cause such work to be done at Tenant’s cost by the fire and life safety contractor designated by Landlord.

           6.      Fire Sprinkler System. Fire sprinkler system, in accordance with Landlord’s insurance underwriters’ fire rating inspection agency and building code requirements. In the event that any modification of or addition to such standard system is required by reason of the improvements to be constructed by Tenant or otherwise, Tenant shall cause such work to be done at Tenant’s sole cost and expense by the sprinkler contractor approved in writing by Landlord. IF SUCH ENGINEER IS NOT AN ENGINEER UNDER CONTRACT TO THE SHOPPING CENTER, LANDLORD WILL REQUIRE A PEER REVIEW AT TENANT’S EXPENSE (WHICH MAY BE CHARGED AGAINST THE TENANT IMPROVEMENT ALLOWANCE). Such work shall include modification or extension of primary sprinkler system through the ceiling to conform to Tenant’s merchandising, partition and ceiling plan.

           7.      Office Fixturing and Merchandising. Tenant shall bear the entire expense and responsibility for providing all trade fixtures, furniture and equipment within the Premises, and all other property incidental to the business to be operated by Tenant (whether or not affixed to the Premises), including without limitation, the following:

                (a)      Furnishing and installation of all carpets, shelving, office furniture, furnishings, interior decorations, graphics, exterior and interior signs, mirrors, cornices and all other fixtures, lighting and other special effects.

                (b)      Electrical and mechanical connection of all office equipment with related parts, and other equipment peculiar to Tenant’s occupancy.

           8.      Temporary Services. Tenant shall be responsible for or shall bear the cost of all temporary or interim items relative to the construction of the Premises and the completion of Tenant’s Work with respect thereto, including without limitation the temporary services described herein. During the construction of Tenant’s Work, Tenant shall provide and pay for connections and meters for temporary water, gas and electrical services brought to such point as Landlord shall determine Tenant shall pay for all water, gas and electrical current and fuels used during the construction of Tenant’s Work at rates based upon actual usage based on installation of temporary metering provided by Tenant (or at minimum rates established by Landlord) with respect to all temporary services required by Tenant during construction of Tenant’s Work. All such charges shall be Additional Rent payable upon reasonable notice. Tenant shall arrange for the daily removal of refuse and debris generated during the construction of Tenant’s Work and shall be responsible for the cost of such removal. Notwithstanding the foregoing, Landlord may, upon written notice to Tenant, elect to provide any or all of the temporary services set forth in this Paragraph, at Tenant’s sole cost and expense.

                All of the work performed pursuant to this Attachment “C-2” shall, for the purpose of the Lease, be deemed to be improvements made to the Premises by Tenant.

Attachment "C-3"
DESIGN CRITERIA FOR TENANT’S WORK

          The requirements, criteria and/or outline specification as set forth herein and as set forth in Landlord’s Space Layout and Design Package represent minimum standards for the design, construction and finish of the Premises by Tenant:

           1.      Design Loads.

                (a)      Structural loading imposed by any of Tenant’s Work on a temporary or permanent basis shall not exceed the following allowable live loads:

                     (i)      Within the Premises: 75 lbs. per sq. ft. live load and 20 lbs. per sq. ft. for partitions.

                     (ii)      Common areas, malls, courts and galleries: 100 lbs. per sq. ft.

                     (iii)      Root: 20 lbs. per sq. ft. live load and 110 lbs. per sq. ft. dead load.

           2.     Architectural and Structural.

                (a)      Ceilings: Non-combustible ceilings on a concealed metal suspension system shall be used throughout all public areas of Premises unless otherwise agreed to in writing by Landlord. Any area to which clients of Tenant will have access is a "public area," for the purposes of this Work Letter Agreement. Taped, painted and/or plaster sprayed gypsum board ceilings shall be used in conjunction with all storefront soffits. The use of exposed wood or other combustible material above ceilings or in any other attic spaces is prohibited without the written consent of Landlord.

                (b)      Walls: 5/8" Fire Code (UL listed) gypsum board shall be used on all party walls and where one (1) hour fire-resistant separation is required or in multiple layers if greater fire-resistant separation is required. Demising walls shall meet a minimum STC rating of 45.

                (c)      Floors:

                     (i)      Carpeting and/or other quality floor coverings, such as glazed or unglazed pavers, stone or solid wood shall be used in public areas of the Premises unless otherwise agreed to in writing by Landlord.

                     (ii)      Toilet rooms or other rooms with water supply shall have waterproofed floors, coves, walls and door thresholds as required by applicable building codes.

                (d)      Service-Exit Door: One hinged 3'-4" x 7'-0" x 1-3/4" prime coated, B-labeled, hollow metal service door and frame, and commercial grade hardware, unless otherwise required by building code or insurance underwriters’ requirements shall be installed at Tenant’s cost.

                (e)      Field Conditions: Tenant shall inspect, verify and coordinate all field conditions pertaining to the Premises from time to time prior to the start of its design work and the commencement of its construction. Any adjustments to the work arising from field conditions not apparent on drawings and other building documents shall be subject to the prior written approval of the Landlord. Immediately following the installation by Landlord of wall stud framing defining the Premises, Tenant shall verify the accuracy of such installation and shall notify Landlord in writing within three (3) business days of any discrepancies. Failure to so notify Landlord shall constitute acceptance by Tenant of such installation and layout.

                (f)      General: All flashing, counter-flashing and roofing repairs shall conform to the Shopping Center roofing specifications, and such work shall be performed by the original Shopping Center roofing subcontractor, under contract to Tenant.

           3.     Mechanical.

                (a)     Plumbing: Plumbing fixtures and accessories shall be of commercial quality and of water conserving type. Floor drains shall be provided in toilet rooms and other rooms with water supply. Tenant shall install a meter within the Premises to measure Tenant’s water consumption.

                (b)     Heating, Ventilating and Air Conditioning:

                     (i)      Tenant shall provide its own ventilation, heating and cooling equipment, utilizing water source heat pumps.

                     (ii)      Tenant shall design and install the air distribution system for the Premises.

                     (iii)      Tenant shall provide openings in the partitions defining the Premises (party walls) for the ducted or plenum transfer (as determined by Landlord) of the return air to the central system unit.

                     (iv)      Tenant shall provide exhaust ducts to satisfy exhaust requirements for toilet rooms and for removal of heat generated within show windows. Exhaust fans shall be located within the Premises. Exhaust air discharge shall be restricted to duct(s) in locations(s) designated by Landlord. Toilet exhaust duct in-line fans are not allowed.

                     (v)      There shall be no duct work in public areas of the Premises without Landlord’s approval. Approved duct work in such public areas shall be concealed. All supply duct work shall be insulated. Standards of construction shall be in accordance with ASHRAE Guides.

                (c)      The specified manufacturers of all equipment, materials and fixtures must be pre-approved by the Landlord. Substitution of sole-sourced products will not be permitted.

           4.     Electrical.

                 (a)      Service available at the Electrical Distribution Center is 480/277 volts 3 phase.

                 (b)      Installation shall conform to the following:

                      (i)      Dry type transformer shall be 480-208/120 3 phase Class H insulation, standard taps. Transformers shall be installed on vibration isolation pads. Conduit connections to transformers shall be made with flexible conduit or neoprene isolation.

                      (ii)      Panel boards shall be wall mounted and metal enclosed, with hinged door and bolt-on type molded case breakers.

                 (c)      All fluorescent or incandescent lighting fixtures in public areas of the Premises, other than track type and decorative fixtures, shall be recessed. Fluorescent fixtures shall have low brightness parabolic type lenses or diffusers. Bare lamp fluorescent or incandescent fixtures may not be used except in non-public areas and/or stock rooms. Connections to all devices in Tenant’s public areas shall be concealed. High intensity discharge or similar type fixtures are not preferred and if used must use color corrected lamps to match incandescent.

                 (d)      Battery operated emergency lights shall be used to illuminate stock and sales areas and rear exit way during power outage. In public areas battery assembly for emergency lights shall be concealed.

                 (e)      Circuits serving sign(s) and storefront display lighting shall be controlled by a 6-day calendar time clock.

                 (f)      Tenant smoke detectors and life-safety speaker(s) shall be designed and connected in accordance with applicable building codes and Shopping Center mechanical and electrical construction drawings and specifications.

                 (g)      The specified manufacturers of all equipment, materials and fixtures must be pre-approved by the Landlord. Substitution of sole-sourced products will not be permitted.

           5.     Tenant’s Permanent Sign.

                 (a)      Tenant shall submit quadruplicate copies of its sign drawings and specifications including samples of materials and colors, prior to fabrication of Tenant’s sign. Such drawings shall show location of the sign on the storefront elevation drawing and shall clearly indicate color, materials, attachment devices and construction details. Tenant’s sign drawings and specifications, including without limitation, the size, content, design and location of the sign, shall be subject to the prior written consent of Landlord and all governmental agencies with jurisdiction thereof. The decisions of Landlord and such governmental agencies shall be final and binding upon Tenant.

                 (b)      Previous or typical signing practices of Tenant will be considered by Landlord in determining whether to approve Tenant’s proposed sign, however, such practices will not govern. Storefront signing must be in proportion and consistent with the quality of the Shopping Center as determined by Landlord. Tenant is encouraged, as is evidenced by the relative absence of size and location requirements, to design unique signing appropriate for this retail development. Tenant’s sign shall be subject to the following criteria, requirements, limitations and prohibitions:

                     (i)      All signs, if illuminated, must be internally illuminated.

                     (ii)      Flashing, moving and audible signs will not be permitted.

                     (iii)      “Box” or “can” signs and signs employing unedged or uncapped plastic letters with no returns will not be permitted.

                     (iv)      The installation of electrical signs must comply with all local building and electrical codes. Electrical service to all signs must be from Tenant’s own electrical system.

                     (v)      No labels will be permitted on the exposed surface of signs, except the UL label, which shall be in an inconspicuous location.

                     (vi)      There shall be no exposed conduit, tubing (including tubing running to a dot over the letter “i”, apostrophes, etc.), cross covers, raceways, transformers, or other electrical connections. There will be a uniform color and consistency of light across the entire illuminated sign face including the “dots” and apostrophes. All cabinets, conductors, transformers and other equipment shall be concealed. Transformers and/or ballasts shall be noiseless in operation and accessible from within the Premises.

                     (vii)      All signs, bolts, fastenings and clips shall be of hot dipped galvanized iron, stainless steel, aluminum, brass or bronze, concealed to the utmost, and no black iron materials of any type will be permitted.

                     (viii)      All signs shall be constructed of new materials, in a first class workmanlike manner with no light leaks at joints and junctures and no water drain holes visible.

                     (ix)      Neon signs shall be permitted only at the sole discretion of Landlord and, in any event, shall be permitted only if Tenant is permitted to sell food under the Lease or if Tenant is a recognized retail chain store which uses neon signs for all of its store signs in first class shopping developments in the United States.

                     (x)      All signs shall comply with requirements of all governmental agencies with jurisdiction thereof. Tenant shall be solely responsible for obtaining all approvals.

                (c)     Tenant shall be permitted to place on doors, in windows or in show windows on the interior side of the Premises not more than 144 square inches of painted, gold leaf or decal application lettering not to exceed two inches (2”) in height, indicating hours of operations, emergency telephone numbers and addresses if required. Painted lettering on doors, in windows or on show windows may not be illuminated on either exterior or interior storefronts.

                (d)     The service door of the Premises shall be identified either with a plastic sign, uniform to all tenants, or in such other manner as Landlord may specify.

           6.     Sound and Vibration Mitigation Measures.

                The improvements to the Premises shall be constructed such that sound and vibration created by the Tenant’s permitted use of the Premises perceptible outside the Premises shall not exceed the limitations for the specific type of business of the affected adjacent tenants as defined by the applicable provisions of the following acoustical publications and standards or any replacement, supplement or amendment thereto:

•	ANSI S3.29 - 1983, “Guide to the Evaluation of Human Exposure to Vibrations in Buildings”

•	ASHRAE Manual - 1995, “Indoor Sound Criteria”

•	1987 HVAC Handbook, Chapter 52

Attachment “C4”
INSURANCE REOUIREMENTS

           1.     Tenant shall secure, pay for and maintain, or cause Contractor, the Subcontractors and each of their respective subcontractors, agents and employees, and anyone directly or indirectly employed by any of them to secure, pay for and maintain, during construction and fixturizing work within the Premises, all of the insurance policies required herein providing coverage in the amounts set forth herein. Tenant shall not permit Contractor, the Subcontractors or any of their respective subcontractors, agents or employees, or anyone directly or indirectly employed by any of them to commence any work until all required insurance has been obtained and Certificates evidencing such insurance have been delivered to Landlord.

           2.     Required Coverages and Minimum Limits of Liability:

                a.      Workers’ compensation, as required by California law, and including employer’s liability insurance with a limit of not less than Two Million Dollars ($2,000,000) and any insurance required by any employee benefit acts or other applicable statutes as will protect Contractor and the Subcontractors from any and all liability under the aforementioned acts.

                b.      Commercial general liability insurance (including contractor’s protective liability and completed operations liability) in an amount not less than Two Million Dollars ($2,000,000) for any one occurrence whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with an aggregate limit of Two Million Dollars ($2,000,000). Such insurance shall provide for explosion, collapse and underground coverage. Such insurance shall insure Contractor against any and all claims for bodily injury, death and damage to or destruction of property of any kind whatsoever and to whomsoever belonging or arising from Contractor’s operations under the contract and whether such operations are performed by Tenant’s general contractor, the Subcontractors, or any of their subcontractors, agents or employees or by anyone directly or indirectly employed by any of them. Such insurance shall be written on an occurrence and not a claims made basis.

                c.      Comprehensive automobile liability insurance, including coverage for the ownership, maintenance, and operation of any automotive equipment, owned, hired, and non-owned, in not less than the following amounts:

(1)	Bodily injury, per occurrence for bodily injury and/or death	$3,000,000

(2)	Property damage liability	$3,000,000

          Such insurance shall insure Contractor and/or the Subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others caused by accident and arising from its operations under the contract, whether such operations are performed by Contractor, the Subcontractors or any of their respective subcontractors, agents or employees or by anyone directly or indirectly or indirectly employed by any of them.

(3)	Tenant's Protective Liability Insurance:

          Tenant shall provide owner’s protective liability insurance as will insure Tenant against any and all liability to third parties for damages because of bodily injury liability (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in connection with the Premises, and other liability for damages which Contractor and/or the Subcontractors are required to insure against under any provision herein. Such Insurance shall be provided in minimum amounts as follows:

(a)	Bodily injury, per occurrence for bodily injury and/or death	$2,000,000

(b)	Property damage liability	$2,000,000

                      (4)      Tenant's builders’ risk insurance --completed value builders’ risk material damage insurance coverage:

          Tenant shall provide an “all physical loss” builders’ risk insurance policy on the work to be performed for Tenant in the Premises as it relates to the Shopping Center which shall insure Landlord against any loss of Rent resulting from Tenant’s delay in opening for business in the Premises. The policy shall include as insureds Tenant, Contractor and the Subcontractors, and Landlord and its agents, as their interests may appear. The amount of insurance to be provided shall be one hundred percent (100%) of replacement cost, without deduction for depreciation.

                      (5)      All such insurance policies required under this Attachment “C-4” except workers’ compensation insurance shall include Landlord, its architect, its general contractor and subcontractors, and its agent responsible for managing the Shopping Center as additional insureds and include a cross-liability clause, a severability of interest endorsement and provisions that this insurance on behalf of the Landlord is primary and no other insurance available to the Landlord shall be called upon to contribute. The workers’ compensation insurance policy shall contain an endorsement waiving all rights of subrogation against Landlord, its architect, its general contractor and subcontractors, and Landlord’s managing agent. All insurance policies shall provide that no material reduction in the scope or limits of liability or cancellation of such insurance coverage shall be undertaken without sixty (60) days prior written notice to Landlord. The insurance required under this Work Letter Agreement shall be in addition to any and all insurance required to be procured and maintained by Tenant pursuant to Article XII of the Lease.

Attachment “C-5”
RULES AND REGULATIONS FOR CONTRACTORS

TABLE OF CONTENTS	PAGE

1. 2. 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14 15. 16. 17. 18. 19. 20. 21. 22. 23. 24. 25. 26. 27. 28. 29. 30. 31. 32. 33. 34. 35. 36. 37. 38. 39. 40. 41. 42. 43.	Introduction
Supervision
Appearance
Staging Area
Utility Access
Utility Interruption
Temporary Facilities
Protection
Deliveries
Clean-up
Final Clean-up
Site Policing
Debris Boxes
Quality of Workmanship
Labor Relations
Fire Protection
Panel and Equipment Labeling
Security
Floor and Wall Penetrations
Roof Access and Penetrations
System Tie-Ins and Landlord Inspections
Code Compliance and Inspections
Approved Plans
Work Coordination
Adjacent Improvements
Safety
Insurance
Hours for Work Onsite
Prior to Commencement of Work Onsite
Conduct/Cleanliness at Work Site
Parking
Work Schedule
Signs
No Smoking
No Intoxication
No Improper Conduct
No Loitering
No Excessive Noise
Hazardous Substances
Other Maintenance, Alterations and Construction
Enforcement of Rules and Regulations
Amendments
Contractor Responsible for Others	1 1 1 1 2 2 2 2 3 3 4 4 4 4 4 5 5 5 5 6 6 6 6 7 7 7 8 8 8 9 9 10 10 10 10 11 11 11 11 13 13 13 14

RULES AND REGULATIONS FOR CONTRACTORS

1.	Introduction

The following Rules and Regulations for Contractors are to govern the actions and operations of Contractors, subcontractors, and suppliers for construction (collectively referred to herein as “Contractor”) within the confines of 8000 Sunset Boulevard (“the Property”). Schedule 1 to these Rules and Regulations contains floor plans of the three (3) retail levels, enclosed loading dock and five (5) levels of subterranean parking. Each Contractor is responsible for ensuring compliance with each of the Rules and Regulations by each subcontractor, sub-subcontractor and supplier of such contractor.

2.	Supervision

Contractor shall maintain a competent superintendent or supervisory representative on the premises full-time who is authorized to act in all manners pertaining to the work.

The name, phone number, mobile telephone number and pager number for this individual shall be given to the owner of the Property, 8000 Sunset, Ltd., (“Owner”) along with an emergency contact in the event of an after hours emergency.

3.	Appearance

All tools, equipment and building materials must be maintained at all times within the area under construction when not in transit to or from the area.

In all cases where construction is taking place in an occupied area or visible common area, all necessary steps and precautions shall be taken to shield the work site from public view. This shall include keeping doors closed (construction of temporary doors if necessary), latexing “storefront” windows in retail areas and building out a one-side drywall partition on public corridors, if appropriate. The use of tape (of any kind) on any finished surfaces is expressly forbidden.

4.	Staging Area

Owner has designated unloading and staging areas in the loading dock, which is located on level P-2 as shown in the floor plans contained in Schedule I. All materials unloaded at these areas are to be moved into the premises immediately. Under no circumstances will any deliveries be made from the curb, by street access, or through the parking structure.

5	Utility Access

Access to any common area utility (i.e., electrical panels/service, gas valves, water/sewer hook-ups, etc.) shall only be provided by Owner upon one full business day's prior written notice.

6.	Utility Interruption

Contractor shall take all necessary and appropriate steps to ensure that utility services to existing occupants of the Property are not interrupted.

In the event that minimal service interruption is necessary during the course of the work, it must be arranged with written notification to the Owner no less than 5 business days prior to its occurrence and must occur during hours when the businesses affected are not generally open nor in operation.

7.	Temporary Facilities

Water and electric power are provided in the building for the use of the various contractors. Contractor is to verify the locations and adequacy of the facilities provided and make all allowances in its bid for modifying the facilities if he so desires. Any changes to base building power panels must receive prior written approval of Owner. Temporary power must be maintained within the construction premises. No power cords will be allowed outside the work area. Monthly electric power, water, and fire sprinkler water charges are paid by Owner and charged to Contractor at Owner's discretion. Contractor shall provide temporary metering of electric consumption which includes both usage and peak demand.

Owner may provide (at its own discretion) temporary sanitary facilities. If Owner chooses not to, then Contractor will provide adequate temporary sanitary facilities for his employees and subcontractors. Contractor is to maintain these facilities in a clean and acceptable matter subject to Owners’ inspection. In the event that Contractor is granted by Owner permission to place a temporary office facility on the site, the size, location, and quality of the facility is at the sole discretion of Owner.

8.	Protection

Where Contractor’s work engages work performed by others or if access to the premises passes through areas of work performed by others, marring or damaging of such areas will not be permitted. Any work which must take place in an area previously prepared by others shall be approved by Contractor before commencing work and any unsatisfactory conditions shall be reported to Owner.

Where existing work is damaged in the execution of the work, Contractor shall be responsible for repairing or replacing the damaged work (at Contractor's expense) as required and to the satisfaction of Owner.

Upon completion of tenant construction, Contractor shall promptly dismantle, remove and dispose of any temporary enclosures and any excess materials from the premises. Should Contractor fail to comply with the above, Owner will proceed upon 24 hours written notice m Contractor with the necessary clean-up, demolition and removal, and charge Contractor.

9.	Deliveries

Delivery of materials and supplies to the work site shall be done daily prior to 8:00 AM at the location specked in Schedule 1. Contractor understands that the asphalt paving around the property is not designed for heavy construction traffic and therefore all deliveries must be made (excluding concrete) in trucks rated at not more than 5 tons, unless otherwise expressly approved by Owner. All deliveries must use the freight elevator to access the retail levels of the shopping center. Under no circumstances shall any deliveries be made using the passenger elevators.

Contractor agrees to use reasonable care in protecting all tiled walkways. Carts for moving materials shall have pneumatic tires or other soft tires so as to prevent damage to ceramic tiles. Contractor agrees to pay Owner for the cost of all tiles damaged by Contractor.

10.	Clean-Up

Contractor will ensure that no tools, equipment, materials or debris of any kind are permitted to accumulate anywhere outside of the work area, including but not limited to: dirt, dust, paint, sawdust, taping and/or taping mud, sheet rock and/or related debris, paper and trash of any kind. Tracking of construction dirt into the public corridors or stairways must be prevented through the use of walk-off mats provided by Contractor and changed frequently to remain clean. The walk-off mats shall be placed immediately inside the work area. In addition, Contractor will sweep clean the work area (using sweeping compound to minimize dust) as often as necessary to maintain a safe work place and a clean public access to and from it.

Contractor shall assign someone responsible for policing the common areas between the loading area and the work area and/or the areas workmen travel as necessary to ensure cleanliness.

11.	Final Clean-Up

At the completion of the project, Contractor is to provide a thorough janitorial cleaning of the entire premises (and surrounding areas affected by the construction) including but not necessarily limited to the following:

•	Clean interior per contract.

•	Clean walkway, parking areas, and common service areas so as to leave them in at least as clean a condition as before the work began.

12.	Site Policing

Contractor is to maintain premises free of general debris and trash. Food is to be consumed in the work area only with all food remains, garbage and containers removed by Contractor nightly.

At all times during demolition and construction, Contractor shall assign someone responsible to police and clean public areas where construction debris is present.

13.	Debris Boxes

Contractor is to arrange for its own debris boxes to be placed in the loading dock areas and at times approved by Owner.

Any use by Contractor of Property debris boxes, compactors or portable janitorial bins may be cause for removal of Contractor from the premises and/or assessment of charges to cover dumping costs.

14.	Quality of Workmanship Contractor's work shall be performed in a thoroughly first class and journeyman-like manner and shall be in good and usable condition at the date of completion thereof.

15.	Labor Relations

Any and all work performed by Contractor shall be performed in a manner so as to avoid any labor dispute which results or could result in a stoppage or impairment of work, deliveries or any other services in the Property. If there shall be any such stoppage or impairment or threat thereof as a result of any such labor dispute, Contractor shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute including, without limitation:

a.	Removing all disputants from the jobsite until such time as the labor dispute no longer exists;

b.	Seeking an injunction in the event of a breach of contract between Contractor and Contractor's subcontractor; and

c.	Filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

16.	Fire Protection

Property Management is to be given at least twenty-four hours written notice prior to shutting down an area for work on the sprinkler system. Contractor will drain the area on which it is working in the presence of Owner's representative (if requested) each day of the work. Contractor agrees to recharge the area at the close of each work day. In no case will a system not be recharged each night.

Contractor shall supply its own fire extinguisher and will provide a fire watch when fire suppression equipment is disabled or during welding.

17.	Panel and Equipment Labeling

Prior to completion of work and turning work over to a representative of Owner, properly label each piece of equipment and electric panel with its name, function and circuit. Use permanent etched plastic sign materials or typed panel cards as appropriate. No penciled, hand marked or incomplete label will be accepted.

18.	Security

Contractor shall ensure the security of the project premises as well as its own materials, equipment and work in progress. This shall include the re-keying, where applicable, of locksets at completion of job in accordance with the keying schedule provided by Owner. Contractor shall provide adequate security so as to avoid the risk of the construction site becoming an attractive nuisance

19.	Floor and Wall Penetrations Piping penetrations through rated floors and walls are to be sealed using approved materials to assure existing ratings.

20.	Roof Access and Penetrations

Access to the roof is restricted to Owner's personnel and Owner's designated contractors, only. No other contractor or subcontractor will be permitted on the roof unless written permission has been obtained from Owner.

All roof penetrations must be made by a roofing contractor acceptable to Owner at Contractor's expense and must conform to Owner's approval as to construction detail, size, configuration, location and support.

Contractor shall contact Owner directly to obtain approval of the roof penetration and patching.

Once the roof curbs are on the job, the roofing contractor will make the penetration and Contractor will install the curb and the roofing contractor will repair the roof. No penetration will be made that cannot be repaired by the roofing contractor on the same day. Contractor shall pay all such costs for this work directly.

21.	System Tie-ins and Owner Inspections

Contractors are not allowed, under any circumstances, to tie into building mechanical, electrical, sprinkler, life safety or security primary systems without prior written approval and coordination from Owner. Owner may coordinate at Contractor's cost, having these tie-ins performed by Owner's own contractors. Owner may observe all work prior to closing-in and observe all tie-ins and interfaces with Property systems to assure Owner specifications compliance, warranty protection, and property systems operations. Forty-eight (48) hours written notice is to be given to Owner prior to any tie-in.

22.	Code Compliance and Inspections

Contractor is responsible for scheduling inspections by the Building Department and other inspections as necessary and to comply with their requirements, all codes and regulations. A copy of all inspection reports must be submitted to Owner. In the event Contractor is notified of any violations of codes by the jurisdictional authorities or by Owner's representative, Contractor shall correct such violation within seven (7) calendar days from such date of notification. Construction shall comply in all respects with applicable federal, state, county and/or location statues, ordinances, regulations, laws and codes.

23.	Approved Plans

Work shall be constructed in accordance with plans which have been approved by Owner and comply with all city, county and state ordinances, rules and regulations relating thereto. Contractor shall not deviate from approved drawing and specifications without obtaining prior written approval from Owner.

24.	Work Coordination

Construction shall be coordinated with all work being performed or to be performed by Owner and other occupants of the Property to such extent that the work will not interfere with or delay the completion of any other work. No Contractor or subcontractor participating in Contractor's work shall at any time damage, injure, interfere with or delay the completion of the work or any other construction within the Property. All Contractors and subcontractors and suppliers shall comply with all procedures and (regulations prescribed by Owner for the integration of Contractor's work with the work to be performed in connection with the project. Common areas, plazas, public corridors, service corridors and exterior of Owner's buildings must be kept clear of Contractor's equipment, merchandise, fixtures, refuse and trash at all times. Any mechanical, electrical or plumbing item which need's to be routed through another space requires written approval from Owner with not less than 72 hours notice.

25.	Adjacent Improvements

Contractor shall be responsible for the repair, replacement or clean-up of any damages caused to any area of the Property. Contractor shall be required to maintain continuous protection of adjacent premises in such a manner as to prevent any damage to such adjacent property and the improvements thereon. If any property of Owner or any tenant is damaged by Contractor then Contractor shall promptly repair damages and restore it to its pre-damaged condition.

Contractor shall neatly patch, replace, and finish all adjacent surfaces or features disturbed in performance of the work, including, but not limited to glass, glazing, exterior and/or interior surfaces, paving, stripping, signage, landscaping, concrete work, and improvements of every kind. All replaced or patched work shall be of the same type and quality as the existing surfaces or features.

26.	Safety

Contractor shall at all times while work is in progress provide all appropriate protection, as required by law or prudent industry practices, (1) to protect Contractor's employees, the Property's occupants, and the public from any personal injury or any damage to personal property that could occur in connection with the work and (2) to protect all portions of the building and all fixtures, equipment, finishes, furniture, and supplies located therein from any damage that could occur in connection with the work.

Contractor shall comply with all safety, fire protection, and evacuation procedures and regulations reasonably established by Owner or any governmental agency. In no event

a.	A certified list of all subcontractors and material suppliers to be used by Contractor in connection with the work.

30.	Conduct/Cleanliness at Work Site

Contractor shall take all reasonable steps to minimize interference with the occupants of the Property during the course of the work.

Contractor shall leave all common areas in clean condition after each use. Owner shall have the right to prescribe the weight, size, and position of any heavy equipment brought onto the Property. Heavy equipment and objects shall, if considered necessary by Owner, stand on wood strips (or other material) of such thickness as reasonably determined by Owner to be necessary to properly distribute the weight thereof. Owner shall not be responsible for loss of or damage to any such equipment or property and all damage done to the Property by moving or maintaining such equipment or property shall be repaired at the expense of Contractor. During construction, Contractor shall clean up and remove all discarded materials, refuse, debris and similar items from the work site on a daily basis, and thereby leaving the construction area and surrounding areas in a neat and clean condition. Should Contractor fail to comply with the above, Owner will proceed upon 24 hours written notice to Contractor with the necessary clean up and removal; all such services are billable to Contractor. At all times, the work site shall be maintained in a neat and clean condition, consistent with the work being performed. In no event shall any materials be left or stored in any common areas of the Property including, without limitation, Property parking lots, walkways or vacant spaces without the prior consent of Owner.

All salvageable items that are removed shall be reused in the work whenever possible and appropriate (except as otherwise provided in the contract), and Owner shall receive an appropriate credit for any such reused items.

Except as otherwise provided in Contractor's written contract, Contractor, its employees, and subcontractors shall supply all of their own tools and materials required for the work and shall not use any tools, supplies, or materials belonging to Owner of its agents.

Public drains, storm drains, toilet rooms, toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from the violation of this rule by Contractor, its employees, or subcontractors shall be borne by Contractor.

31.	Parking

Contractor, its employees, and subcontractors shall park their vehicles at Landlord's expense only in those areas of the parking lot or parking garage designated by Owner for use by contractors (if any). Parking in the loading dock is prohibited. In any case, Contractor parking shall be located as far away from operating businesses during open hours as possible. Contractor shall comply with all rules or regulations applicable to such parking areas. In no event shall Contractor block public access to the parking lot or garage or otherwise disrupt the normal use of the parking facilities without first notifying Owner and obtaining Owner's prior consent. No vehicles may be parked overnight in the parking facilities without Owner's prior consent. Washing, waxing, cleaning, and servicing of vehicles in the parking facilities are prohibited. All employees shall park on Level P-4 unless the height of the vehicle exceeds 6'8”, which vehicles shall park on P-2.

Contractor, its employees, and subcontractors shall coordinate all parking arrangements with the Building Security Office/Parking located on level P-2. All people not complying with the parking regulations shall be subject to a fine (currently $50.00 per vehicle, per day).

32.	Work Schedule

One (1) week prior to commencement of the work, Contractor shall prepare, and submit for Owner's approval, the progress schedule for the work. Every week thereafter, progress schedules shall be submitted which indicate the dates for the starting and completing of the various stages of the work and shall be revised as required by the conditions of the work, subject to Owner's approval.

33.	Signs

Contractor shall not be permitted to post any sign, placard, picture, name advertisement, or notice visible from the exterior of the building or the work site at the building without Owner's prior consent, unless the posting of such sign, placard, or notice is required by law. Such consent may be withheld in Owner's sole discretion.

34.	No Smoking Smoking of cigarettes, cigars, and pipes is prohibited in all enclosed areas of the Property (i.e., rest rooms, utility service rooms, etc.).

35.	No Intoxication

Owner may exclude or expel from the Property any person who, in the judgment of Owner, is intoxicated or under the influence of liquor or drugs, or who shall in any manner violate any of the rules or regulations of the Property.

36.	No Improper Conduct

No employee of Contractor, or any of its subcontractors shall be permitted to dress, or behave or speak in any rude, lewd, suggestive, obnoxious, or inappropriate manner to any occupants or visitors to the Property.

37.	No Loitering

No employee of Contractor, or any of its subcontractors shall loiter in any entrance, exits, or common area or, except as otherwise consented to in writing by Owner, in any way obstruct any sidewalk or driveway. No common areas shall be used for the purpose of lunch or breaks. Employees agree to use areas designated by Owner only, or leave the property for such purposes.

38.	No Excessive Noise

Contractor shall ensure that it and each of its employees, subcontractors, and other workers shall perform all work and services in or about the building in a courteous manner, respectful of the rights and convenience of others, and with the least amount of noise, dust, and vibration possible under the circumstances. Playing of radios or other audio devices audible to any persons other than Contractor and its workers is prohibited and these devices are subject to confiscation. Noisy work such as hammering, drilling, jack-hammering, chipping, shooting anchors, roto hammering and other disruptive activity must be done between the hours of 6:00 AM - 10:00 AM. Contractor must include adequate overtime allowances for these activities in its contract price since any request for additional money or schedule impact as a result of this work will not be granted by Owner.

Contractor shall notify Owner in advance of any activities expected to generate excessive noise, dust, or vibration during normal business hours of the other tenants within the Property.

39.	Hazardous Substances

The following rules concern “Hazardous Substances,” which term shall mean any kerosene, gasoline, oils solvents, paint thinner, acids, caustics, insecticides, pesticides, herbicides, corrosives, flammable explosives, asbestos, PCBs, vinyl chloride, cyanide solutions, urea formaldehyde, waste chemicals, sludge, radioactive materials, infectious or medical waste, or other substance or material that, after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or indirectly by ingestion, through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer, reproductive harm, or genetic abnormalities.

a.	Contractor shall use its best efforts to minimize the use of Hazardous Substances, and to avoid any releases of Hazardous Substances into the environment, in performing services or work in or about the building. If the use of some Hazardous Substance is required in connection with a service or work to be performed in or about the building, Contractor shall use its best efforts to procure and use the least hazardous substance or material suitable for such work or service.

b.	If the use of a Hazardous Substance is required in connection with a service or work to be performed in or about the building, Contractor shall notify Landlord in writing fourteen (14) days prior to its use and obtain Landlord's written approval. Contractor shall use its best efforts to procure and use the least hazardous substance or material suitable for such work or service.

c.	If at any time Contractor shall, become aware, or have reasonable cause to believe, that there has occurred or will occur any release of any hazardous Substance for which a warning or disclosure is or will be required under any applicable federal, state, or local law, ordinance, regulation, or order, Contractor shall immediately upon discovering such condition or suspected condition give notice thereof to Owner. At Owner's request, Contractor shall cooperate with Owner in giving any such required warning or disclosure.

d.	Contractor shall provide Owner with materials safety data sheets (“MSDS’s”) for any chemicals or materials used by Contractor in connection with work at the work site. If MSDS's are not available for any material or item for which applicable law requires the producer or manufacturer to provide an MSDS, Contractor shall use its best efforts to obtain from the producer, manufacturer, or vendor appropriate information concerning any Hazardous Substances used in the manufacture of such material or item.

e.	If Owner has identified to Contractor any material located at the site as containing asbestos, PCBs, or other Hazardous Substances, Contractor shall be responsible for satisfying itself and assuring that the procedures specified in its contract are adequate to ensure that no one will be exposed to such Hazardous Substances in connection with or as a result of the performance of any work or services to be performed by or through Contractor. In the event Contractor encounters in or about the building any other material that Contractor reasonably believes may contain any Hazardous Substance that has not been rendered harmless or that might possibly be disturbed or rendered harmful by the work to be performed by contractor, then contractor shall immediately so notify Owner and cause all work in the affected area to stop until Contractor receives instructions from Owner as to whether and how to proceed.

f.	In no event shall any work involving the generation of toxic fumes or objectionable odors shall be permitted or undertaken in occupied areas during building operating hours or prior to operating hours when fumes, gasses or other emissions cannot be fully exhausted by 10:00 AM. Work of this type shall include, but not be limited to any and all oil-based painting, priming or sealing and any direct glue carpet or wall covering installation.

40.	Other Maintenance, Alterations and Construction

In the event Owner is aware of asbestos or asbestos-containing material (ACM) that could potentially be disturbed by any work or services to be performed by Contractor in the building, Owner shall so notify Contractor and make available to Contractor a copy of Owner's operations and maintenance plan regarding such ACM. Contractor shall strictly comply with all precautions and requirements contained in such asbestos operations and maintenance plan.

41.	Enforcement of Rules and Regulations

Owner shall attempt to enforce these Rules and Regulations equitably, but Owner may waive any one or more of these Rules and Regulations for the benefit of any particular contractor or contractors, but no such waiver by Owner shall be construed as a waiver of such Rules and Regulations in favor of any other contractor or contractors, nor shall any such waiver prevent Owner from thereafter enforcing any such Rules and Regulations against such other contracts.

If in the sole judgment of Owner's representative one or more of these rules are being or have been violated, Owner's representative may immediately remedy the deficiency at Contractor's expense and/or hereby levy a fine between $100-$500/per occurrence, based on the severity of the breach and the number of times Contractor has been warned. Such remedy shall be in addition to any other remedies Owner may have under the contract or at law or in equity.

42.	Amendments

Owner reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be desirable for safety or security, for care or cleanliness of the Property, or for the preservation of good order therein. Contractor shall, from and after receipt of written notice thereof, abide by any such additional rules and regulations as may be adopted by Owner.

43.	Contractor Responsible for Others

Contractor shall be responsible for the observance of all of the Rules and Regulations by Contractor's employees, agents, subcontractors, suppliers, invitees, and guests.

The below signed Contractor acknowledges the receipt of the Rules and Regulations for Contractor and accepts all the conditions contained therein.

Contractor: Firm: By: Its: Date: Issued By: Approved by:

____________________________________________________

____________________________________________________

____________________________________________________

____________________________________________________

____________________________Date: __________________

____________________________Date: ____________________

SCHEDULE I

TO

RULES AND REGULATIONS FOR CONTRACTORS

HANDICAP ELEV.- ACCESS TO ALL LEVELS
SUNSET BOULEVARD
SIDEWALK
STAIR #1
BUZZ COFFEE
STAIRS DOWN
OUTDOOR
SEATING
VIRGIN MEGASTORE
ESCALATORS
SEATING
WOLFGANG PUCK CAFE
OUTDOOR
FREIGHT ELEV.
STAIR #8
PLAZA
PLAZA
STAIR #13
STAIR #12
LAUREL AVENUE
ELEVATORS TO PARKING
ELECT./TEL. ROOM
ELECT./TEL. ROOM
CRESCENT HEIGHTS BOULEVARD
STAIR #7
STAIR #10

RETAIL LEVEL #1

9000 SUNSET BOULEVARD

N

HANDICAP ELEVATOR ACCESS TO ALL LEVELS
BUILDING B LEVEL 2
VIRGIN MEGASTORE
WALKWAY
ESCALATORS
BUILDING A LEVEL 2
PLAZA BELOW
BUILDING B LEVEL 2
STAIR #12
STAIR #6
FREIGHT ELEVATOR
WALKWAY
PUBLIC RESTROOMS
ELECT./TEL ROOM
BUILDING C LEVEL 2
LAEMMLE'S SUNSET 5 THEATRES
ELECT./TEL ROOM
STAIR #7
STAIR #10
N

RETAIL LEVEL #2

8000 SUNSET
BOULEVARD

HANDICAP ELEVATOR ACCESS TO ALL LEVELS
BUILDING B LEVEL 3
SUITE B310
WALKWAY
BUILDING A LEVEL 3
PLAZA BELOW
STAIR #12
STAIR #6
FREIGHT ELEVATOR
PROPERTY MANAGEMENT OFFICE
ELECT./TEL. ROOM
ELECT./TEL. ROOM
BUILDING C LEVEL 3
LAEMMLE'S SUNSET 5 THEATRES

RETAIL LEVEL #3

8000 SUNSET BOULEVARD

N

SUNSET BOULEVARD
HANDICAP ELEVATOR ACCESS TO ALL LEVELS
STAIR #1
COMMUNITY ROOM
TAIR #5
TAIR #6
LAUREL AVENUE
ELEVATORS TO PARKING LEVELS && RETAIL LEVEL
STAIR #12
CRESCENT HEIGHTS BOULEVARD
FREIGHT ELEVATOR
SWITCH RM. DB-L
DN
LAUREL AVENUE GARAGE ENTRANCE
SWITCH RM. DB-M
STAIR #11
CRESCENT HTS. RAGE ENTRANCE
DN
LOADING DOCK ENTRANCE
LOADING DOCK BELOW
STAIR #7
WATER BOOSTER PUMP ROOM
N

PARKING LEVEL #1

8000 SUNSET BOULEVARD

HANDICAP ELEVATOR ACCESS TO ALL LEVELS
STAIR #1
PAY PHONES
STAIR #5
SECURITY & PARKING OFFICE
FREIGHT ELEV.
ENGINEER'S OFFICE & FIRE CONTROL PANEL
TENANT LOADING DOCK
ROLL-OFF
TRASH COMPACTER
MARKET LOADING DOCK
ELEVATORS TO PARKING LEVELS & RETAIL LEVEL #1
UP
DN
OWNER'S CONTROL VALVE
STAIR #11
STAIR #7
N

# PARKING LEVEL #2

8000 SUNSET BOULEVARD

HANDICAP
ELEVATOR
ACCESS TO
ALL LEVELS
STAIR #1
STAIR #3
MAIN TELEPHONE
ROOM
REIGHT ELEVATOR
ACHINE ROOM
UP
DN
ELEVATORS TO
PARKING LEVELS
& RETAIL LEVEL #1
STAIR #1

PARKING LEVEL #3

8000 SUNSET
BOULEVARD

N

HANDICAP ELEVATOR ACCESS TO ALL LEVELS
STAIR #1
STAIR #5
UP
DN
ELEVATORS TO PARKING LEVELS & RETAIL LEVEL #1
STAIR #11

PARKING LEVEL #4

8000 SUNSET

BOULEVARD

N

HANDICAP ELEVATOR ACCESS TO ALL LEVELS
STAIR #1
ELEVATOR MACHINE ROOM
STAIR #5
ELEVATORS TO PARKING LEVELS & RETAIL LEVEL #1
ELEVATOR MACHINE ROOM
STAIR #11
P5 MAIN SWITCHGEAR ROOM

PARKING LEVEL #5

8000 SUNSET BOULEVARD

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

COMMENCEMENT DATE MEMORANDUM

To: Date: Re:	8000 SUNSET, LTD. ________________________________, 1996 Scott Mednick & Associates, Inc. d/b/a Think New Ideas, Inc.

          The undersigned, as the Tenant under that certain Lease (the “Lease”) dated _________________________, 1996 made and entered into between 8000 Sunset, Ltd., a California limited partnership, as Landlord, and Scott Mednick & Associates, Inc., a California corporation, doing business as Think New Ideas, Inc., as Tenant, hereby certifies that:

1.	The Tenant has accepted possession and entered into occupancy of the Premises described in the Lease.

2.	The Commencement Date of the Lease was _________________________, 1997.

3.	The expiration date of the Lease is ______________, 199__. Tenant has one (1) option to extend the Lease Term for five (5) years.

4.	The Lease is in full force and effect and has not been modified or amended.

5.	Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned.

6.	The Floor Area of the Premises is Thirteen Thousand Seven Hundred Sixty-Two (13,762) square feet.

Very truly yours, SCOTT MEDNICK & ASSOCIATES, INC., a California corporation, doing business as THINK NEW IDEAS, INC., By:____________________________ Its: ____________________________

EXHIBIT E

RULES AND REGULATIONS FOR THE SHOPPING CENTER

RULES AND REGULATIONS FOR THE SHOPPING CENTER
WHICH CONSTITUTE A PART OF THE LEASE

1.           Use of Common Areas:

           (a)     No tenant or its agents or employees shall loiter in the Common Areas of the Shopping Center, nor shall they in any way obstruct the sidewalks, entry passageways, driveways, entrances and exits to the Shopping Center, and they shall use the same only as passageways to and from their respective premises. Each tenant and its employees shall comply with all regulations with respect to the Common Areas, including but not by way of limitation, posted speed limits, directional markings and parking stall markings. Landlord reserves the right to exclude or expel from the Shopping Center any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any mariner do any act in violation of the rules and regulations of the Shopping Center. Tenant’s employees shall eat or smoke only in areas designated by Landlord.

           (b)     No doors, stairways, elevators, hallways, roll up doors, or passageways that light and/or allow access into the Common Areas of the Shopping Center shall be covered or obstructed by any tenant. Doors leading into the Common Areas from tenant premises shall not be left open by any tenant.

2.           Trash Disposal:

           (a)     All sinks, drains, gutters, water closets and urinals shall not be used for any purpose other than those for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. No tenant or his agents and employees shall throw or discard cigar or cigarette butts or other substances or litter of any kind in or about the Shopping Center, except in receptacles placed therein for such purposes by Landlord or governmental authorities. All garbage, including wet garbage, refuse and trash shall be placed by each tenant in the receptacles provided by Landlord for that purpose. No tenant shall place in any trash receptacle of the Shopping Center any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

           (b)     All trash, refuse and waste materials shall be regularly removed from the premises of each tenant of the Shopping Center, and until removal shall be stored (a) in adequate containers which shall be located so as not to be visible to the general public shopping in the Shopping Center, and (b) so as not to constitute any health or fire hazard or nuisance to any occupant of the Center.

3.            Window Appearance:

           (a)     No tenant shall place or allow anything to be placed against or near any glass doors or windows which may, in Landlord’s opinion, appear unsightly from outside the Premises.

           (b)     No tenant shall do anything in any premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with applicable law, rules or regulations established by any governmental body or official having jurisdiction, the regulations of the fire department or the provisions or requirements of any insurance policy on such premises or any part thereof. No tenant shall use any machinery in its premises, even though the installation may have been originally permitted, which may cause any unreasonable noise or jar, or tremor to the floors or walls, or which by its weight might injure the walls or floors of such premises or any other portion of the Shopping Center.

4.           Floor Loads

          No tenant shall place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowable by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into any premises. Heavy objects shall stand on such platforms as are determined by Landlord to be necessary to properly distribute the weight, and each tenant shall pay the cost of any structural bracing required by Landlord to accommodate the same. Business machines and mechanical equipment belonging to any tenant which cause noise or vibration that may be transmitted to the structure of any tenant’s store or to any space therein to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by such tenant, at such tenant’s expense, on vibration elimination or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of any tenant’s store must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to any building or the Common Areas of the Shopping Center by maintaining or moving such equipment or other property shall be repaired at the expense of the tenant causing the same.

5.           Noise.

          Except as specifically provided in its lease, no tenant or its agents or employees shall make or permit any loud, unusual or improper noises in the Shopping Center, nor interfere in any way with other tenants or those having business with them, nor bring into nor keep within the Shopping Center any animal or bird, or any bicycle or other vehicle, except such vehicles as tenants are permitted to park in the Shopping Center parking lot.

6.           Electronic Equipment.

          Except as specifically provided in its lease, no tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of such tenant’s store. No tenant shall interfere with radio or television broadcasting or reception from or in the Shopping Center or elsewhere. No tenant shall install, maintain or operate upon any premises or in any common areas under the exclusive control of Landlord any vending machines or video games without Landlord’s prior written consent. If any tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions concerning their installation. No tenant shall engage in the sale of tickets or coupons for any lottery or other games of chance.

7.           Lodging.

          No portion of the Shopping Center shall be used for lodging purposes.

8.           Deliveries.

          All freight must be moved into, within and out of tenant premises only during such hours and according to such regulations as may be established from time to time by the manager of the Shopping Center. No person shall use any utility area, truck and trash facility or other area reserved for use in connection with the conduct of business, except for the specific purposes for which intended. All deliveries shall be loaded and unloaded in the loading dock. Under no circumstances shall any deliveries be made from the street, or in the parking garage. All deliveries must use the freight elevator; use of the passenger elevators, stairs, and escalators for deliveries is strictly forbidden Carts for moving all deliveries shall have pneumatic tires and or other soft tires so as to prevent damage to ceramic tiles. Each tenant shall reimburse Landlord for the cost of all tiles damaged by that tenant’s deliveries.

9.           Security.

           (a)     Tenants are required to observe all security regulations issued by Landlord and to comply with instructions and/or directions of the security personnel for the protection of the Shopping Center. Access by any tenant to his premises in the Shopping Center before or after hours of operation of the Shopping Center shall be subject to clearance by the security personnel of the Shopping Center and to compliance with such procedures as may be imposed by such personnel, including presentation of identification satisfactory to such personnel.

           (b)     Landlord reserves the right to close and keep locked any and all entrances and exit doors of the Shopping Center and gates or doors closing the parking areas thereof during such hours as Landlord may deem to be advisable for the adequate protection of the Shopping Center.

10.           Roof Access.

          No tenant and no employee or invitee of any tenant shall go upon the roof of the Shopping Center without the prior approval of Landlord.

11.           Ingress and Egress.

          No person shall use any roadway, walkway or mall, except as a means of egress from or ingress to any store and automobile parking area within the Shopping Center, or adjacent public streets. Such use shall be in an orderly manner, in accordance with the directional or other signs or guides. Roadways shall not be used at a speed in excess of five (5) miles per hour an shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. No walkway shall be used for other than pedestrian travel.

12.           Parking

           (a)     No person shall use automobile parking area except for the parking of motor vehicles during the period of time such person or the occupants of such vehicle are customers or business invitees of the retail, service and restaurant establishments within the Shopping Center. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places.

           (b)     Tenant and its agents and employees, shall park their vehicles only in those areas of the parking garage designated by Landlord for use by Tenant. In no event shall Tenant block public access to the parking garage or otherwise disrupt the normal use of the parking garage without first notifying Landlord and obtaining Landlord’s consent. No vehicles may be parked overnight in the parking garage without the Landlord’s consent. Washing, waxing, cleaning, and servicing of vehicles in the parking garage, or anywhere on the Shopping Center property, are prohibited.

13.           Additional Limitations.

          Without the prior written consent of Landlord or except as specifically provided in a tenant’s lease, no person shall, in or on any part of the common area:

           (a)     Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever;

           (b)     Exhibit any sign, placard, banner, notice or other written material;

           (c)     Distribute any circular, booklet, handbill, placard or other material (except as specifically provided in its lease);

           (d)     Solicit membership in any organization, group or association or any contribution for any purpose;

           (e)     Parade, rally, patrol, picket, demonstrate or engage in any conduct that might tend to interfere with or impede the use of any of the common area by any permittee, create a disturbance, attract attention or harass, annoy, disparage or be detrimental to the interest of any of the retail, service or restaurant establishments within the Center;

           (f)     Use any common area for any purpose when none of the establishments within the Center is open for business or employment;

           (g)     Throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind;

           (h)     Use any sound-making device of any kind or create or produce in any manner noise or sound that is annoying, unpleasant, or distasteful to occupants or permittees of the Center;

           (i)     Deface, damage or demolish any sign, light standard or fixture, landscaping material or other improvement within the Center, or the property of customers, business invitees or employees situated within the Center.

          Except as provided in a Tenant’s lease to the contrary, Landlord’s prior written approval with respect to any of the foregoing activities may be given or withheld in Landlord’s sole discretion.

14.           Miscellaneous.

           (a)     The requirements of any tenant will be attended to only upon written application to Landlord at the management offices of the Shopping Center, and employees of Landlord shall not perform any work or do anything outside of their regular duties except upon instructions from Landlord.

           (b)     Landlord may waive any one or more of these rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such rules in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such rules against any or all of the tenants of the Shopping Center. No waiver of any rule or regulation by Landlord shall be effective unless in writing and signed by Landlord.

           (c)     Landlord reserves the right, at any time, to change or rescind any one or more of these rules and regulations or to make such other and further reasonable rules and regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Shopping Center, for the preservation of good order therein and for the convenience of tenants of and visitors in the Shopping Center. Any such amendments, deletions or additions to these rules and regulations shall be effective immediately upon delivery of written notice thereof to tenants.

           (d)     Each tenant shall abide by any additional rules or regulations which are ordered or requested by any governmental or military authority. Each tenant shall be responsible for the observance of these rules and any such rules by its employees, agents, clients, customers, invitees and guests.

           (e)     Landlord shall not be responsible to any tenant or to any other person for the nonobservance or violation of these rules and regulations by any other tenant or other person.

           (f)     A copy of these rules and regulations shall be attached to and form a part of each tenant lease at the Shopping Center. Each tenant who executes a lease of space at the Shopping Center shall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition to its occupancy of space at the Shopping Center. In the event of any conflict between these rules and regulations, or any amendments or additions thereto, and the provision of any tenant’s lease, such lease provisions shall control.

EXHIBIT G

GUARANTY

GUARANTY

          IN CONSIDERATION OF and as a material inducement to 8000 SUNSET, LTD. (“Landlord”), a California limited partnership, executing the within lease dated December 1, 1996, (“Lease”), with SCOTT MEDNICK & ASSOCIATES, INC., a California corporation, doing business as THINK NEW IDEAS, INC., (“Tenant”), for store premises in the 8000 Sunset Boulevard Shopping Center (“Shopping Center”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, THINK NEW IDEAS, INC., a Delaware corporation (the “Guarantor”), does hereby on behalf of itself and its successors and assigns, unconditionally covenant and agree with Landlord, its successors and assigns, that if default (as that term is defined in the Lease) shall at any time under the Lease be made by Tenant, its successors and assigns, in the payment of any installment of Rent (as that term is defined in the Lease), or in the performance of any of the terms, covenant and conditions of the Lease, and if the default shall not have been cured within the time specified in the Lease for curing the same, then Guarantor shall pay on demand in cash the installment of Rent and/or cure such other default, together with such reasonable costs and expenses (including, without limitation, attorney’s fees) incurred by Landlord as a result of or arising out of such default and all other amounts for which Tenant or its successors and assigns are obligated to Landlord pursuant to the terms of the Lease. This Guaranty shall include any liability of Tenant which shall accrue under the Lease for any period preceding termination of the Lease, as well as any period following the Lease Term.

          THIS GUARANTY is an absolute and unconditional guaranty of payment and performance. The Guarantor unconditionally waives:

           (a)     Any presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and all notices of the existence, creation or incurring of new or additional obligations by Tenant, except as otherwise provided in Article XIX of the Lease;

           (b)     Any right to require Landlord to proceed against Tenant or against the Guarantor;

           (c)     Any defense arising by reason of any invalidity or unenforceability of the Lease or any other instrument evidencing the Lease, by reason of any disability, incapacity or bankruptcy of Tenant;

           (d)     Any duty of Landlord to advise the Guarantor of any information known to Landlord regarding the financial condition of Tenant. It is agreed that, absent a request for particular information by the Guarantor, the Guarantor assumes the responsibility for being and keeping informed with regard to such condition or any such circumstances;

           (e)     Until such time as Tenant has fully performed all of its obligations under the Lease, any right to enforce any remedies that Landlord now has or may later have against Tenant;

           (f)     Any right to participate in any security now or hereafter held by Landlord;

           (g)     Any and all benefits of California Civil Code Sections 2810, 2819 and 2845, except as otherwise provided herein; and

           (h)     Any right of subrogation against Tenant;

           (i)     All rights it might otherwise have to require Landlord, as a condition to requiring Guarantor to perform hereunder, to first: (i) institute suit, obtain a judgment, or exhaust any remedies against Tenant, or any others liable on such obligations; (ii) enforce any rights against any security which shall ever have been given to secure such obligations; (iii) make any other efforts at collections; or (iv) require Landlord to join Tenant as a party in suit on this Guaranty;

           (j)     Any defense based upon Landlord’s election of any remedy against the Guarantor, or Tenant or any combination of such parties;

           (k)     Any change in the composition, status or form of organization, or the death, insolvency, bankruptcy, disability or lack of authority, of any person or entity at any time liable for the payment or performance of all or any part of the obligations secured by the Guaranty;

           (l)     Any neglect, delay, omission, failure or refusal of Landlord to foreclose on my collateral for Tenant’s Lease obligations or to sue or take any other action to enforce the collection or performance of all or any part of the obligations secured by the Guaranty.

          THIS GUARANTY and the obligations and liabilities of the undersigned shall remain in fun force and effect without regard to, and shall not be affected or impaired by the following, nor shall any of the following give the Guarantor any recourse or right of action against Landlord;

           (a)     Any exercise or non-exercise by Landlord of any right or privilege under this Guaranty or the Lease;

           (b)     Any assignment or other transfer, in whole or in part, of this Guaranty or the Lease; or

           (c)     Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor or Tenant, or any action taken with respect to this Guaranty by any trustee or receiver or by any court, whether or not the Guarantor shall have had notice or knowledge of any of the foregoing.

          THIS GUARANTY shall continue to be effective or shall be reinstated as the use may be, if at any time any payment to Landlord, or any part thereof is rescinded or must otherwise be restored by Landlord pursuant in any insolvency, bankruptcy, reorganization or receivership. In the event Landlord must rescind or restore any payment received by Landlord in satisfaction of the Guarantor’s obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to the Guarantor by Landlord shall be without effect, and this Guaranty shall remain in full force and subject to the provisions of this Guaranty, the obligations of the Guarantor hereunder are independent of the obligations of Tenant or any other person and Landlord may enforce any or its rights hereunder independently of any other right or remedy that Landlord may at any time hold with respect to the obligation secured by this Guaranty.

          LANDLORD’S ACCEPTANCE of a note or additional collateral of Tenant or of Guarantor shall not be the full cash payment or the active and primary performance required herein. This Guaranty is given in addition to all other guaranties which may pertain to Tenant’s indebtedness, and is not subordinate to any other guaranties. Subject to the provisions of this Guaranty, Landlord’s rights under all guaranties, including this Guaranty, shall be cumulative and independently enforceable. It shall not be a condition to the enforcement of this Guaranty that any other guaranties be resorted to by Landlord.

          THE GUARANTOR AGREES that it will at any time and from time to time, within ten (10) business days following written request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and making such additional statements with respect to this Guaranty and Guarantor’s obligations hereunder as Landlord shall reasonably request. The Guarantor agrees that such certificate may be relied on by anyone holding or proposing to acquire any interest in the Shopping Center from or through Landlord or by any mortgagee or lessor or prospective mortgagee or lessor of the Shopping Center or of any interest therein.

          THE GUARANTOR REPRESENTS and warrants that:

           (a)     It is not insolvent, and that there are no limitations or prohibitions to the enforcement of this Guaranty;

           (b)     It is immediately benefited by execution and delivery of the Lease by Landlord;

           (c)     All financial information furnished to Landlord is complete and accurate in all material respects and accurately represents the financial condition of the Guarantor as of the date of such financial information, and, as of the date hereof, them has been no material adverse change in the financial condition of the Guarantor as represented by such financial information.

          AS A FURTHER inducement to Landlord to make and enter into the Lease and in consideration thereof, Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, (i) Landlord and Guarantor shall and do hereby waive trial by jury, (ii) Landlord and Guarantor agree that such action or proceeding shall have as its venue Los Angeles County, California or the United States District Court having jurisdiction over Los Angeles County, California, and (iii) Landlord and Guarantors each agree to submit to the jurisdiction of any court described in subsection (ii). Without regard to principles of conflicts of laws, the validity, interpretation, performance and enforcement of this Guaranty shall be governed by and construed in accordance with the laws of the State of California.

          IF ANY PORTION or application of this Guaranty is invalid, unenforceable or illegal for any reason, the parties agree that such invalid, unenforceable or illegal portion or application shall not be deemed to affect the remainder of this Guaranty.

          GUARANTOR’S OBLIGATIONS and liabilities under this Guaranty are absolute, independent of and regardless of any defenses, counterclaims, set-offs, cross-claims or other claims which Guarantor may now have or at any time hereafter have against Tenant.

          IN ANY bankruptcy or other proceeding by or against Tenant in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and shall assign to Landlord all rights of Guarantor thereunder. If Guarantor does not file any such claim, Landlord, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Landlord’s discretion, to assign the claims to a nominee and to cause proof of claim to be filed in the name of Landlord’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Landlord or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose; and Guarantor hereby assigns to Landlord all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

          THE PROVISIONS of the Lease may be changed, amended or modified by agreement between Landlord, or its successors, assigns and transferees, and Tenant, or its successors, assigns and transferees, at any time in writing; provided, however, that any such amendment which (a) extends the Lease Term, (b) modifies the Rent or any item thereof including any Additional Rent, payable under the Lease, (c) increases or decreases the Floor Area of the Premises, (d) assigns, subleases or transfers Tenant’s interest under the Lease, or (e) materially increases the financial burden of Guarantor or Tenant under the Lease (a “Consent Amendment”) shall not be effective without the prior written consent of Guarantor, which consent shall not be unreasonably withheld or delayed: provided, further, however, that (i) in no use shall Landlord be required to obtain any such consent from Guarantor (and Guarantor hereby waives any and all claims, defenses and rights with respect thereto) if Guarantor then no longer beneficially owns directly or indirectly more than 25% of the ownership interest in Tenant, and (ii) any failure of Landlord to obtain Guarantor’s consent to a Consent Amendment otherwise required hereunder shall only result in the unenforceability of this Guaranty to the extent of any increase in the obligations of the Guarantor hereunder and shall not affect in any way the liability and obligations of the Guarantor hereunder in effect prior to such Consent Amendment.

          ANY NOTICE, request, demand, instruction, or other communication to be given to any party hereunder shall be in writing and shall be either: (i) personally delivered to the parties named below by a commercial messenger service regularly retaining receipts for such delivery, (ii) sent by registered or certified mail, return receipt requested, or (iii) delivered by reputable courier services such as Federal Express, Express Mail, Airborne, or Emery Air; shall be effective upon delivery thereof to such messenger service, postal service, or carrier, and shall be addressed to the parties as follows:

To Guarantor: _________ _________ _________ _________ To Landlord: _________ _________ _________ _________	Think New Ideas, Inc. _________________ _________________ _________________ Attn: _____________ Jones Lang Wootton 333 South Grand Avenue Suite 2450 Los Angeles, CA 90071 Attn: Tom Miller

The addresses and addressees for the purpose of this paragraph may be changed by giving written notice of such change in the manner herein provided for giving notice. However, unless and until such written notice of change is actually received, the last address and addressee as stated by written notice, or provided herein if no written notice of change has been received, shall be deemed to continue in effect for all purposes hereunder.

          IN THE EVENT of any legal action or proceeding brought by either party arising out of the Lease or this Guaranty, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and costs incurred in such action. Such amount shall be included in any judgment rendered in any action or proceeding.

          TIME IS of the essence in this Guaranty.

          IN WITNESS WHEREOF, this Guaranty has been executed on the ___ day of _____________ 1996.

"Guarantor" THINK NEW IDEAS, INC., a Delaware corporation, By: __________________________ Name: ________________________ Title: _________________________

EXHIBIT H

SUBORDINATION AND NON DISTURBANCE AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

The Long Term Credit Bank of Japan, Ltd.
Los Angeles Agency
350 South Grand Avenue
Suite 3000
Los Angeles, California 90071
Attention: Irene Cheung

APN 5554-5-69

SUBORDINATION OF LEASE AGREEMENT
WITH NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

          THIS SUBORDINATION OF LEASE AGREEMENT WITH NONDISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is entered into as of _______________ 19__, by 8000 SUNSET, LTD., a California limited partnership ("Landlord"), and SCOTT MEDNICK & ASSOCIATES, INC., a California corporation, doing business as THINK NEW IDEAS, INC. ("Tenant"), and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., Los Angeles Agency ("Lender"), with reference to the following facts:

          A.      Pursuant to a lease dated December 1, 1996, (the "Lease") between Landlord and Tenant, Tenant is a tenant of 13,762 square feet commonly known as Suite B310, 8000 Sunset Boulevard, Los Angeles, California ("Leased Premises") of a certain building constructed (the "Building") on that certain real property located in the City of Los Angeles, County of Los Angeles, State of California, more particularly described in Exhibit A attached hereto (the "Land") (the Land and Building being collectively referred to herein sometimes as the "Property").

          B.      Landlord and Lender have entered into a Construction Loan Agreement (the "Original Loan Agreement") dated as of January 30, 1990, pursuant to which Landlord has executed a promissory note dated as of January 30, 1990, in favor of Lender (the "Note") evidencing Landlord’s indebtedness to Lender in connection with a loan of up to $40,400,000.00 made by Lender to Landlord (the "Loan") to, in part, partially refinance the acquisition cost of the Land and to finance construction costs related to the Building. Landlord has executed a Deed of Trust and Security Agreement and Fixture Filing and Assignment of Leases and Rents dated as of January 30, 1990, and recorded in the Official Records of Los Angeles County, California on February 1, 1990, as Instrument No. 90179908 (the "Deed of Trust"), covering the Property.

          C.      The Original Loan Agreement, Note, Deed of Trust and other Loan Documents were modified pursuant to the terms of that certain Modification Agreement (the "First Modification") dated as of June 28, 1991, a short form of which was recorded July 5, 1991, as Instrument No. 91-1025039, in the Official Records of Los Angeles County, California, and by the Amended and Restated Term Loan Agreement dated as of May 31, 1994 (the "Loan Agreement") and the Modification Agreement (Second Short Form) dated as of May 31, 1994 and recorded May 31, 1994 in the Official Records of Los Angeles County, California as Instrument No. 94-1045955 (collectively, the “Second Modification”), and other loan documents referred to in the First Modification and the Second Modification. The Deed of Trust secures the First Modification, the Second Modification and the Note and all other agreements presently secured by the Deed of Trust, as modified by the, Second Modification. All references to the “Deed of Trust” mean the Deed of Trust as modified by the First Modification and the Second Modification.

          D.      As a condition precedent to obtaining the Loan and the Second Modification and Lender’s approving the Lease, as provided in the Loan Agreement, Lender has required that Landlord and Tenant unconditionally subordinate the Lease to the lien of the Deed of Trust.

          E.      It is to the mutual benefit of Landlord and Tenant that Lender make and modify the Loan to Landlord, and Landlord and Tenant are willing to subordinate the Lease to the lien of the Deed of Trust.

          NOW THEREFORE, in consideration of the foregoing facts and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                1.      Assignment. Tenant hereby acknowledges and agrees that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the obligations secured by the Deed of Trust. Any notice of default or termination under the Lease sent by Tenant to Landlord shall be sent by Tenant to Lender at the same time such notice is sent to Landlord. In the event Lender notifies Tenant of the occurrence of an Event of Default under the Deed of Trust and demands that Tenant pay its sums due under the Lease directly to Leader, Tenant shall honor such demand and pay such sums due under the Lease directly to Lender or as otherwise directed pursuant to such notice. In complying with these provisions, Tenant shall be entitled to rely solely upon the notices given by Lender, and Landlord agrees to indemnify and hold Tenant harmless from and against any and all loss, claim, damage or liability arising out of Tenant’s compliance with such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Lender in accordance with the provisions of this paragraph to the same extent as if such rents were paid directly to Landlord. Any dispute between Lender and Landlord as to the extent, nature, existence or continuance of an Event of Default, or with respect to foreclosure of the Deed of Trust by Lender, shall be dealt with and adjusted solely between Lender and Landlord, and Tenant shall not be made a party thereto (unless required by law).

                2.      Priority of Deed of Trust. The Deed of Trust in favor of Lender, and any renewals and extensions thereof, shall unconditionally be and remain at all times a lien on the Property, prior and superior to the Lease (including specifically, without limitation, any option to purchase or rights of first refusal affecting the Property, or any portion thereof, contained therein) and the leasehold estate created thereby.

                3.      Entire Agreement Regarding Subordination. This Agreement shall be the whole and only agreement with regard to the subordination of the Lease and the leasehold estate created thereby to the lien of the Deed of Trust in favor of Lender, and shall supersede and cancel, but only in so far as would affect the priority between (a) the Lease and (b) the Deed of Trust, any prior agreements as to such subordination, including, but not limited to, those provisions, if any, contained in the Lease which may provide for such subordination.

                4.      Consent and Subordination. Landlord and Tenant declare, agree and acknowledge that:

                     a.      Landlord and Tenant consents to all provisions of the Loan Agreement, Note and Deed of Trust, or Tenant has waived its opportunity to review such documents and nevertheless consents to them;

                     b.      In making disbursements under any of the Loan Documents, Lender is and has been under no obligation or duty to, nor has Lender represented that it will or did, see to the application of such proceeds by the person or persons to whom Lender disbursed such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement shall not defeat the subordination herein; and

                     c.      Landlord and Tenant intentionally and unconditionally waive, relinquish, subject and subordinate the Lease and the leasehold estate created thereby in favor of the lien of the Deed of Trust, and acknowledge that, in reliance upon and in consideration of this waiver, relinquishment, subjection and subordination, the modifications in the Loan Agreement were made and the terms of the Lease were consented to by Lender, which agreements and consent would not be made but for this waiver, relinquishment, subjection and subordination.

                5.      Attornment. If the interests of Landlord in the Property and under the Lease shall be acquired by Lender by reason of foreclosure of the Deed of Trust or any other act or proceeding(s) made or brought to enforce the rights of the Lender, including, but not limited to, by deed in lieu of foreclosure, then the Lease and all terms therein, and the rights of Tenant thereunder, shall continue in full force and effect and shall not be altered, terminated, or disturbed, except in accordance with the terms of the Lease and this Agreement, and Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term and any renewals thereof with the same force and effect as if the Lender were the Landlord under the Lease. In the event Lender acquires the interest of Landlord, Tenant hereby agrees to attorn to Lender as its Landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto, immediately upon Lender succeeding to the interests of Landlord under the Lease. Upon receipt by Tenant of notice from Lender that Lender has succeeded to the interests of Landlord under the Lease, Tenant will make all payments of monetary obligations due by Tenant under the Lease, after receipt of such notice, to Lender at the address provided by Lender.

                6.      Nondisturbance. If Lender shall succeed to the interests of Landlord under the Lease, Lender shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Lender’s succession to the interests of Landlord under the Lease, have the same remedies against Lender for the breach of any provision contained in the Lease that Tenant might have had under the Lease against Landlord if Lender had not succeeded to the interests of Landlord under the Lease; provided further, however, that Lender shall not be:

                     a.      liable for any acts or omissions of any prior landlord (including, but not limited to, Landlord); or

                     b.      subject to any offsets or defenses not specifically provided for in the Lease which Tenant might have arising out of acts or omissions of any prior landlord (including, but not limited to, Landlord); or

                     c.      liable for any consequential damages attributable to any acts or omissions of any prior landlord (including, but not limited to, Landlord); or

                     d.      obligated to give Tenant a credit for or acknowledge any rent or any other sums which Tenant has paid to Landlord which is in excess of the rent due under the Lease at the time Lender gave Tenant notice of it succeeding to the Landlord’s interests and not delivered to Lender; or

                     e.      liable for the repayment of any monies paid by Tenant under the Lease, including without limitation, security deposits, unless Lender actually received possession of such monies; or

                     f.      obligated to commence or complete any construction or contribute toward construction or installation of any improvements required under the Lease, or expand or rehabilitate existing improvements thereon, or restore improvements following any casualty not required to be insured under the Lease or pay the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease or any condemnation award; or

                     g.      liable for any damages or other relief attributable to any latent or patent defects in construction; or

                     h.      liable for any costs or expenses related to any indemnification or representation provided by any prior landlord (including, but not limited to, Landlord) with respect to the Property or the Leased Premises, including, without limitation, (i) the presence or clean-up of any hazardous substances or materials in, on, under or about the leased premises or (ii) the ability of Tenant to use the Property for any purpose; or

                     i.      obligated to enforce any restriction on competition beyond the Lease Premises or pay any expenses or damages in connection with or arising from such restriction.

           Additionally, in such event, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease, and Lender shall, from and after Lender’s succession to the interests of Landlord under the Lease, have the same remedies against Tenant for the breach of any provision contained in the Lease that Landlord might have had under the Lease against Tenant if Lender had not acquired the interests of Landlord under the Lease. Notwithstanding the foregoing, Tenant acknowledges that Lender’s rights to any insurance awards or condemnation proceeds pursuant to the Deed of Trust shall govern over any conflicting provisions of the Lease.

                7.      Liability. Anything herein or in the Lease to the contrary notwithstanding, in the event that Lender shall have no obligation, nor incur any liability beyond the then-existing interests, if any, of Lender in the Leased Premises, and Tenant shall look exclusively to such interest of Lender in the Leased Premises for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease, and Lender is hereby released and relieved of any other liability hereunder and under the Lease. As regards Lender, Tenant shall look solely to the estate or interest owned by Lender in the Leased Premises and Tenant will not collect or attempt to collect any judgment out of any other assets of Lender. By executing this Agreement, Landlord specifically acknowledges and agrees that nothing contained in this Section 7 shall impair, limit, affect, lessen, abrogate or otherwise modify the obligations of Landlord to Tenant under the Lease.

                8.      Modification or Termination. Tenant agrees that, without the prior written consent of Lender, Tenant will not cancel, terminate or surrender, except at the normal expiration of the term of the Lease, the Lease or enter into any material agreement, material amendment or material modification of the Lease.

                9.      Further Assurances. So long as the Deed of Trust shall remain a lien upon the Property or any part thereof, Tenant, its successors or assigns or any other holder of the leasehold estate created by the Lease shall execute, acknowledge and deliver, upon Lender’s demand, at any time or times, any and all further subordinations, agreements or other instruments in recordable form reasonably sufficient for that purpose or that Lender, its successors or assigns may hereafter reasonably require for carrying out the purpose and intent of the foregoing covenants.

                10.      Notices. All notices of any kind which any party hereto may be required or may desire to serve on the other shall be deemed served upon personal delivery, or, if mailed, upon the first to occur of receipt or the expiration of 72 hours after deposit in United States Postal Service, certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to Lender: If to Tenant:	The Long-Term Credit Bank of Japan, Ltd.
Los Angeles Agency
350 South Grand Avenue, Suite 3000
Los Angeles, CA 90071
Attention: Mr. M. Yoshioka

Think New Ideas, Inc.
8000 Sunset Boulevard, Suite B310
Los Angeles, California 90046
Attention: Scott Mednick

                11.      Application. In making disbursements pursuant to the Loan Agreement, Lender is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in the Loan Agreement shall not defeat the subordination herein made, in whole or in part.

                12.      Modification and Release. Lender may, without affecting the subordination of the Lease: (a) release or compromise any obligation of any nature with respect to the Loan Documents; (b) release its security interest in, or surrender, release or permit any substitution or exchange of all or any part of any properties securing repayment of the Note; (c) retain or obtain a security interest in any property to secure payment of the Note; or (d) modify, amend, defer, extend, consolidate or supplement any of the original or subsequent Loan Documents.

                13.      No Notice. Except where required by law or this Agreement, Lender shall not be obligated to give Tenant notices of any kind, including, but not limited to, those in connection with the following circumstances: (a) for any default, whether of money or of any other term or condition in the Loan Documents; (b) for any modification, amendment, deferral, extension, consolidation or supplement to the original or any subsequent Loan Documents; or (c) for any cancellation, extension, modification, renewal or amendment or any lease or ground lease covering the Property or any portion thereof.

                14.      Headings. The captions and headings of various sections of this Agreement are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

                15.      Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement may not be modified or amended except in writing signed by all parties hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

                16.      Optional Advances. All non-obligatory additional advances made in connection with any construction of improvements on the Property and secured by the Deed of Trust and any deed of trust used in connection with any refinancing of the Loan, shall unconditionally be and remain at all times a lien on the Property, prior and superior to the Lease and the leasehold estate created thereby. Tenant will, at the request of Lender, execute and deliver, in recordable form, such subordinations, agreements, or other documents as Lender may deem necessary or desirable to make effective the subordinations set forth in this paragraph.

                17.      Binding Effect. This Agreement inures to the benefit of and binds Landlord, Tenant and Lender and their respective successors and assigns.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH MAY ALLOW THE PARTIES AGAINST WHOM YOU CLAIM AN EQUITABLE INTEREST IN REAL, PROPERTY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:	8000 Sunset, Ltd.,
a California limited partnership

By:     8000 Sunset Investment Corporation,
           a California corporation
           Title: General Partner

           By: _______________________________

Title: ______________________________

TENANT:	SCOTT MEDNICK & ASSOCIATES, INC., a California corporation, doing business as THINK NEW IDEAS, INC. By: ________________________ Title: _______________________

LENDER:	The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency By: ___________________________ Title: __________________________

EXHIBIT I

ESTOPPEL CERTIFTCATE

ESTOPPEL CERTIFICATE

          SCOTT MEDNICK & ASSOCIATES, INC., a California corporation, doing business as THINK NEW IDEAS, INC. ("Tenant"), hereby certifies that it has entered into a lease with 8000 Sunset, Ltd., a California limited partnership ("Landlord") and verifies the following information:

Address of Leased Premises:

Number of Square Feet in Premises:

Commencement Date of Lease:

Termination Date of Lease:

Tenant's Proportionate Share of Common Area expenses:

Current Rent:

Billing Address for Tenant:

Telephone Number:

Federal Tax I.D. Number:	Suite B310
8000 Sunset Blvd.
Los Angeles, CA 90046-2402

13,762 square feet

_________________________________

_________________________________

______________%

_________________________________

________________________________
________________________________
________________________________

________________________________

________________________________

          Tenant certifies that the Lease is in full force and effect and has not been assigned, modified, or supplemented in any way. The Lease represents the entire agreement between the parties as to the demised premises. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied. No rental has been paid in advance and no security deposit has been deposited with Landlord except as provided in the Lease.

          As of the date of this certificate, there are no existing defenses or offsets which the Tenant has that preclude enforcement of the Lease by Landlord. Rent and Tenant’s Proportionate Share of Operating Expenses have been paid through ___________________________

          The Tenant acknowledges that this certificate may be delivered to Landlord’s lender and acknowledges that it recognizes that if the certificate is delivered to the lender, the lender will be relying upon the statements contained herein in making, modifying or extending the loan and in accepting an assignment of the Lease as collateral security, and that receipt by the lender of this certificate is a condition of the making of the loan.

Date: ____________________	SCOTT MEDNICK & ASSOCIATES, INC., a California corporation doing business as THINK NEW IDEAS, INC., By: __________________________ Its: __________________________

EXHIBIT J

PROPOSITION 13 PROTECTION

PROPOSITION 13 PROTECTION

          1.      Tenant’s Payment of Certain Expenses. Notwithstanding anything to the contrary contained in this Lease, in the event, that, at any time after the date of the execution of this Lease, any sale, improvement, refinancing, or change in ownership of Shopping Center or any portion thereof is consummated, and as a result thereof, and to the extent that in connection therewith, the Shopping Center or any portion thereof is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms of this Exhibit J shall apply to each such Reassessment of the Shopping Center or any portion thereof.

          2.      The Tax Increases. For purposes of this Exhibit J, the term "Tax Increase" shall mean that portion of the Property Taxes applicable to the Shopping Center, as calculated immediately following the Reassessment, which exceeds the initial assessment of the Shopping Center or any portion thereof and is not attributable to any reassessment occurring prior to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Property Taxes applicable to the Shopping Center, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Shopping Center or any portion thereof, or any tenant improvement located in the Shopping Center or any portion thereof, (ii) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iii) is attributable to the annual inflationary increase to real estate taxes.

          3.      Landlord’s Right to Purchase the Proposition 13 Protection Amount Attributable to a Particular Reassessment. The amount of real property taxes which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term (excluding any Option Period) in connection with a particular Reassessment pursuant to the terms of Article 17.1 of the Lease, shall be referred to hereafter as a “Proposition 13 Protection Amount.” If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the term of this Section 3 shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "Applicable Reassessment"), at any time during the Lease term, by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as that term is defined below, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefitted Tenant at the end of each Lease Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefitted Tenant, which rates shall be those in effect as of Landlord’s exercise of right to purchase, as set forth in this Section 3, plus (B) two percent (2%) per annum. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Rent next due shall be increased by the amount of the overestimation.

          4.      Tenant’s Obligation to Pay Tax Increase After Purchase. Upon purchase by Landlord of the Proposition 13 Protection Amount, the exemption provided by Article 17.1 of the Lease shall be come inapplicable to any Tax Increase with respect to which the Landlord or its successor purchased the Proposition 13 Protection Amount and Tenant shall be obligated to pay its pro rata share of such Tax Increase as otherwise provided under the terms of this Lease.

EXHIBIT K

OPTION SPACE